As filed with the Securities and Exchange Commission on September 27, 2011	Registration Statement No. 333-_____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	3589	87-0428526
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

914 Westwood Blvd., Box 801
Los Angeles, California 90024
(704) 971-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Currier
Chief Executive Officer
Sionix Corporation
914 Westwood Blvd., Box 801
Los Angeles, California 90024
(704) 971-8400
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Kevin Friedmann, Esq.
RICHARDSON & PATEL LLP
750 Third Avenue, 9th Floor
New York, New York 10017
Tel: (212) 561-5559
Fax: (917) 591-6898

Jonathan R. Zimmerman
Matthew R. Kuhn
FAEGRE & BENSON LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
Tel: (612) 766-7000
Fax: (612) 766-1600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, $0.001 par value per share	$12,000,000	$1393.20
__________
(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 27, 2011
______________________________________________

PROSPECTUS

                                                  Shares of Common Stock
______________________________________________

We are offering up to [      ] shares of our common stock at a public offering price of $[      ] per share. Our common stock is quoted on the OTC Bulletin Board under the symbol “SINX.”  On September 22, 2011, the last reported market price of our common stock was $0.08 per share.

We intend to list our common stock on the NASDAQ Capital Market under the symbol “BUBL” which listing we expect to occur immediately following the consummation of this offering.  No assurance can be given that our application will be approved.  If the application is not approved, our common stock will continue to be traded on the OTC Bulletin Board.

We are offering these shares on a best efforts basis. We have retained Northland Securities, Inc. as placement agent in this offering, and we will pay fees to the placement agent in connection with this offering equal to 7.0% of the proceeds of the offering. For a purchase price of $50, we have agreed to issue the placement agent warrants to purchase a number of shares of our common stock equal to 5.0% of the number of shares sold in this offering with an exercise price equal to 115% of the per share price of shares to be sold in this offering.  We have also agreed to reimburse the placement agent for certain expenses incurred by it in connection with the offering and to indemnify the placement agent for certain losses it might incur in connection with this offering.  In addition, we have granted Northland Securities, Inc. a right of first refusal for 12 months following the final closing of this offering to act as our lead or book running manager in any of our public or private debt or equity offerings during that time, subject to certain exceptions. The placement agent is not required to purchase or sell any of the shares offered by this offering, but will use its reasonable efforts to sell the shares offered. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fee and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the maximum offering amounts set forth below.  See “Plan of Distribution” beginning on page 47 of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price per share
Placement agent’s fees (1)
Proceeds to Sionix Corporation (before expenses) (1)
__________
(1)	Assumes all of the shares offered hereby are sold. See the section titled “Plan of Distribution” for a full description of the compensation to be paid to the placement agent.

We estimate the total expenses of this offering, excluding the placement agent’s fee, will be approximately $                .

Delivery of the shares to purchasers will be made on or about [      ], 2011.

The date of this prospectus is [      ], 2011.

Northland Capital Markets

You should rely only on the information contained in this prospectus. We have not, and the placement agent has not, authorized any other person to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of our common stock.

We obtained industry and market data used throughout this prospectus through our research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources.

Prospectus Summary

About This Prospectus

This summary contains basic information about us and this offering.  The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”  References to “we,” “our,” “us,” the “Company,” or “Sionix” refer to Sionix Corporation, a Nevada corporation.

About Our Business

Business Overview

Sionix designs, develops, markets and sells cost-effective water management and treatment solutions intended for use in the oil and gas, agriculture, disaster relief, and municipal (both potable and wastewater) markets. The Company’s Mobile Water Treatment System (“MWTS”) contains a Dissolved Air Floatation (“DAF”) system with patented technology that management estimates removes more than 99.95 percent of the organic, and most inorganic, particles in water.  Historically, DAF systems created bubbles that were 50+ microns in size, which were unable to remove all contaminants due to their size.  The Sionix MWTS utilizes and refines DAF technology to provide a pre-treatment process using ambient oxygen and minimal chemical flocculent aids that is efficient and cost-effective.  The patented Sionix technology makes micro-bubbles which allow a much greater percentage of contaminants to be captured, floated to the surface and skimmed off, without harmful chemicals.  The Company’s MWTS is mobile and modular such that it can be transported easily to address a wide range of water treatment markets and can meet customers’ needs for new systems or to replace or integrate with existing filtration technologies.

Industry Overview

The water recycling and reuse industry is highly fragmented, consisting of many companies involved in various operational capacities, including companies that design fully integrated systems for processing millions of gallons of water for municipal, industrial, and commercial applications.  Demand for water treatment and purification has continued to grow due to economic expansion, population growth, scarcity of usable water, concerns about water quality and regulatory requirements.

The world is facing a global supply crisis.  Water is a natural resource that has a limited supply and no true substitute, and yet less than 1% of the earth’s water is available for human consumption.  Demand for this resource is compounded by a growing world population, Third World urbanization, and increasing water usage in industries such as oil and gas, agriculture and food processing.  It has been reported in a recent television broadcast by CNBC in “Liquid Assets: The Big Business of Water,” that within 15 years, 48 countries will be without sufficient water to meet basic requirements.  The lack of water resources is directly linked to inadequate water management strategies on the part of governments, businesses, consumers and private individuals.  We expect the global supply crisis will continue to drive both domestic and international demand for water treatment and recycling.

Our Solution – Sionix MWTS

The Sionix MWTS is a self-contained, mobile, customizable water treatment system or pre-treatment process that uses ordinary air, with minimal chemical flocculent aids.  We believe that the MWTS is a cost-effective solution for a wide range of applications, including even the smallest water utilities or commercial applications.  Our mobile treatment system technology enables water recycling and purification for oil and gas, agriculture, disaster relief, municipalities and other applications.

The Sionix MWTS employs our patented DAF technology and improves the efficiency of the standard DAF process by removing what management estimates as more than 99.95 percent of the organic, and most inorganic, particles in water.  Historically, DAF systems created bubbles that were 50+ microns in size, which were unable to remove all contaminants due to their size. The patented Sionix technology makes micro-bubbles which allow a much greater percentage of contaminants to be captured, floated to the surface and skimmed off, without harmful chemicals.  The primary benefits of the Sionix MWTS include:

•	Decreased Costs. The Sionix MWTS reduces costs associated with chemical treatments, energy usage, and day-to-day operations.

•	Customizable Solution. Each MWTS is completely modular and can either be used to replace, or integrate with, existing filtration and treatment technology.

•
Small, Mobile Footprint.  Our MWTS units occupy a much smaller footprint ranging from 3,000 to 5,000 sq. ft. depending on the type of unit, are modular, self-contained and portable.  The entire MWTS is built into one or more forty-foot ISO standard transportable containers

•
Rapid Deployment.  The Sionix product offers rapid deployment, with a 24-72 hour install, fully commissioned in three to six weeks.  Should catastrophic damage be incurred, a replacement unit may be installed within a few days rather than many months or years as with in-ground systems.

•	Regulatory Compliance. Our MWTS, by virtue of minimizing dangerous pathogens, also minimizes the necessity of using potentially cancer-causing disinfection products.

Growth Strategy

Our objective is to be a leading provider of patented water treatment technologies that can be used by our customers for water management and treatment solutions in multiple end markets.  Our solutions are designed to make it more cost-effective for our customers to quickly deploy water treatment technologies.  The principal elements of our strategy are to:

•	Focus our sales efforts into the oil and gas markets where our technology and solutions can offer an immediate return on investment for our customers.

✓	Construction of Williston Basin Brine Recycling Plant (“BRP”)

✓	Marcellus Shale Pilot Program

•	Expand domestic and international sales force with individuals who possess industry and application specific experience and relationships.

•	Build relationships with Engineering, Procurement and Construction (“EPC”) and other water treatment consulting companies that can serve as an indirect sales channel.

•	Grow revenue through flexible business model.

•	Expand domestic and international partnerships with companies that have extensive experience and relationships in the water treatment market.

•	Continue to invest in research and development activities and patent portfolio.

Addressable Markets

In the United States, we plan to target the established base of small to medium water systems, as well as industrial users (such as the oil and gas industry, agriculture and food producers, and pharmaceuticals) and disaster relief agencies with a need for a clean and consistent water supply.  Our initial focus in domestic markets will be on oil and gas, as well as the agricultural industry.

Outside the United States, we plan to market principally to local water systems and international relief organizations.  The global market for water recycling, reuse and treatment includes a broad array of commercial, industrial, agricultural, municipal and disaster relief applications.  According to industry data, it is estimated that 1.1 billion people in the world do not have safe drinking water.  There is significant market potential in Asian, Africa, and Latin American countries, where there is a severe lack of supply of water for consumption or daily use, as well as poor quality of existing drinking water.

Strategic Partners

In March, 2010 we announced our strategic alliance agreement with Pacific Advanced Civil Engineering, Inc. (PACE), an advanced water engineering firm headquartered in Fountain Valley, California.  PACE has over 35 years of experience in all phases of water remediation, large and small, including storm water management, river engineering, floodplain mapping, watershed analysis and planning, GIS water resource applications, water quality assessment, water and wastewater treatment, potable water storage and distribution, and lake systems.  Under this agreement, PACE has provided continuous engineering oversight of our MWTS and the units included in them.

We have also entered into an exclusive services agreement with PERC Water Corporation (PERC), a water recycling and water asset management company headquartered in Costa Mesa, California.  Under the agreement, PERC has the exclusive right to supply logic controls, including the software, hardware, firmware, panels and networks, including Ethernet, Wi-Fi and/or satellite based telemetry.  Johan Perslow, the founder of both PACE and PERC, joined the Board of Directors of Sionix in June 2010.

Pursuant to our arrangement with PACE, PACE is to receive a fee of 3% of the revenue earned from the sale of a MWTS for services provided on a per customer basis.  Should we require additional services from PACE, the services will be charged either on a per-hour or fixed-price basis. Our arrangement with PERC is on a per installation basis.

We anticipate that these relationships will help us to validate the efficacy of our technology.  We also believe that these relationships expose us to a potentially broader range of application opportunities and types of customers.

Risks Related to Our Business

Our business is subject to a number of risks.  You should be aware of these risks before making an investment decision.  These risks are discussed more fully in the section of this prospectus titled “Risk Factors”, which begins on page 6 of this prospectus.

Reverse Split of our Common Stock

Nevada Revised Statutes §78.207 allows our Board of Directors to change by a resolution, without obtaining the approval of our stockholders, the number of shares of our authorized common stock by increasing or decreasing the number of authorized shares and correspondingly increasing or decreasing the number of issued and outstanding shares of our common stock held by each stockholder of record at the effective date and time of the change.  We currently intend to effect a 1-for-          reverse split of our common stock as part of our application to list our securities on the NASDAQ Capital Market.  The information in the registration statement of which this prospectus is a part does not reflect the reverse split.

NASDAQ Listing Application

Immediately following the filing of the registration statement of which this prospectus is a part we will apply for listing of our common stock on the NASDAQ Capital Market.  After the reverse split of our common stock as described herein and the completion of this offering, we believe that we will satisfy the listing requirements of the NASDAQ Capital Market.  Such listing, however, is not guaranteed.  If the application is not approved, our common stock will continue to be traded on the OTC Bulletin Board.

The Offering

Securities Offered:	Up to [ ] shares of common stock, $0.001 par value per share.

Offering Price:	$[ ] per share.

Common Stock Outstanding Before the Offering:	295,550,339 shares as of August 31, 2011

Common Stock Outstanding After the Offering:	[ ] shares

Use of Proceeds
We intend to use the net proceeds of this offering for working capital, and general corporate purposes and, if we sell all of the shares we are offering, repayment of outstanding debt.  See “Use of Proceeds” beginning on page 17.

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk. Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment.  See “Risk Factors” beginning on page 6.

The total number of shares of common stock outstanding after this offering is based on 295,550,339 shares outstanding as of August 31, 2011, which excludes the following securities that were outstanding as of that date:

•
$750,000 in principal amount of 12% Convertible Promissory Notes originally issued on July 28, 2008 and amended as of July 28, 2009 to include accrued interest as of that date for a new principal amount of $865,938, which have not yet been converted into shares of our common stock; based on an estimated conversion price of $0.06 per share, the principal amount of these notes and accrued interest as of August 31, 2011 would be convertible into 18,612,856 shares of our common stock.  If the price to the public in this offering is less than the conversion price of these notes, upon the closing of this offering, then the conversion price of the outstanding notes will be reduced to equal the price at which shares are sold to the public in this offering.

•
$152,500 in principal amount of our 8% Convertible Promissory Notes issued from April 28, 2010 to June 30, 2011.  $225,000 in principal amount of our 8% Convertible Promissory Notes has previously been converted into 7,669,917 shares of our common stock. The conversion price of the remaining notes that are outstanding is based on the market value at the time of conversion. Based on an estimated $0.04 per share market value, the principal amount of these notes and accrued interest as of August 31, 2011 would be convertible into approximately an additional 3.8 million shares of our common stock. The actual amount of shares issued in full satisfaction of this obligation could vary.

•
$45,000 in principal amount of 10% Convertible Promissory Notes originally issued from December 23, 2009 through January 14, 2010, which have not yet been converted into shares of our common stock. The conversion price of the remaining notes is $0.15 per share.  Based on the outstanding principal amount of these notes and accrued interest as of September 12, 2011, these note would be convertible into approximately 360,187 shares of our common stock.

•	Warrants for the purchase of up to 93,353,814 shares of common stock at a weighted average exercise price of $0.144 per share.

•	Options for the purchase of up to 38,449,516 shares of common stock at a weighted average exercise price of $0.112 per share.

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock or the conversion of convertible promissory notes.

Corporate Information

Our principal executive office is located at 914 Westwood Blvd., Box 801, Los Angeles, California 90024. Our telephone number is (704) 971-8400. Our web address is www.sionix.com.  Information included on our website is not part of this prospectus.

Summary Financial Data

The following tables summarize financial data regarding our business and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 32 of this prospectus and our financial statements and the related notes included elsewhere in this prospectus.  We have derived the selected statements of operations data for the years ended September 30, 2009 and 2010 and the selected balance sheet data as of September 30, 2010 from our audited financial statements and related notes included elsewhere in this prospectus. We also provide financial data for the first three fiscal quarters of 2011 and 2010 and as of the end of the third fiscal quarter of 2011, which are derived from our unaudited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of the results to be expected for any future period.  All monetary amounts are expressed in U.S. dollars.

			Nine Months Ended
	Fiscal Year Ended September 30,		June 30, (unaudited)
	2010	2009	2011	2010

Statements of Operations Data:

Net revenues	$1,620,000	$--	$--	$1,620,000
Costs of sales	1,093,748	--	--	1,091,500
Gross profit	526,252	--	--	528,500
Operating expenses	2,306,745	2,526,243	3,032,573	1,623,282
Loss from operations	(1,780,493)	(2,526,243)	(3,032,573)	(1,094,782)
Other income (expense)	5,072,763	7,555,241	(1,499,723)	3,792,138
Income (loss) before income taxes	3,292,270	5,028,998	(4,532,296)	2,697,356
Income taxes	(800)	(4,800)	--	(1,600)
Net income (loss)	$3,291,470	$5,024,198	$(4,532,296)	$2,695,756

Per Common Share Data:

Net income (loss) per share - Basic	$0.02	$0.04	$(0.02)	$0.02
Net income (loss) per share - Diluted	$0.02	$0.04	$(0.02)	$0.03

Weighted Average Number of Common
Shares - Basic	156,785,125	140,156,647	244,657,656	149,677,378
Weighted Average Number of Common
Shares – Diluted	187,290,446	140,156,647	244,657,656	180,710,139

	September 30, 2010	June 30, 2011
		(unaudited)
Balance Sheet Data:

Current assets	$615,494	$1,249,021
Total assets	654,093	1,282,045
Current liabilities	3,150,771	2,574,571
Total liabilities	3,150,771	2,574,571
Shareholders’ (deficit) equity	(2,496,678)	(1,292,526)
Accumulated deficit	$(25,599,067)	$(30,131,363)

RISK FACTORS

You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision.  The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

We have reported limited revenues.  We cannot assure you that we will earn enough revenues to sustain our operations.

We have been in business for more than ten years and only in our last fiscal year have we reported revenues from operations.  We were in the development stage since inception through December 2009 when we recognized revenue from the sale of our first unit.  Except for the revenue we received from the pilot system, and deposits for the commercial sale, all of our working capital has been generated by sales of securities and loans.

We have a history of operating losses, which may continue.  We cannot assure you that we will ever be profitable.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. Although we had net income of $3,291,470 for the year ended September 30, 2010 and $5,024,198 for the year ended September 30, 2009 (due to derivative accounting), as of September 30, 2010 our accumulated deficit was $25,599,067 and as of June 30, 2011 was $30,131,363.  We have not achieved profitability on a quarterly or on an annual basis from normal operations.  We may not be able to generate revenues or reach a level of revenue to achieve profitability.

We do not have sufficient cash to support our operations and we will need to find capital to operate. If we are unable to raise capital as we need it, we may have to curtail, or even cease, our operations.

We do not have enough cash to support our operations.  Our capital requirements have been and will continue to be significant.  In order to fund shortages of capital, we have borrowed money from our major stockholders and sold our securities.  Our major stockholders are not under any obligation to continue purchasing equity securities or to provide loans to us. We will need to raise additional capital to continue our operations.  If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve restrictive covenants or additional security interests in our assets. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or products, or grant licenses on terms that are not favorable to us. If we are unsuccessful in finding financing, we may be required to severely curtail, or even to cease, our operations.

As of August 31, 2011, we had approximately $1.13 million in debt scheduled to be paid during 2011.  We are not certain that we will have the funds to repay this debt, which could subject us to legal action.  Any such actions would adversely affect our business and financial condition.

As of August 31, 2011, we had $1,125,938 of debt securities that we issued and aged accounts payable that were scheduled to be repaid during 2011.  Of this amount, $45,000 relates to amounts under 10% notes that were past due as of that date.   Although we consider our relationships with our lenders to be good, and while we have not received a demand for payment from any lender, we do not currently have the funds to repay this debt and we cannot assure you that we will be able to raise the funds or to renegotiate the terms of the loans.  If we default on these obligations or a demand for payment is made and if our investors refuse to renegotiate the terms of the loans, we may be subjected to lawsuits which would further strain our finances and disrupt our business and would adversely affect our business and financial condition.

Our auditors have indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern.

Our audited financial statements for the period ended September 30, 2010 were prepared on a going concern basis.  Our auditors have indicated that our inability to generate revenue raises substantial doubt as to our ability to continue as a going concern.  Through September 30, 2010, we incurred cumulative losses of $25,599,067 including net income for the year ended September 30, 2010 of $3,291,470, and through June 30, 2011, we incurred cumulative losses of $30,131,363.  Our ability to maintain our status as an operating company is entirely dependent upon obtaining adequate cash to finance our overhead, research and development activities, and acquisition of production equipment.  We do not know if we will achieve a level of revenues adequate to support our costs and expenses.  In order to meet our basic financial obligations, including rent, salaries, debt service and operations, we plan to seek additional equity or debt financing.  Because of our history and current debt levels, there is considerable uncertainty as to whether we will be able to obtain financing on terms acceptable to us.  Our ability to meet our cash requirements for the next twelve months depends on our ability to obtain financing. There is no assurance that we will be able to implement our business plan or continue our operations.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 may result in actions filed against us by regulatory agencies or in a reduction in the price of our common stock.

We are required to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 and related regulations.  Any material weakness in our internal control over financial reporting that needs to be addressed, or disclosure of a material weakness in management’s assessment of internal control over financial reporting, may reduce the price of our common shares because investors may lose confidence in our financial reporting.  Our failure to maintain effective internal control over financial reporting could also lead to actions being filed against us by regulatory agencies.

In connection with the restatement of our consolidated financial statements for the years ended September 30, 2007 and 2008 and each subsequent quarter through the quarter ended June 30, 2009, we identified weaknesses in internal control over financial reporting that were material weaknesses as defined by standards established by the Public Company Accounting Oversight Board.  The deficiencies related to our lack of a sufficient number of internal personnel possessing the appropriate knowledge, experience and training in applying US generally accepted accounting principles, in reporting financial information in accordance with the requirements of the SEC, our lack of an audit committee to oversee our accounting and financial reporting processes, our lack of written documentation of our internal control policies and procedures, our lack of sufficient segregation of duties within accounting functions and our lack of review and supervision procedures for financial reporting functions.  We cannot assure you that our efforts to remediate our internal control over financial reporting relating to the identified material weaknesses will establish the effectiveness of our internal control over financial reporting or that we will not be subject to material weaknesses in the future.

We may be unable to compete successfully in our industry.  If we cannot compete successfully, the value of your investment may decline.

Many of our competitors, such as General Electric Co., Veolia Environment, and Siemens Water Technologies, are large, diversified manufacturing companies with significant expertise in the water quality business and contacts with water utilities and industrial water consumers.  These competitors have significantly greater name recognition and financial and other resources.  We may not be able to compete successfully against them.  We do not represent a significant presence in the water treatment industry.

Our industry is subject to government regulation, which may increase our costs of doing business.  Such regulations could have a material adverse impact on our results of operations.

Treatment of domestic drinking water and wastewater is regulated by a number of federal, state and local agencies, including the U.S. Environmental Protection Agency.  The changing regulatory environment, including changes in water quality standards, could adversely affect our business by requiring us to re-engineer our products or invest in new technologies.  This could have a material adverse effect on our results of operations by increasing our costs of doing business.

We may be subject to product liability claims for which we do not have adequate insurance coverage. If we were required to pay a substantial product liability claim, our business and financial condition would be materially adversely affected.

We, like any other manufacturer of products that are designed to treat food or water, face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury.  Such claims may include, among others, that our products fail to remove harmful contaminants or bacteria, or that our products introduce other contaminants into the water. While we maintain product liability insurance, there can be no assurance that such insurance will continue to be available at a reasonable cost, or, if available, will be adequate to cover liabilities.  In the event that we do not have adequate insurance, product liability claims relating to defective products could have a material adverse effect on our business and financial condition.

Our water treatment system and the related technology are unproven and may not achieve widespread market acceptance among our prospective customers. If we are unable to sell our water treatment systems, our business and prospects will suffer and our results of operations will be adversely affected.

Although we have installed a water treatment system in two pilot locations and one customer location, our products have not yet been proven in a commercial context over any significant period of time.  We have developed our proprietary technology and processes for water treatment based on dissolved air flotation technology, which competes with other forms of water treatment technologies that currently are in operation throughout the United States.  Our water treatment system and the technology on which it is based may not achieve widespread market acceptance.  Our success will depend on our ability to market our system and services to businesses and water providers on terms and conditions acceptable to us and to establish and maintain successful relationships with various water providers and state regulatory agencies.

We believe that market acceptance of our system will depend on many factors including:

•	the perceived advantages of our system over competing water treatment solutions;

•	the safety and efficacy of our system;

•	the availability of alternative water treatment solutions;

•	the pricing and cost effectiveness of our system;

•	our ability to access businesses and water providers that may use our system;

•	our ability to develop effective sales and marketing efforts;

•	publicity concerning our system and technology or competitive solutions;

•	timeliness in assembling and installing our system on customer sites;

•	our ability to respond to changes in regulations; and

•	our ability to provide effective service and maintenance of our systems to our customers’ satisfaction.

If our system or our technology fails to achieve or maintain market acceptance or if new technologies are introduced by others that are more favorably received than our technology, are more cost effective or otherwise render our technology obsolete, we may not be able to sell our systems.  If we are unable to sell our systems, our business and prospects would suffer and the results of our operations would be adversely affected.

We depend on a limited number of manufacturers and suppliers to produce various critical components for our MWTS, including an exclusive supply agreement with PERC Water Corporation (PERC). The loss of any of our manufacturing or supply relationships could delay production and sales of our products.

We rely entirely on third parties to produce and assemble units that form a part of our MWTS.  In addition, PERC has an exclusive right to supply logic controls, including software, hardware, firmware, panels and networks for our MWTS.  If any of our existing manufacturers or suppliers were unable or unwilling to meet our demand for products, if the products they produce and assemble do not meet quality and other specifications or if we switch manufacturers or suppliers for any reason, production and sales of our product could be delayed.

We must meet evolving customer requirements for water treatment and invest in the development of our water treatment technologies.  If we fail to do this, our business and operating results will be adversely affected.

If we are unable to develop or enhance our systems and services to satisfy evolving customer demands, our business, operating results, financial condition and prospects will be harmed significantly.

Failure to protect our intellectual property rights could impair our competitive position.  If we are unable to protect our intellectual property rights, our business could be materially adversely affected.

Our water treatment systems utilize a variety of proprietary rights that are important to our competitive position and success.  Because the intellectual property associated with our technology is evolving and rapidly changing, our current intellectual property protections may not be adequate. We rely on a combination of patents, trademarks, trade secrets and contractual restrictions to protect the intellectual property we use in our business.  In addition, we generally enter into confidentiality agreements or have confidentiality provisions in agreements with our employees, consultants, strategic partners and customers and control access to, and distribution of, our technology, documentation and other proprietary information.

Because legal standards relating to the validity, enforceability and scope of protection of patent and intellectual property rights in new technologies are uncertain and still evolving, the future viability or value of our intellectual property rights is uncertain.  Furthermore, our competitors independently may develop similar technologies that limit the value of our intellectual property or design around patents issued to us.  If competitors or third parties are able to use our intellectual property or are able to successfully challenge, circumvent, invalidate or render unenforceable our intellectual property, we likely would lose any competitive advantage we might develop.  We may not be successful in securing or maintaining proprietary or patent protection for the technology used in our system or services, and protection that is secured may be challenged and possibly lost.

An assertion by a third party that we are infringing its intellectual property could subject us to costly and time-consuming litigation or expensive licenses and our business might be harmed.

The water management and treatment industry is characterized by the existence of a large number of patents and other intellectual property rights and our competitors might assert that we are infringing their intellectual property rights.  We might not prevail in any intellectual property infringement litigation given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into royalty or licensing agreements. If our products violate any third-party proprietary rights, we could be required to withdraw those products from the market, re-develop those products or seek to obtain licenses from third parties, which might not be available on reasonable terms or at all. Any efforts to re-develop our products, obtain licenses from third parties on favorable terms or license a substitute technology might not be successful and, in any case, might substantially increase our costs and harm our business, financial condition and operating results.

Demand for water treatment systems could be adversely affected by a downturn in government spending related to water treatment, or in the cyclical residential or non-residential building markets.

Our business will be dependent upon spending on water treatment systems by utilities, municipalities and other organizations that supply water which, in turn, is often dependent upon residential construction, population growth, continued contamination of water sources and regulatory responses to this contamination.  As a result, demand for our water treatment systems could be impacted adversely by general budgetary constraints on governmental or regulated customers, including government spending cuts, the inability of government entities to issue debt to finance any necessary water treatment projects, difficulty of customers in obtaining necessary permits or changes in regulatory limits associated with the contaminants we seek to address with our water treatment system.  A slowdown of growth in residential and non-residential building would reduce demand for drinking water and for water treatment systems.  The residential and non-residential building markets are generally cyclical, and, historically, down cycles have typically lasted a number of years. Any significant decline in the governmental spending on water treatment systems or residential or non-residential building markets could weaken demand for water treatment systems.

Because our long-term success depends, in part, on our ability to sell our products to customers located outside of the United States, our business will be susceptible to risks associated with international operations.

We plan to market and sell our products to customers located outside of the United States. Conducting international operations would subject us to risks that we might not otherwise encounter from operating in the United States, including:

•	fluctuations in currency exchange rates;
•	unexpected changes in foreign regulatory requirements;
•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;
•	difficulties in managing and staffing international operations;
•	potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;
•	localization of our products;
•	the burdens of complying with a wide variety of foreign laws and different legal standards;
•	increased financial accounting and reporting burdens and complexities;
•	political, social and economic instability abroad, terrorist attacks and security concerns in general; and
•	reduced or varied protection for intellectual property rights in some countries.

The occurrence of any one of these risks could negatively affect our international business and, consequently, our results of operations generally. Additionally, operating in international markets also requires significant management attention and financial resources. We might choose or need to structure certain of our international operations as joint ventures, in which case we might have limited control over the joint venture, need to share a substantial portion of any gains that arise from the joint venture with our joint venture partners or have significant potential obligations to fund the joint venture. We cannot be certain that the investment and additional resources required in establishing, acquiring or integrating operations in other countries will produce desired levels of revenues or profitability.

SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock which may affect the trading price of our common stock.

Our common stock is considered to be a “penny stock” under federal securities laws.  Penny stocks are subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock, which may affect the trading price of our common stock.

We do not anticipate that we will pay dividends on our common stock any time in the near future.

We have not paid any cash dividends on our common stock since our inception and do not anticipate paying any cash dividends in the foreseeable future.  We plan to retain our earnings, if any, to provide funds for the expansion of our business. Our board of directors will determine future dividend policy based upon conditions at that time, including our earnings and financial condition, capital requirements and other relevant factors.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price of our shares of common stock is substantially higher than the net tangible book value per share of our common stock immediately after this offering.  Therefore, if you purchase our common stock in this offering, you will incur an immediate dilution of $[____](or [___]%) in net tangible book value per share from the price you paid, based upon an assumed public offering price of $[____] per share of common stock (the last reported bid price of our common stock on the OTC Bulletin Board on [____], 2011), after deducting estimated placement agent fees and offering expenses and assuming the number of shares we sell in this offering is the same as the number listed on the cover page of this prospectus.  The exercise of outstanding options and warrants and the conversion of convertible securities will result in further dilution in your investment.  In addition, if we raise funds by issuing additional securities, the newly issued securities may further dilute your ownership interest.

The rights of the holders of our common stock may be impaired by the potential issuance of dilutive securities, namely preferred stock, convertible debt, and additional common stock.

Aside from the dilution discussed in the section of this prospectus titled “Dilution”, our board of directors has the right, without stockholder approval, to issue other dilutive securities with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of our common stock.  These additional securities could be issued with the right to more than one vote per share, and/or could be utilized as a method of discouraging, delaying or preventing a change of control.  The possible impact on takeover attempts could adversely affect the price of the common stock.

Under relevant corporate law, the board of directors may approve the issuance of our common stock in connection with certain types transactions, such as the payment of liabilities, the payment of compensation or the acquisition of assets, without obtaining stockholder approval.  As a result, additional securities may be issued in the event of such transactions, resulting in dilution to the holdings of all pre-transaction stockholders, even though one or more of the Company’s stockholders may disagree with the Company’s decision to issue the common stock.

On one occasion over the past two years we were unable to file annual or quarterly reports on a timely basis.  If we fail to file periodic reports on a timely basis, our common stock may cease to be quoted on the OTCBB or, if listed in connection with this offering, cease to be listed on the NASDAQ Capital Market.

Section 6530(e)(1) of the FINRA Manual states, “Notwithstanding the foregoing paragraphs, a member shall not be permitted to quote a security if: (A) while quoted on the OTCBB, the issuer of the security has failed to file a complete required annual or quarterly report by the due date for such report (including, if applicable, any extensions permitted by SEC Rule 12b-25) three times in the prior two-year period . . . .”  If we fail to file an annual or quarterly report on a timely basis, the OTCBB will no longer allow our common stock to be quoted.  In connection with this offering, we have applied to have our common stock listed on the NASDAQ Capital Market, which requires listed companies to timely file all required periodic financial reports with the SEC. If the NASDAQ Capital Market approves our listing application and our common stock is listed on the NASDAQ Capital Market, we cannot assure you that we will be able to file our reports in accordance with the requirements of the NASDAQ Capital Market.

We will have broad discretion in how we can use the net proceeds of this offering.  If we fail to manage the use of the proceeds of this offering effectively, our business, financial condition, operating results and cash flow could be adversely affected.

We intend to use the net proceeds from this offering principally for general working capital including the construction of one or more Mobile Water Treatment Systems, and toward supporting our product sales and marketing efforts.  However, management will have broad flexibility and discretion in applying the net proceeds of the financing used for working capital.  Our stockholders will be relying on the judgment of management with regard to the use of these net proceeds, and they will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used in a way they approve.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for Sionix.  The failure of management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no guarantee that our shares will be listed on the NASDAQ Capital Market.

Immediately following the filing of the registration statement of which this prospectus is a part we will apply for listing of our common stock on the NASDAQ Capital Market. After the reverse split of our common stock as described herein, we believe that we will satisfy the listing requirements of the NASDAQ Capital Market.  Such listing, however, is not guaranteed.  If the application is not approved, our common stock will continue to be traded on the OTC Bulletin Board.  Even if such listing is approved, we may not be able to meet the requirements for continued listing, and there may not be any broker interested in making a market for our stock.  Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them.  Our placement agent, Northland Securities, Inc., is not obligated to make a market in our securities, and even if it chooses to do so it can discontinue at any time without notice.  It is possible that an active and liquid trading market in our securities may never develop or, if one does develop, there is no assurance that the market will continue.

We will incur significant increased costs as a result of being listed on the NASDAQ Capital Market, and our management will be required to devote substantial time to meet compliance obligations.

If our securities are listed on the NASDAQ Capital Market, we will be required to change our corporate governance practices.  In addition, on July 21, 2010, the Dodd-Frank Wall Street Reform and Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation-related provisions in the Dodd-Frank Act that may increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and may also place undue strain on our personnel, systems and resources. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives.

Our common shares are thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. We cannot assure you that we will be able to meet the requirements for continued listing going forward.

Our common shares have historically been sporadically or “thinly-traded” on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of significant revenues that could lead to wide fluctuations in our share price.  The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, as noted above, our common shares are sporadically and/or thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.  Secondly, we are a speculative or “risky” investment due to our lack of significant revenues or profits to date and uncertainty of future market acceptance for our current and potential products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes, additions or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this prospectus.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject us to securities litigation.  Litigation may divert management’s attention from our day-to-day operations and use resources, such as cash.  As a result, our business and prospects could be adversely affected.

The future market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future.  As of the present date, we have a large number of freely tradable shares, which may exacerbate volatility and result in exaggerated price changes in the common stock.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of our securities.  We may, in the future, be the target of similar litigation.  Litigation could result in substantial costs and liabilities and could divert management’s attention and resources from our operations.

Future sales of shares of our common stock may decrease the price for such shares.

Actual sales, or the prospect of sales by our stockholders, may have a negative effect on the market price of the shares of our common stock.  We may also register certain shares of our common stock that are subject to outstanding convertible securities, or reserved for issuance under a stock option plan, if any.  Once such shares are registered, they can be freely sold in the public market upon exercise of the options.  At any given time, if any of our stockholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

The elimination of monetary liability against our directors, officers and employees under state law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain specific provisions that eliminate or limit the liability of directors for monetary damages to us and our stockholders, and we are prepared to give such indemnification to our directors and officers to the extent permissible under state law.  We may also maintain or enter into, from time to time, contractual agreements that obligate us to indemnify our officers, such as employment agreements, and similar contractual agreements with our directors.  The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, in the event of actions against our officers and directors, which we may be unable to recoup.  These provisions and resultant costs may also discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

If our common stock is not listed on the NASDAQ Capital Market, the trading market for our common stock will be restricted by virtue of state blue sky laws, which might make it difficult to sell shares of our common stock in certain states.

If our common stock is not listed on the NASDAQ Capital Market following this offering, transfer of our common stock will be restricted under the securities laws and regulations promulgated by various states and foreign jurisdictions (commonly referred to as “Blue Sky” laws).  Absent compliance with each state’s Blue Sky laws, our common stock may not be traded in that state.  The securities to be sold in this offering have not been registered for resale under the Blue Sky laws of any state, and therefore the holders of those shares should be aware that there may be significant restrictions upon the ability of investors to sell the shares purchased in this offering if our application to list our common stock on the NASDAQ Capital Market is not approved.  The lack of registration of the shares sold in this offering under Blue Sky laws could limit the market for and reduce the price of our common stock.

There is no minimum amount to be sold in this offering and there can be no assurance regarding the net proceeds we will raise from this offering.

The placement agent in this offering will use reasonable efforts to sell shares in this offering, but it is not required to purchase or sell any minimum number of shares in this offering and the net proceeds we will receive from this offering is uncertain.  We cannot assure you what our net proceeds from this offering will be or that the net proceeds will be sufficient to allow us to implement any substantial portion of our business plan.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “may,” “will,” “would,” and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those risks set forth in this prospectus under the title “Risk Factors” as well as the following:

•	The current economic situation in the United States, which may reduce the funds available to businesses and government entities to purchase our system;

•	whether we will be able to raise capital as and when we need it;

•	whether our water purification system will generate significant sales;

•	our overall ability to successfully compete in our market and our industry;

•	unanticipated increases in development, production or marketing expenses related to our product and our business activities; and

•	other factors, some of which will be outside our control.

You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made.  We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

USE OF PROCEEDS

The net proceeds to us from the sale of up to[ ____ ] shares of our common stock at a public offering price of $[ ____ ] per share will vary depending upon the total number of shares sold.  We expect to incur placement agent fees and offering expenses of approximately $[ ____ ] if all of the shares we are offering are sold.  The table below shows the net proceeds we would receive from this offering assuming the sale of 25%, 50%, 75% and 100% of the shares we are offering.  There is no guarantee that we will be successful in selling any of the common stock we are offering.

	25%	50%	75%	100%
Shares Sold
Gross Proceeds	$3,000,000	$6,000,000	$9,000,000	$12,000,000
Less Offering Expenses	$(210,000)	$(420,000)	$(630,000)	$(840,000)
Net Offering Proceeds	$2,790,000	$5,580,000	$8,370,000	$11,160,000

The table below sets forth the manner in which we intend to use the net proceeds we receive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the common stock we are offering.  We plan to use the proceeds for the construction of MWTS, to increase our sales and marketing staff, and to file additional patent applications for existing products and inventions.  If we are successful in selling all of the shares we are offering, we will also use a portion of the proceeds to repay outstanding debt.  All amounts listed below are estimates.

	25%	50%	75%	100%
Construction of MWTS	$1,951,000	$4,401,000	$6,541,000	$7,411,000
Sales and Marketing Staff	500,000	800,000	1,350,000	2,000,000
Patent Applications	150,000	200,000	300,000	500,000
Offering Expenses	125,000	125,000	125,000	125,000
Repayment of Debt	54,000	54,000	54,000	1,124,000
Total Uses	$2,790,000	$5,580,000	$8,370,000	$11,160,000

As of September 16, 2011, we had outstanding a 12% convertible promissory note in the original principal amount of $750,000, and amended in the amount of $865,938.  The principal amount of the 12% convertible promissory note and accrued interest is due to be paid on September 29, 2011. The principal and interest as of that date would be approximately $1,069,722.  As of September 16, 2011, we had outstanding 8% convertible promissory notes in the principal amount of $192,500.  The principal amounts and accrued interest on the 8% convertible promissory notes are due on various dates through June 2012. These notes are expected to be paid through conversion into shares of our common stock. As of September 16, 2011, we had outstanding 10% convertible promissory notes in the principal amount of $45,000. The principal amounts and accrued interest on the 10% convertible promissory notes were due on June 19, 2011.  As of September 16, 2011 the principal and interest of these notes was approximately $54,078. All of these funds were used for general working capital.

In the event that we do not raise the entire amount we are seeking, then we may attempt to raise additional funds through private offerings of our securities or by borrowing funds.  We do not have any committed sources of financing.

The allocation of the net proceeds of the offering set forth above represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions and our future revenues and expenditures.

Investors are cautioned, however, that expenditures may vary substantially from these estimates. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth.  We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Circumstances that may give rise to a change in the use of proceeds include:

•	the existence of other opportunities or the need to take advantage of changes in the timing of our existing activities;

•	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or

•	the presentation to us of strategic opportunities of which we are not currently aware (including acquisitions, joint ventures, licensing and other similar transactions).

Pending such uses, we intend to invest the net proceeds of this offering in direct and guaranteed obligations of the United States, interest-bearing, investment-grade instruments or certificates of deposit.

DETERMINATION OF OFFERING PRICE

Although our common stock is currently quoted on the OTC Bulletin Board, we intend to apply to have our common stock listed for trading on the NASDAQ Capital Market which we expect to occur immediately following the consummation of this offering.  Trading of a security on the NASDAQ Capital Market is made through a market maker.  Our placement agent, Northland Securities, Inc., however, is not obligated to make a market in our securities, and even if it chooses to make a market, can discontinue at any time without notice.  Neither we nor the placement agent can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that the market will continue.

The public offering price of the shares offered by this prospectus has been determined by negotiation between us and the placement agent.  Among the factors considered in determining the public offering price of the shares were:

•	our history and our prospects;

•	the industry in which we operate;

•	our past and present operating results;

•	the previous experience of our executive officers; and

•	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the public offering price.

DILUTION

Historical net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the actual number of shares of common stock outstanding.  Before giving effect to this offering, our net tangible book value as of June 30, 2011 was approximately $(1,292,526), or $(0.0045) per share of common stock, based on 286,322,104 shares of common stock outstanding.

Assuming we had sold [___________] shares of common stock in this offering at an offering price of $[____] per share (the last reported bid price of our common stock on the OTC Bulletin Board on [_______], 2011), less estimated placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2011 would have been $[____], or $[____] per share.  This represents an immediate increase in pro forma net tangible book value of $[____] per share, or [____] %, to existing stockholders and an immediate dilution of $[____] per share, or [____]%, to new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$	[ ______	]
Net tangible book value (deficit) per share at June 30, 2011		(1,292,526)
Increase per share attributable to new investors		[ ______	]
As adjusted net tangible book value per share after this offering		[ ______	]
Dilution in net tangible book value per share to new investors		[ ______	]

BUSINESS

Business Overview

Sionix designs, develops, markets and sells cost-effective water management and treatment solutions intended for use in the oil and gas, agriculture, disaster relief, and municipal (both potable and wastewater) markets. The Company’s Mobile Water Treatment System (“MWTS”) contains a Dissolved Air Floatation (“DAF”) system with patented technology that management estimates removes more than 99.95 percent of the organic, and most inorganic, particles in water.  Historically, DAF systems created bubbles that were 50+ microns in size, which were unable to remove all contaminants due to their size.  The Sionix MWTS utilizes and refines DAF technology to provide a pre-treatment process using ambient oxygen and minimal chemical flocculent aids that is efficient and cost-effective.  The patented Sionix technology makes micro-bubbles which allow a much greater percentage of contaminants to be captured, floated to the surface and skimmed off, without harmful chemicals.  The Company’s MWTS is mobile and modular such that it can be transported easily to address a wide range of water treatment markets and can meet customers’ needs for new systems or to replace or integrate with existing filtration technologies.

Industry Overview

The water recycling and reuse industry is highly fragmented, consisting of many companies involved in various operational capacities, including companies that design fully integrated systems for processing millions of gallons of water for municipal, industrial, and commercial applications.  Demand for water treatment and purification has continued to grow due to economic expansion, population growth, scarcity of usable water, concerns about water quality and regulatory requirements.

The world is facing a global supply crisis.  Water is a natural resource that has a limited supply and no true substitute, and yet less than 1% of the earth’s water is available for human consumption.  Demand for this resource is compounded by a growing world population, Third World urbanization, and increasing water usage in industries such as oil and gas, agriculture and food processing.  It has been reported in a recent television broadcast by CNBC in “Liquid Assets: The Big Business of Water”, that within 15 years, 48 countries will be without sufficient water to meet basic requirements  The lack of water resources is directly linked to inadequate water management strategies on the part of governments, businesses, consumers and private individuals.  We expect the global supply crisis will continue to drive both domestic and international demand for water treatment and recycling.

Domestic Market

Domestic Supply Crisis

Per capita usage of water in the United States is among the highest in the world.  The supply of fresh water continues to tighten, especially in the Western half of the United States where we face a potential water crisis due to limited supply and increasing demand.  Increasing usage of water in the industries such as oil and gas exploration and production, agriculture, and food processing continue to constrain supply of fresh water in the United States.  For example, there are over 21 billion barrels of produced water created annually in the U.S. from fracking activity in the oil and gas industry, as each well requires millions gallons of water for fracking over its life.  In many areas, such as the Bakken or Marcellus shale plays, there is limited access to large scale, industry specific water treatment and recycling facilities which could drastically decrease the need for usage of fresh water in fracking.

Inadequate Regulatory Action

Poor quality of existing water management resources, combined with regulatory inaction, have failed to provide the leadership and guidance to mandate recycling and reuse of water resources in many industries.   While there has been a general lack of adequate water management regulation in many industries, we believe that recent regulatory action requiring more responsible water usage management in oil and gas fracking in states such as Pennsylvania is a trend that should drive similar action in other states, such as North Dakota. North Dakota’s oil and gas industry has no readily available, affordable source of water recycling and treatment.  The current practice in North Dakota for wastewater created during fracking is to inject produced water back into the ground, a practice that has unknown effects on the environment and has come under heavy regulatory scrutiny in other States.  Each horizontal new well requires millions of gallons of fresh water over its life, contributing heavily to the supply crisis.  Any regulatory actions affecting the legality of fresh water usage in fracking or injection of produced water back into the ground could negatively affect the oil and gas industry in North Dakota and increase industry demand for water treatment and recycling services.

In addition to the oil and gas industry, the domestic agricultural industry is generally lacking in sufficient water management regulations.  Until a concerted private/public effort is expended, the contaminated acreage will continue to expand.  We believe the excess use of water and lack of regulation in the agricultural industry will inevitably result in regulatory changes which drastically increase the domestic demand for various water treatment and recycling services.

Growing Need for Affordable Regulatory Compliance

There are over 200,000 public rural water districts in the United States.  The majority of these are considered very small, small and medium-sized public water systems, which support populations of fewer than 10,000 people.  A significant portion of these are in violation of the U.S. Safe Drinking Water Act (“SDWA”) at any given time.  This problem is expected to worsen as more stringent EPA rules are implemented for small public water systems.  Substantial expenditures will be needed in the coming years for repair, rehabilitation, operation, and maintenance of the water and wastewater treatment infrastructure.  We believe that water districts using conventional treatment methods will be unable to comply with the SDWA without massive installations of on-site chemical filter aids and disinfection equipment.

Consumer Safety

Drinking water, regardless of its source, may contain impurities that can affect the health of consumers.  Although municipal agencies and water utilities in the United States are required to provide drinking water that complies with the SDWA, the water supplied to homes and businesses from municipalities and utilities may contain high levels of bacteria, toxins, parasites and human and animal-health pharmaceuticals, as well as high levels of chlorine used to eliminate contaminants.  In the industrialized world, water quality is often compromised by pollution, aging municipal water systems, and contaminated wells and surface water.  In addition, the specter of terrorism directed at intentional contamination of water supplies has heightened awareness of the importance of reliable and secure water purification.  The importance of effective water treatment is also critical from an economic standpoint, as health concerns and impure water can impair consumer confidence in food products.  Discharge of impaired waters into the environment can further degrade the earth’s water and violate environmental laws, with the possibility of significant fines and penalties from regulatory agencies.

International Market

International Demand for Safe Drinking Water

The quality of drinking water outside the United States and other industrialized countries is generally much worse, with high levels of contaminants and often only rudimentary purification systems.  A recent report from the United Nations estimates that approximately 1.1 billion people worldwide do not have access to fresh drinking water and approximately 2.6 billion do not have adequate sanitation systems. Approximately 3.5 million people die each year from water-related diseases, a majority of them from countries lacking adequate access to safe drinking water and sanitation systems.  A lack of infrastructure in many of these areas creates a significant need for an affordable, mobile, customizable mobile water treatment system with adequate capacity.

Foreign Desalination Market Expansion

Equally important to the treatment of contaminated water in foreign markets is the development of desalination as a method of producing potable water.  The Caribbean and Middle-Eastern markets already depend on desalination for a large portion of their drinking water.  Industry expectations are that this sector of the water treatment industry will experience significant growth during the forthcoming decades as ordinary sources of fresh water (such as lakes, rivers, streams, well water and treated water) continue to be stressed by unregulated industrial, commercial and agricultural uses.  The Sionix MWTS can be used in conjunction with existing desalination equipment to prolong the equipment life, creating cost savings and improving functionality.

The global market for the treatment and purification of drinking water and the treatment, recycling and reuse of wastewater has shown significant growth as world demand for water meeting the standards of various governmental mandates, including SDWA, Food and Agricultural Organization of the United Nations, California's Title 22 Water Quality Standards and a host of other national, international, and industry standards, continues to grow.

Current Water Treatment Solutions

Slow Sand Filtration

Slow sand filtration is used to enhance the clarity and aesthetics of delivered waters.  In a typical treatment facility, the first step adds to the raw incoming water a substance which causes tiny, sticky particles (called “floc”) to form.  Floc attracts dirt and other particles suspended in the water.  This process of coagulation causes heavy particles of dirt and floc to clump together and fall to the bottom.  These heavier particles form sediment which is siphoned off, leaving the clearer water, which passes on to filtration.  The most common filtration method is known as “slow sand” or sand-anthracite, in which the water flows into large shallow beds and passes down through layers of sand, gravel and charcoal.  The final process is disinfection, often using chemicals such as chlorine or ozone.

While “slow sand” filtration is by far the most common treatment method used in the United States, it has serious drawbacks.  The filtration beds are large, shallow in-ground concrete structures, often hundreds of feet long to accommodate large volumes of water.  The water being filtered must remain in these beds for a comparatively long-time (known as “residence time”) in order for low-density materials to settle out.  The sand and charcoal filtering medium rapidly becomes plugged and clogged.  The bed must then be taken off-line and back-flushed, which uses large amounts of water - water which becomes contaminated and is therefore wasted.  Additional settling ponds are necessary to “de-water” this waste by evaporation so that the dried solids may be disposed of in an environmentally safe (but costly) method.

In addition to the excessive size of treatment facilities and the time consuming process, the average life expectancy of a treatment plant is only about 15-20 years, after which the plant must be extensively renovated.  Population growth necessitates enlarging old facilities or building new ones, occupying still more valuable land.  This process of updating old facilities or of building new facilities is both expensive and time-consuming.

Aside from cost and logistics, another serious drawback is the need for use of costly chemicals to complete filtration and prevent the spread of pathogens.  Illnesses such as hepatitis, gastroenteritis and Legionnaire’s Disease, as well as increasingly pervasive chemical contaminants, have become more common.  One of the more difficult of these problems is monitoring and providing a barrier against microscopic protozoan parasites such as cryptosporidium (4-7 microns in size) and giardia lamblia oocysts (5-7 microns).  These common organisms exist naturally in the digestive systems of livestock and wild animals, and end up in lakes and streams.  They have caused severe illness in millions of people in the United States.  Conventional “slow sand” water filtration beds, used in most of the nation’s public water districts, will not filter out these organisms.

In general, water districts using sand-anthracite filters cannot meet the EPA Surface Water Treatment rules without a massive increase in on-site chemical filter-aids, additional filtering and the installation of ozone or other disinfection equipment.

Organic Filtration

Organic filtration is the process of removing organic matter from water.  As previously mentioned, the popular conventional filtration systems, such as “slow sand”, cannot effectively filter out smaller organic matter.  The presence of high levels of organic matter makes disinfection more difficult and will clog expensive filter media used in these processes, causing long back-flush cycles, increasing the volume of back-flush waste-water.  Reverse osmosis and activated coal are two of the most common organic filtration methods.

Reverse osmosis is a filtration method that removes many types of large molecules and ions from solutions by applying pressure to the solution when it is on one side of a selective membrane. The result is that the solute is retained on the pressurized side of the membrane and the pure solvent (water) is allowed to pass to the other side.  Reverse osmosis systems are often used in conjunction with other forms of water treatment such as “slow sand” or dissolved air flotation.

Coal based activated carbon originates from coal that has undergone steam activation process to create its activated carbon form.  During activation, it creates millions of pores at the surface of the carbon thus increasing the total surface area. Activated carbon pores can be divided into three general sizes Micro-pores (diameter in the range of less than 2 nm), Meso-pores (diameter in the range of 2 – 25 nm), and Macro-pores (diameter in the range of above 25 nm).  Due to its unique distribution of pores diameter, coal based activated carbon is very popular in the gas phase purification industries, potable water purification industries, wastewater purification industries and aquarium/pond water purification industries.

In the case of desalination, organic matter is the primary cause of system failures resulting from fouling of the delicate filtration membranes that are used to filter out organic matter.  These costly filtration membranes require frequent replacement and maintenance. The membranes are clogged quickly by organic particles in the water, due to the fact that most initial filtration systems (such as “slow sand” and standard DAF) are not technologically advanced enough to remove an optimal amount of smaller particles.  This adds excess strain on filter membranes, causing the need for frequent replacement.

In addition to higher costs associated with organic filtration there have been several serious public health emergencies caused by microbes breaking through the filtration barrier in treatment facilities.  When ingested, they can cause diarrhea, flu-like symptoms and dehydration.  In 1993, over 400,000 people in Milwaukee, Wisconsin became ill and more than 100 people died during a failure in the drinking water filtration system according to the Department of Health and Human Services – Centers for Disease Control and Prevention (CDC).

Most surface water bodies in the United States, many of which supply drinking water, are contaminated with organisms that are extremely resistant to disinfection, and increasing disinfectant levels in the attempt to kill them creates a new set of problems.  Disinfectants such as chlorine can react with organic matter in the water to form new chemicals known as “disinfection byproducts.”  These byproducts, of which trihalomethanes (THM) are the most common, are thought to be health-threatening and possibly cancer-causing.  The SDWA regulations address minimum acceptable levels of these byproducts, including THMs.  Therefore, physical removal of the organisms from the water is vitally important to their control.

Dissolved Air Floatation

Dissolved air flotation, or DAF, has been used in water and wastewater treatment for more than eighty years.  The DAF method involves injecting microscopic bubbles of air under pressure into the water being treated.  The air molecules bond with organic and inorganic matter in the water, and because of their lightness, the clumps float to the surface, where they are skimmed away.  Over the eight decades this technology has been utilized, various improvements have been made in the technology.  Until recently, it has not been utilized widely in the United States, and is used primarily for wastewater treatment.  DAF is often used in conjunction with previously mentioned forms of treatment such as slow sand and organic filtration.

A disadvantage of the original DAF technology is that historically DAF systems performing at their best were only able to create bubbles that were 50+ microns in size.  Therefore, any organic matter smaller than 50 microns was not removed through the DAF filtering process.  The water is then disinfected using chemicals or, if necessary, is put through an organic filtration system where the large amount of remaining organic matter will more quickly clog filtration membranes.

Our Solution – Sionix MWTS

The Sionix MWTS is a self-contained, mobile, customizable water treatment system or pre-treatment process that uses ordinary air, with minimal chemical flocculent aids.  We believe that the MWTS is a cost-effective solution for a wide range of applications, including even the smallest water utilities or commercial applications.  Our mobile treatment system technology enables water recycling and purification for oil and gas, agriculture, disaster relief, municipalities and other applications.

The Sionix MWTS employs our patented DAF technology and improves the efficiency of the standard DAF process by removing what management estimates is more than 99.95 percent of the organic, and most inorganic, particles in water.  Historically, DAF systems created bubbles that were 50+ microns in size, which were unable to remove all contaminants due to their size. The patented Sionix technology makes micro-bubbles, which allow a much greater percentage of contaminants to be captured, floated to the surface and skimmed off, without harmful chemicals.  The primary benefits of the Sionix MWTS system include:

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Decreased Costs.  The Sionix MWTS reduces costs associated with chemical treatments, energy usage, and day-to-day operations.  By significantly reducing water turbidity and minimizing pathogens, the MWTS minimizes the need for disinfection chemicals.  Used in conjunction with treatment and/or filtration technology, which may be required by specific raw water conditions, it reduces back-flush cycle times, thereby lengthening the life of post-DAF equipment such as reverse osmosis membranes, creating cost savings while reducing risks caused by use of excess chemicals.  The Sionix DAF provides a denser concentration of white water bubbles, all while using a fraction of the floor space as compared to a typical DAF system.  Additionally, the customer can save on operating costs as our technology allows the user to operate and control the entire MWTS from a remote site via satellite or wireless communications.  A comprehensive service and maintenance program would also be part of all equipment leases.

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Customizable Solution.  Each MWTS is completely modular and can either be used to replace, or integrate with, existing filtration and treatment technology.  We can customize each installation with filtration and reclamation options appropriate for the required treatment needs.  Standard configuration includes a control and testing laboratory located in the rear of the DAF container.  The addition of a generator module makes the system self-powered and each component of the MWTS is upgradeable.  Our standard MWTS produces 280 gallons of post-DAF treated water per minute (about 403,200 gallons per day).  If additional reverse osmosis treatment is required to produce potable water, output is generally diminished dependent upon salinity and TDS of the pre-treated water.  Multiple MWTS units can be assembled together for increased capacity.

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Small, Mobile Footprint. The majority of existing water filtration facilities occupy large tracts of land and are comprised of large, shallow in-ground concrete structures, often hundreds of feet long to accommodate large volumes of water.  Our MWTS units occupy a much smaller footprint ranging from 3,000 to 5,000 sq. ft. depending on the type of unit, and are modular, self-contained and portable.  The entire MWTS is built into one or more forty-foot ISO standard transportable containers

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Rapid Deployment.  Currently, population growth necessitates enlarging old facilities or building new ones, occupying still more valuable land.  This process requires lengthy environmental impact studies, long design periods, and complex financing programs to fund costly construction budgets, as lead times usually stretch out for years.  The Sionix product offers rapid deployment, with a 24-72 hour install, fully commissioned in three to six weeks. The MWTS is assembled in a steel container which is sealed, thus preventing tampering or incursion by bio-terrorism or airborne contaminants.  Should catastrophic damage be incurred, a replacement unit may be installed within a few days rather than many months or years as with in-ground systems.

•	Reduction in Pathogens and Disinfection Products. Our MWTS, by virtue of minimizing dangerous pathogens, also minimizes the necessity of using potentially cancer-causing disinfection products.

Growth Strategy

Our objective is to be a leading provider of patented water treatment technologies that can be used by our customers for water management and treatment solutions in multiple end markets.  Our solutions are designed to make it more cost-effective for our customers to quickly deploy water treatment technologies.  The principal elements of our strategy are to:

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Focus our sales efforts into the oil and gas markets where our technology and solutions can offer an immediate return on investment for our customers.  While there are many end market applications for our technology, we believe the treatment of produced water from oil and gas production offers the most compelling near term opportunity.

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Construction of Williston Basin Brine Recycling Plant (“BRP”) – We plan to design, build, own and operate a BRP on an 80 acre parcel of leased property near Tioga, ND, in North Dakota’s Williston Basin.  Once constructed, this will be the first BRP of its kind in the Williston Basin. The BRP will be designed specifically for the treatment of heavily contaminated production, flowback and fracture water generated by the rapidly expanding oil and gas drilling activities in the region, and will be equipped with our patented MWTS products and underlying DAF technology.  The current industry practice is to pay to inject produced water back into the ground, and then to pay haulers for fresh water for additional fracking needs.  We believe there is a significant need for a water recycling service in the region, and that the existence of a BRP in the basin will pave the way for regulations limiting the use of injection wells and fresh water in fracking and will make Sionix a valuable resource to the industry in North Dakota.

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Marcellus Shale – We are in negotiations to conduct a pilot in the Marcellus Shale.  Upon successful completion of the pilot we have the potential to receive a conditional purchase order for three MWTS for treatment of produced and flowback water.

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Expand domestic and international sales force with individuals who possess industry and application specific experience and relationships.  We intend to hire a direct sales force with industry expertise and relationships in the end markets we plan to target.

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Build relationships with Engineering, Procurement and Construction (“EPC”) and other water treatment consulting companies that can serve as an indirect sales channel.  EPC and consulting companies provide important strategic advice to our end customers on the engineering, design and construction of water treatment solutions and can have significant influence over a significant portion of the end customer’s budget.  We intend to build and deepen our relationships with these companies to accelerate the acquisition of new customers.

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Grow revenue through flexible business model.  We have the ability to integrate our technology in new and existing water treatment and management solutions.  We have a model that provides flexibility to sell, lease or operate our MWTS and water treatment solutions to meet the needs of our end customers.  We may in some instances lease or operate our MWTS for our customers as a fast-to-market strategy, using the customers operational budget to circumvent the capital budget cycle or adapt to environments that need quick implementation such as disaster relief or equipment failure.

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Expand domestic and international partnerships with companies that have extensive experience and relationships in the water treatment market.  We believe there is an opportunity to partner with leading water treatment companies with expertise and relationships in geographies where we currently do not have a presence.  For example, in August 2011, we entered into a memorandum of understanding with Superklean Environmental Engineers Pvt. Ltd. (SEEPL), a Mumbai, India-based water and wastewater treatment company, for the potential establishment of Sionix SK India Pvt. Ltd. (Sionix SK), a joint venture entity, to address water treatment requirements on the Indian Sub-Continent. This memorandum of understanding does not guarantee that a joint venture will be established.

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Continue to invest in research and development activities and patent portfolio.  We intend to continue to invest in research and development activities to develop new technologies and solutions focused on the water treatment market.

Marketing and Sales Plan

We plan to market and sell our MWTS through participation in a number of vertical market oriented industry groups, including selected advertising in specialized publications, trade shows, and direct mail.  Initially we intend to utilize in-house marketing in conjunction with outsourced marketing consultants and national and international distributorships and agency relationships, both exclusive and non-exclusive in nature.

Our marketing efforts emphasize that our MWTS are easily expandable and upgradable; for example, adding ozone and microfiltration equipment to a DAF component is similar to adding a new hard drive to a personal computer.  Each piece of equipment comes with state-of-the-art telemetry and wet-chemistry monitoring that expands as the MWTS does.  We plan to provide lease financing for all of our MWTS, not only making it easy for a customer to acquire the equipment, but also guaranteeing that the customer will always have access to any refinements and improvements made to the MWTS.

Addressable Markets

In the United States, we plan to target the established base of small to medium water systems, as well as industrial users (such as the oil and gas industry, agriculture and food producers, and pharmaceuticals) and disaster relief agencies with a need for a clean and consistent water supply.  Our initial focus in domestic markets will be on oil and gas, as well as the agricultural industry.

Outside the United States, we plan to market principally to local water systems and international relief organizations.  The global market for water recycling, reuse and treatment includes a broad array of commercial, industrial, agricultural, municipal and disaster relief applications.  According to industry data, it is estimated that 1.1 billion people in the world do not have safe drinking water.  There is significant market potential in Asian, Africa, and Latin American countries, where there is a severe lack of supply of water for consumption or daily use, as well as poor quality of existing drinking water.

The following is a brief description of targeted applications and types of customers we intend to market to:

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Oil and Gas Industry.  The reservoir rocks in any oil and gas formation usually contain water along with hydrocarbons in varying concentrations.  When hydrocarbons are extracted from the formation, water is also recovered along with hydrocarbons and is generally defined as “Produced Water.”  On average, the ratio of produced water to actual hydrocarbons extracted from the wells of varying maturity is approximately 3:1, but can be as high as 10:1.  The volume of water produced presents the greatest waste management challenge for oilfield operators in the oil and gas sector.  In addition, most wells utilizing hydrofracturing technology use enormous amounts of fresh water, up to 8 million gallons of water for a single well.  After the hydrofracturing procedure completes, the fluid returns to the surface as flowback water, contaminated by fracturing chemicals and subsurface contaminants including toxic organic compounds, heavy metals, and naturally occurring radioactive materials.  Local and national government authorities have begun to focus on the issue of flowback water discharge and the use of fresh water resources to drill new wells.  These government officials are adopting laws and regulations to limit the discharge of harmful chemicals associated with produced and flowback water.

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Wastewater and Sewage Treatment Facilities. Municipal sewage treatment is the process of removing contaminants from wastewater originating from household, industrial, healthcare and commercial sewage.  It includes physical, chemical, and biological processes to remove physical, chemical and biological contaminants to produce a waste stream (treated effluent) and a solid waste or sludge suitable for discharge or reuse back into the environment.  This material is often inadvertently contaminated with many toxic organic and inorganic compounds.  Many of our country’s current municipal wastewater treatment systems are functionally outdated and subject to increasing regulatory demands to meet even minimal discharge standards.

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Disaster Relief Organizations. During natural disasters such as earthquakes, tsunamis, floods, hurricanes, and tornadoes, it is the role of the National Guard and the Federal Emergency Management Agency to assist local authorities with emergency services.  Damage to local utilities can disrupt the fresh water supply and cause the failure of wastewater (sewage) treatment plants.  The MWTS can help address both of these problems.  The system is completely self-contained, can be easily transported from place to place, is efficient, and can be equipped with its own power package.

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Agribusiness. Treatment of agricultural wastewater is segregated into three categories:  (i) food processing, (ii) animal waste (feed lots) and (iii) crop runoff pollution.  Within the food processing industry there are several subsets, including (i) produce, (ii) meat processing, (iii) egg production, and (iv) dairy operations. Crop runoff pollution is the result of planting, cultivating, fertilizing, weed and pest control, and harvesting on the farm.  (Runoff is caused by rain and irrigation.)  Food processing involves treatment of animal waste pre-slaughter in the case of feeder cattle, hogs, and poultry.  It also involves post harvest treatment of produce either for fresh delivery or for preservation by canning and/or freezing operations.

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Developing Countries. In addition to the U.S. market, fast spreading urbanization in third-world countries has created a growing demand for public water systems.  Most of the fatal waterborne illnesses occur in these third world or developing countries.  Industrial and agricultural contamination of water supplies is epidemic because environmental controls are neither adequate nor well enforced.

Testing Plan and Results (2011)

We conducted a battery of tests on the most-recent design, fabrication, and assembly of our MWTS in June 2011. By conducting these tests, the efficacy of the MWTS was proven for removing contaminants of the same, or substantially similar, atomic weight and structure as the radioactive isotopes currently found in Japan's water supply and for the treatment of produced water from the oil and gas industry and water contaminated from agricultural activity.  Four different tests, with various contaminants in both freshwater and brackish water, were conducted as follows:

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In Test Level 1, Lead, Cesium, and Iodine were added to the influent.  Level 1 was designed to show the capacity and efficacy of the MWTS to treat contaminants that are the same as, or substantially similar, in atomic weight and structure as the radioactive isotopes currently found in Japan's water supply.

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In Test Level 2, approximately 175 lbs of salt was added to the influent water to reach no greater than 1500 ppm.  Level 2 was designed to show the capacity and efficacy of the MWTS to treat influent water with a high concentration of salinity – as found in brackish water.

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In Test Level 3, hydrocarbons were added to the brackish concentrate from Test Level 2.  Level 3 was designed to show the capacity and efficacy of the MWTS to treat produced water in the oil and gas industry.

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In Test Level 4, biological contaminants were added.  Level 4 was designed to show the capacity and efficacy of the MWTS to treat contaminants that impact healthcare and agricultural applications, markets in which we have intense interest.

The testing results proved that the MWTS as configured could reduce or eliminate the contaminants.

Patents

We hold 4 issued patents related to water treatment and one provisional patent application covering a new invention related to an evaporation technology filed on February 28, 2011.  Three additional patent applications were filed on February 17, 2011 related to our process of bubble generation.  Patents covering various aspects of the unit which forms a part of our MWTS will remain in force until 2023.

Patent/App Number	Filing Date	Issue Date	Title	Description	Estimated Expiration
6,921,478	2/27/03	7/26/05	Dissolved Air Flotation System	DAF for Purification of Water	2/27/23 +160 days = 8/6/23
7,033,495	2/27/03	4/25/06	Self Contained DAF System	DAF for Purification of Water	2/27/23 +354 days = 2/16/24
7,767,080	4/24/06	8/3/10	Self Contained DAF System	DAF for Purif. of Influent Water (continuation of ‘495 patent)	2/27/23
7,981,287	8/2/10	7/19/11	Self Contained DAF System	DAF without turbulator section (continuation of ‘080 patent)	2/27/23
13/185,690	7/19/11	NA	Self Contained Dissolved Air Flotation System	(continuation of ‘287 patent)	2/27/23
13/029,767	2/17/11	NA	Dissolved Air Flotation Nozzle for Use with Self Contained Dissolved Air Flotation System	Method of Use/Bubble Separation System	NA
13/029,783	2/17/11	NA	Dissolved Air Flotation System with Improved White Water Injection System	White Water Injection System	NA
13/029,970	2/17/11	NA	Dissolved Air Flotation System with Bubble Separation System and Method of Use	DAF Nozzle	NA
61/447,528	2/28/11	NA	Method of Evaporative Disposal of Produced Water in a Hydraulic Fracturing Mining	Evaporator	NA

Research and Development

Research and development expenses for the nine months ended June 30, 2011 were $470,215, for the year ended September 30, 2010 were $360,982 and for the year ended September 30, 2009 were $761,440.  Research and development consists of additional modifications to the MWTS based on the varying water conditions experienced by our customers and prospective customers, and adjustments to unit functionality based on testing results.  We capitalize development costs in accordance with U.S. generally accepted accounting principles. All other costs, including salaries and wages of employees included in research and development, have been expensed as incurred.

Strategic Partners

In March, 2010 we announced our strategic alliance agreement with Pacific Advanced Civil Engineering, Inc. (PACE), an advanced water engineering firm headquartered in Fountain Valley, California.  PACE has over 35 years of experience in all phases of water remediation, large and small, including storm water management, river engineering, floodplain mapping, watershed analysis and planning, GIS water resource applications, water quality assessment, water and wastewater treatment, potable water storage and distribution, and lake systems.  Under this agreement, PACE has provided continuous engineering oversight of our MWTS and the units included in them.

We have also entered into an exclusive services agreement with PERC Water Corporation (PERC), a water recycling and water asset management company headquartered in Costa Mesa, California.  Under the agreement, PERC has the exclusive right to supply logic controls, including the software, hardware, firmware, panels and networks, including Ethernet, Wi-Fi and/or satellite based telemetry.  Johan Perslow, the founder of both PACE and PERC, joined the Board of Directors of Sionix in June 2010.

Pursuant to our arrangement with PACE, PACE is to receive a fee of 3% of the revenue earned from the sale of a MWTS for services provided on a per customer basis. Should we require additional services from PACE, the services will be charged either on a per-hour or fixed-price basis. Our arrangement with PERC is on a per installation basis.

We anticipate that these relationships will help us to validate the efficacy of our technology.  We also believe that these relationships expose us to a potentially broader range of application opportunities, and types of customers.

Competition

We estimate that we have hundreds of potential competitors – DAF has been used for over 80 years.  However, due to the economic barriers created by the investment necessary to tool a manufacturing facility and employ the personnel necessary to develop and sell equipment, competition in the water treatment and filtration industry may grow slowly.  Our MWTS must compete with water treatment equipment produced by companies that are more established than we are and have significantly greater resources than we have, such as General Electric Co., Siemens Water Technologies, US Filter, Veolia Environment, and Cuno Incorporated.  We also compete with large architectural/engineering firms that design and build water treatment plants and wastewater facilities and with producers of new technologies for water filtration.  Competitive factors include system effectiveness, operational cost and practicality of application, pilot study requirements and potential adverse environmental effects.  We note that competition in our industry is not based solely on price – water purification, filtration and recycling solutions tend to be highly customized and designed to the customer’s specifications, and thus a wide range of considerations determine the competitiveness of the products and solutions of participants in our industry.  In competing in this marketplace, we must also address the conservative nature of public water agencies and fiscal constraints on the installation of new systems and technologies.  Currently we do not represent a significant presence in the water treatment industry.

Regulatory Matters

Process water treatment plants and wastewater plants must comply with clean water standards set by the Environmental Protection Agency under the authority of the Clean Water Act and standards set by states and local communities.  In many jurisdictions, including the United States, because process water treatment facilities and wastewater treatment systems require permits from environmental regulatory agencies, delays in permitting could cause delays in construction or usage of the systems by prospective customers.

In 1974, the U.S. Safe Drinking Water Act was passed.  It empowered the EPA to set maximum levels of contamination allowable for health-threatening microbes, chemicals, and other substances which could find their way into drinking water systems, and gave the agency the power to delegate enforcement.

By 1986, Congress was dissatisfied with the speed with which the EPA was regulating and enforcing contaminant limits.  The SDWA revision that year set rigid timetables for establishing new standards and ordered water systems to monitor their supplies for many substances not yet regulated by EPA standards.

Additionally, it limited polluting activities near public groundwater wells used as drinking water sources - an acknowledgment of the growing threat to underground water supplies.  It named 83 contaminants and set out a program for adding 25 more every 3 years, as well as specifying the “best available technology” for treating each contaminant.

The timetable for imposing these regulations was rigid and tended to treat all contaminants as equally dangerous, regardless of relative risk. The cost to water districts for monitoring compliance became a significant burden, especially to small or medium-sized districts. The 1986 law authorized the EPA to cover 75 percent of state administrative costs, but in actuality, only about 35 percent was funded.

Congress updated the SDWA again in 1996, improving on the existing regulations in two significant ways. First, they changed the focus of contaminant regulations to reflect the risk of adverse health effects, the rate of occurrence of the contaminant in public water systems, and the estimated reduction in health risk resulting from regulation. Along with this, a thorough cost-benefit analysis must be performed by the EPA, with public health protection the primary basis for determining the level at which drinking water standards are set. Second, states were given greater flexibility to implement the standards while arriving at the same level of public health protection. In addition, a revolving loan fund was established to help districts build necessary improvements to their systems.

An additional bill, the Fracturing Responsibility and Awareness of Chemicals (FRAC) Act of 2009 amending the SDWA would require energy companies to disclose which chemicals are being used in the fracking fluid, which many believe are a source of contamination to our water sources.  Considerable resistance to the proposed bill has been registered by the energy companies, many of which claim that the composition of the fracking fluid is a trade secret.

While we are sensitive to matters of excessive or unreasonable regulatory oversight, the lack of consistent treatment standards, development of micron and sub-micron measurement technologies, and jurisdictional irregularities have compounded an unfortunate lack of self regulation.  We believe that on the whole, growth of reasoned and responsible regulatory standards tend to enhance rather than detract from sales/marketing opportunities for Sionix.

Manufacturing and Raw Materials

We sub-contract the manufacture of the units which form a part our MWTS through a series of location-based service providers who manufacture and assemble in accordance with our specifications and design requirements. We determined in December, 2009 that it was not cost-effective or necessary for quality management to maintain our own manufacturing operation, and closed our facility in the Anaheim, California.  Our sub-contracting arrangements are anticipated to cover various international geographic regions, with a single contract manufacturer for the North American continent. The materials used in the production of the Sionix products are easily obtainable from a variety of suppliers.

Employees

We have eight full-time employees as of the date of this prospectus, none of whom are covered by any collective bargaining agreement. We consider the relationships with our employees to be good.

Properties

We do not own any physical properties that are material to our business.  We lease a facility located at Lake Stevens, Washington which is used to assemble and test our water treatment systems.  The lease is a month-to-month lease and the rent is $6,145 per month.

Legal Proceedings

Other than as noted below, we are not a party to any pending legal proceedings.

On January 14, 2011 we settled all claims with an attorney, Robert J. Zepfel of Haddan & Zepfel.  Mr. Zepfel filed a Complaint in the Superior Court of California, County of Orange (assigned Case No. 30-2010-00333941) alleging claims for breach of contract and seeking money damages. Mr. Zepfel's Complaint focused upon a fee agreement entered into July 2003. Mr. Zepfel claimed that as of the filing date $96,896 was due in fees, interest and penalties for non-payment. The Company and Mr. Zepfel settled the claim for $80,000 to be paid out over a period of approximately 10 months from the date of settlement. Due to cash flow constraints the Company had to renegotiate the timing of the payments, however the Company is now current in its payments and is expected to retire the liability in full before December 31, 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period.  The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include collectability of accounts receivable, accounts payable, sales returns, and recoverability of long-term assets.

Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities of three months or less.

Inventory

Inventory is stated at the lower of cost or market, with cost generally determined on a first-in, first-out basis. Management utilizes specific product identification, historical product demand, and comparison of inventory costs to market value as the basis for determining the need for an excess or obsolete inventory reserve. Changes in market conditions, lower than expected customer demand, or changes in technology or features are also considered by management in determining whether an allowance for obsolete inventory is required. As of June 30, 2011, September 30, 2010, and September 30, 2009, management believes that no such reserve is required.

Property and Equipment

Property and equipment is stated at cost. The cost of additions and improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation of property and equipment is provided on a straight-line basis over the estimated useful lives of the assets, ranging from 3 to 5 years.

Accrued Derivative Liabilities

We apply ASC Topic 815, “Derivatives and Hedging,” which provides a two-step model to determine whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for equity treatment. In the first and second quarter of the fiscal year ended September 30, 2010, liability accounting was triggered as there were insufficient shares to fulfill all potential conversions. We determined which instruments or embedded features required liability accounting and recorded the fair values as an accrued derivative liability. The changes in the values of the accrued derivative liabilities are shown in the accompanying income statements as “gain (loss) on change in fair value of warrant and option liability” and “gain (loss) on change in fair value of beneficial conversion liability.”

During the year ended September 30, 2010, we determined that there were embedded derivatives in certain convertible notes payable. The change in fair value of these embedded derivatives are shown in the accompanying income statements as “gain (loss) on change in fair value of derivative liability.”

Fair Value Measurements

For certain of our financial instruments, including cash and cash equivalents, accounts payable, accrued expenses and short-term debt, the carrying amounts approximate fair value due to their short maturities.  In addition, we have short-term debt with investors. The carrying amounts of the short-term liabilities approximate their fair value based on current rates for instruments with similar characteristics.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments we hold. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

We analyze all financial instruments with features of both liabilities and equity under ASC Topic 480, “Distinguishing Liabilities from Equity,” and ASC Topic 815.

Our warrant and option liability is carried at fair value totaling $0, $0, and $7,937,620 as of June 30, 2011, September 30, 2010 and September 30, 2009, respectively.  Our beneficial conversion liability is carried at fair value totaling $0, $0, and $2,001,143 as of June 30, 2011, September 30, 2010, and September 30, 2009, respectively.  We used Level 2 inputs for our valuation methodology for the warrant and option liability and beneficial conversion liability as their fair values were determined by using the Black-Scholes option pricing model based on various assumptions.

	Fair Value as of September 30, 2009	Fair Value Measurements at September 30, 2009 Using Fair Value Hierarchy
Liabilities		Level 1	Level 2	Level 3
Warrant and option liability	$7,937,620	-	$7,937,620	-
Conversion option liability	2,001,143	-	2,001,143	-
Total accrued derivative liabilities	$9,938,763	-	$9,938,763	-

We recognized a gain (loss) on the fair value of the warrant and option liability of $4,359,957 and ($631,781) for the years ended September 30, 2010 and 2009, respectively. We recognized a gain on the change in fair value of the beneficial conversion liability of $959,985 and $8,471,003 for the years ended September 30, 2010 and 2009, respectively.

We recognized a gain on the fair value of warrant and option liability of $0 and $353,353 for the three months, and of $0 and $4,359,957 for the nine months, ended June 30, 2011 and 2010, respectively. We recognized a gain on the change in fair value of beneficial conversion liability of $0 and $93,595 for the three months, and of $0 and $959,985 for the nine months, ended June 30, 2011 and 2010, respectively.

The warrant and option liability and the beneficial conversion liability were both eliminated in March 2010 as we increased our authorized shares of common stock.

We did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC Topic 825.

Advertising

The cost of advertising is expensed as incurred, and included in sales and marketing expense. Total advertising costs were $8,000 and $0 for the years ended September 30, 2010 and 2009, respectively.  Total advertising costs were $419 and $8,000 for the three months and $10,560 and $8,000 for the nine months ended June 30, 2011 and 2010, respectively.

Revenue Recognition

Revenues from product sales are recorded when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) our price to the buyer is fixed or determinable; and (iv) collectability is reasonably assured. Our policy is to report our sales levels on a net revenue basis, with net revenues being computed by deducting from gross revenues the amount of actual sales returns and the amount of reserves established for anticipated sales returns.

Our policy for shipping and handling costs billed to customers is to include these costs in revenue in accordance with ASC Topic 605, “Revenue Recognition,” which requires that all shipping and handling billed to customers should be recorded as revenue. Accordingly, we record our shipping and handling amounts within net sales and operating expenses.

Deferred revenue, amounting to $0, $300,000, and $1,620,000 at June 30, 2011, September 30, 2010, and September 30, 2009 respectively, represents advance billings and/or customer deposits on products for which revenue recognition criteria have not yet been met.

Research and Development

The cost of research and development is expensed as incurred. Total research and development costs were $360,982 and $761,440 for the years ended September 30, 2010 and 2009, respectively. Total research and development costs were $238,636 and $7,323 for the three months and $412,842 and $118,266 for the nine months ended June 30, 2011 and 2010, respectively.

Income Taxes

We account for income taxes in accordance with ASC Topic 740, “Income Taxes”. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Stock-Based Compensation

We record stock-based compensation in accordance with ASC Topic 718, “Compensation - Stock Compensation.”  ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. Under ASC Topic 718, volatility is based on the historical volatility of our stock or the expected volatility of the stock of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

We use the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options. Option-pricing models require the input of highly complex and subjective variables including the expected life of options granted and the expected volatility of our stock price over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of our employee stock options, it is management’s opinion that the Black-Scholes option-pricing model may not provide an accurate measure of the fair value of our employee stock options. Although the fair value of employee stock options is determined in accordance with ASC Topic 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

Earnings Per Share

Earnings per share is calculated in accordance with the ASC Topic 260, “Earnings Per Share.”  Basic net income or loss per share is computed by dividing the net income or loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants that are deemed “in the money” are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Also, under this method, convertible notes are treated as if they were converted at the beginning of the period.  The following are reconciliations of the income (numerator) and number of shares (denominator) used in the basic and diluted earnings per share computations for the year ended September 30, 2010 and for the nine months ended June 30, 2010. For all other periods presented, the aforementioned securities were determined to be anti-dilutive and the number of shares used to determine basic and diluted earnings per share were the same.

	For the Year Ended September 30, 2010
	Income (Numerator)	Weighted Average Number of Shares (Denominator)	Amount per Share
Basic Earnings Per Share
Income available to common stockholders	$3,403,167	156,785,125	$0.02

Effect of Dilutive Securities
Stock options	-	969,547
Warrants	-	-
Convertible Debt	744,851	29,535,774

Diluted earnings per share
Adjusted income available to common stockholders	$4,148,018	187,290,446	$0.02

	For the Nine Months Ended June 30, 2010
	Income (Numerator)	Weighted Average Number of Shares (Denominator)	Amount per Share
Basic Earnings Per Share
Income available to common stockholders	$2,695,756	149,677,378	$0.02

Effect of Dilutive Securities
Stock options	-	632,194
Warrants	-	864,793
Convertible Debt	684,370	29,535,774

Diluted earnings per share
Adjusted income available to common stockholders	$3,380,126	180,710,139	$0.02

Contractual Obligations

At June 30, 2011, the duration and amounts of our significant contractual obligations were as follows:

	Payments due by Period
	Less than	One to	Three to	More Than
	One Year	Three Years	Five Years	Five Years	Total
Notes payable, related parties	$25,000	$-	$-	$-	$25,000
Convertible notes	987,776	-	-	-	987,776
Total	$1,012,776	$-	$-	$-	$1,012,776

At September 30, 2010, the duration and amounts of our significant contractual obligations were as follows:

	Payments due by Period
	Less than	One to	Three to	More Than
	One Year	Three Years	Five Years	Five Years	Total
Notes payable, related parties	$27,000	$-	$-	$-	$27,000
Convertible notes	1,470,776	-	-	-	1,470,776
Subordinated convertible notes	56,615	-	-	-	56,615
Total	$1,554,391	$-	$-	$-	$1,554,391

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements.  As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Plan of Operation

We plan to continue marketing our existing MWTS to potential domestic and international customers. We believe that we are now able to aggressively market our systems to a variety of private companies and governmental entities in several vertical markets including oil and gas, agriculture, manufacturing, health care and public water utilities.  The demonstration and available test results of the MWTS working at our facility located near Seattle, Washington will serve as a sales tool for possible applications and installations. We are engaging in selective sales and promotional activities in connection with the operation of the unit, including media exposure. If the unit continues to operate successfully, we believe we can receive orders for operating units.

We are also continuing to consider alternative product designs to accommodate the different needs we are uncovering during our sales efforts.  We maintain our relationship with PACE for engineering support.

RESULTS OF OPERATIONS

Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010

Revenues for the three months ended June 30, 2011 and 2010 were $0.

Our total operating expenses were $1,171,432 during the three months ended June 30, 2011, an increase of $430,712 or 58%, as compared to $740,720 for the three months ended June 30, 2010. General and administrative expenses were $740,281 during the three months ended June 30, 2011, an increase of $160,186, or 28%, as compared to $580,095 for the three months ended June 30, 2010. The increase in general and administrative expenses was due to increased wages and stock-related compensation related to new management personnel. Sales and marketing expenses of $131,674 for the three months ended June 30, 2011, compared to $80,255 for the same period in 2010, increased due to payments made to certain vendors for sales support, as well as travel and related expenses. Research and development expenses were $296,009 during the three months ended June 30, 2011, an increase of $221,347, or 296%, as compared to $74,662 for the three months ended June 30, 2010. The increase is due to the number of employees dedicated to research and development, and the increased use of outside development partners. We also incurred interest costs related to various notes in the amount of $125,760, a decrease of $165,150 from the prior year’s period when we reported interest costs of $290,910.

Nine Months Ended June 30, 2011 Compared to Nine Months Ended June 30, 2010

Revenues for the nine months ended June 30, 2011 were $0, compared to $1,620,000 for the nine months ended June 30, 2010.  The revenue recognized for the nine months ended June 30, 2010 resulted from our delivery of an MWTS unit during the first quarter of fiscal 2010.  The recognition of this revenue was the first in our history.

Our total operating expenses were $3,032,573 during the nine months ended June 30, 2011, an increase of $1,409,291, or 87%, as compared to $1,623,282 for the nine months ended June 30, 2010. General and administrative expenses were $2,217,475 during the nine months ended June 30, 2011, an increase of $943,506, or 74%, as compared to $1,273,969 for the nine months ended June 30, 2010. The increase in general and administrative expenses was due to increased wages and stock-related compensation related to new management personnel. Sales and marketing expenses of $336,181 for the nine months ended June 30, 2011, compared to $138,101 for the same period in 2010, increased primarily due to payments made to certain vendors for sales support, as well as travel and related expenses. Research and development expenses were $470,215 during the nine months ended June 30, 2011, an increase of $277,287, or 144%, as compared to $192,928 for the nine months ended June 30, 2010. The increase is due to the number of employees dedicated to research and development, and the increased use of outside development partners. We also incurred interest costs related to various notes in the amount of $321,373, a decrease of $419,134 from the prior period when we reported interest costs of $740,507.

Liquidity and Capital Resources

We had cash of $0 and $23,084 at June 30, 2011 and September 30, 2010, respectively. Our sources of liquidity have been the sale of our securities and deposits received from orders for our water treatment systems. If we do not receive additional orders or if these orders do not satisfy our capital needs, we expect to sell our securities or obtain loans to meet our capital requirements. We have no binding commitments for financing and no additional orders for the sale of water treatment systems currently exist. There can be no assurance that sales of our securities or of our water treatment systems, if such sales occur, will provide sufficient capital for our operations or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated. As of June 30, 2011, approximately $1,335,000 in principal and interest of certain promissory notes issued by us were due or will be coming due on or before March 1, 2012, which is the latest maturity date of these notes.  Although we consider our relationships with our lenders to be good, and while we have not received a demand for payment from any lender, we do not currently have the funds to repay this debt and we cannot assure you that we will be able to raise the funds or to renegotiate the terms of the loans.

Operating Activities

During the nine months ended June 30, 2011, we used $1,947,735 of cash in operating activities. Non-cash adjustments included $8,702 for depreciation, $142,248 for the amortization of beneficial conversion feature and debt discounts, $1,809,882 for share-based payments to consultants and employees, and $1,386,586 for a loss on settlement of debt. Cash provided by operating activities included $219,542 in accounts payable. Cash used in operating activities included $612,689 in inventory, $48,828 in other current assets, $45,957 in accrued expenses, and $300,000 in deferred revenue.

Investing Activities

During the nine months ended June 30, 2011, we acquired property and equipment totaling $3,127, as compared to $0 during the nine months ended June 30, 2010.

Financing Activities

Financing activities provided $1,927,778 to us during the nine months ended June 30, 2011 including $1,732,500 from net proceeds from the sale of common stock and $195,278 from borrowings. During the nine months ended June 30, 2010, cash of $510,000 was provided by financing activities from borrowings and $450,000 was provided by the net proceeds from common stock sales.

As of June 30, 2011, we had an accumulated deficit of $30,131,363. Management anticipates that future operating results will continue to be subject to many of the problems, expenses, delays and risks inherent in the establishment of a developmental business enterprise, many of which we cannot control.

Year Ended September 30, 2010 Compared To Year Ended September 30, 2009

Revenue.  We recognized $1,620,000 in revenue for the fiscal year ended September 30, 2010 from the sale of a MWTS, in the same period for 2009 we had no revenue.  The recognition of this revenue was the first in our history. We also incurred costs of $1,093,748 related to that sale, or 67.5% of revenue. We believe that the costs associated with the installation of this first commercial unit were high due to one-time costs associated with our first installation. During the year ended September 30, 2010 we received an order and deposit for another MWTS.  Revenue from this order (the Wenning Poultry unit) was not recognized during the period because the installation of the unit was not completed as of September 30, 2010.

Operating Expense.  We incurred operating expenses of $2,306,745 during the fiscal year ended September 30, 2010, a decrease of $219,498 as compared to $2,526,243 for the fiscal year ended September 30, 2009.  General and administrative expenses were $1,680,436 for the period ended September 30, 2010, a decrease of $55,923 over the prior period. The decrease in general and administrative expenses resulted primarily from the closing of the Anaheim facility previously used for manufacturing. Sales and marketing costs were $247,042 for the period ended September 30, 2010 compared with no expenses for this category in 2009. This is due to new management’s focus on and attention to the sale of MWTS to a variety of potential customers. Research and development expenses of $360,982 during the fiscal year ended September 30, 2010, a decrease of $400,458, as compared to $761,440 for the fiscal year ended September 30, 2009, also contributed to the decrease in operating expenses.  The decrease in research and development costs were due to the completion of the design of the MWTS and the subsequent focus on sales and marketing.

Other Income.  Other income (expense) totaled $5,072,763 during the fiscal year ended September 30, 2010, a decrease of $2,482,478 from the period ended September 30, 2009. This difference is due mainly to the decrease in the amount of $2,524,468 in the gains associated with fair value of derivative liabilities. We incurred interest expense of $902,209 during the fiscal year ended September 30, 2010, an increase of $609,515 as compared to $292,694 for the fiscal year ended September 30, 2009.  The increase in interest expense was due primarily to the amortization of the beneficial conversion features discount and warrant discount of the convertible debt securities during the fiscal year ended September 30, 2010.

During the fiscal year ended September 30, 2010, we recorded a gain on settlement of debt of $731,137 compared to a gain of $3,616 for the prior year. This gain resulted from settling many of our liabilities from prior years on favorable terms.

Liquidity and Capital Resources

We had cash and cash equivalents of $23,084 and  $22,982 at September 30, 2010 and 2009, respectively.  Our sources of liquidity have been loans, proceeds from the sale of our securities and deposits received from orders from the sale of MWTS. We expect to receive additional orders for MWTS but if we do not receive additional orders or if these orders do not satisfy our capital needs, we expect to continue to sell our securities or obtain loans to meet our capital requirements. In addition to a private placement of our securities which we completed in 2010, on April 6, 2011 we completed a private offering of units comprised of common stock and warrants to purchase shares of our common stock. We raised aggregate gross proceeds of $1,271,501 in the April 6, 2011 offering. We have no binding commitments for financing and, with the exception of the orders we received during the 2010 fiscal year, no additional orders for the sale of our products. There can be no assurance that sales of our securities or of our MWTS, if such sales occur, will provide sufficient capital for our operations or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.  As of September 30, 2010, a total of approximately $1,666,000 in principal amount of certain promissory notes issued by us, plus accrued interest, were due.  $693,500 principal amount of these notes had been converted to common stock as of September 12, 2011. We have not yet paid the balance of the notes and no demand for payment has been made.

Operating Activities

During the fiscal year ended September 30, 2010, we used $1,496,299 of cash in operating activities.  Non-cash adjustments included a cumulative $5,314,754 gain related to the change in fair value of derivative, warrant and option, and beneficial conversion liabilities, $571,461 related to the amortization of the beneficial conversion feature and debt discounts, a gain of $731,137 on the settlement of debt, $442,249 for employee stock-based compensation, $962,354 for consultant stock-based compensation, $45,919 for the impairment of fixed assets, and $18,285 for depreciation.  We reduced our accounts payable by $395,852 through settlement of debts and payments made using cash raised through the sale of securities. We also reduced our accrued expenses by $388,963 through the settlement of debts using equity.

Although we installed a MWTS as of September 30, 2010, we recorded a decrease of $490,300 in inventory because of cost savings achieved by using the unit recovered from Innovated Water Equipment, Inc. to build the unit for Wenning Poultry.

During the fiscal year ended September 30, 2009, we used $1,852,060 of cash in operating activities.  Non-cash adjustments included $28,444 for depreciation, $198,351 for employee stock-based compensation, $238,244 for consultant stock-based compensation, $135,625 in non-cash based financing costs, and $125,000 for the impairment of fixed assets.  We also recorded an increase of $1,069,460 in inventory. Cash provided by operating activities included $475,954 in accounts payable, $510,038 in accrued liabilities, and $360,000 in customer deposits.

Investing Activities

During the fiscal year ended September 30, 2010, we acquired property and equipment totaling $38,599 related to office operations, and also incurred a charge related to the impairment of assets related to the Anaheim operations.

During the fiscal year ended September 30, 2009, we acquired property and equipment totaling $5,546.

Financing Activities

Financing activities provided $1,535,000 to us during the fiscal year ended September 30, 2010. We received $545,000 in short-term notes payable and $990,000 through proceeds from the sale of common stock.

Financing activities provided $660,000 to us during the fiscal year ended September 30, 2009. We received $390,000 in short-term notes payable and $270,000 through proceeds from the sale of common stock.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table identifies our current executive officers and directors.

Name	Age	Position	Director Since

James R. Currier	65	Chief Executive Officer and Chairman	December, 2009
David R. Wells	49	President, Chief Financial Officer and Director	December, 2009
James Alexander	70	Director	March, 2009
Frank Power	59	Director	March, 2009
Johan Perslow	67	Director	June, 2010

There are no family relationships between any of our directors or executive officers. Our directors serve until the next annual meeting of stockholders and until their successors are elected by our stockholders, or until the earlier of their death, retirement, resignation or removal. Our executive officers are appointed by our board of directors and serve at the board’s discretion. Except as described below under “Certain Relationships and Related Transactions”, there is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Except for James R. Currier, our Chief Executive Officer and Director, who filed personal bankruptcy in March 2005, to the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Business Experience

James R. Currier. James R. Currier is the Chairman of the board of directors and Chief Executive Officer of Sionix Corporation.  From July 2007 to December 2009 Mr. Currier was the managing partner of a private company with interests in a bio-mass conversion technology involving the mechanical disaggregation of certain bio-wastes into energy and thermal feedstock, edible fiber, pure hydrogen, C5 sugars, and other recoverable elements contained in bio-wastes of high cellulosic and starch content (principally sugar cane bagasse).  From January 2004 to December 2005 he was a founder and CFO of Fireaway LLC, a manufacturer of fire protection, suppression, and extinguishing systems using a revolutionary method of interrupting the chemical chain reaction inherent to fire without eliminating oxygen, heat, or the fuel elements of the fire triangle. In both positions, Mr. Currier was responsible for the acquisition and licensing of highly proprietary non-American based technologies and securing start-up financing. During the period from January 2006 to July 2007, Mr. Currier was retired.  Mr. Currier earned a BA in Political Science and Economics from Western Illinois University in 1973.  Mr. Currier’s experience in acquiring and licensing technologies and in managing the operations of biotechnology companies led us to believe that he should serve as a director.

David R. Wells.  David R. Wells is the President and Chief Financial Officer of Sionix Corporation and he serves on the board of directors. Prior to joining the Company, from December 2005 to September 2009 he was the CFO of Voyant International Corporation. He is also founded DRW Consulting, Inc. (now StoryCorp Consulting) in 2007 which provides services to small growing public companies. Prior to joining Voyant, from July 2003 to October 2005 he served as VP Finance for PowerHouse Technologies Group, Inc. (now Migo Software, Inc.). Mr. Wells possesses over 20 years experience in finance, operations and administrative positions. While mainly focused on technology companies, he has also worked in supply-chain management, manufacturing and the professional services industry. He has experience working with auditors and regulatory agencies to rapidly address non-conforming situations and assisting companies who desire to increase their internal controls.  Mr. Wells earned a BA in Finance and Entrepreneurship from Seattle Pacific University, and holds an MBA from Pepperdine University. Mr. Wells experience in finance, operations and administration and his education led us to believe that he should serve as a director.

James Alexander. Mr. Alexander joined our board in March 2009. From January 1993 to the present, Mr. Alexander has been the General Manager of Alexander Energy, a Nevada general partnership.  Alexander Energy engages in the purchase and management of oil and gas resources, including exploration and production.  Mr. Alexander received a Bachelor of Business Administration from the University of Oklahoma.  Mr. Alexander’s expertise in the oil and gas industry, which is an area in which the Company would like to establish a foothold, led us to believe that he should serve as a director.

Frank Power. Mr. Power joined our board in March 2009. Mr. Power is a 28-year veteran of the aerospace industry.  He has served in a number of executive positions with Sonfarrel Inc. beginning in 1981 where he remains employed as its Chief Executive Officer.  His background covers manufacturing management, operations, sales, and marketing.  He has managed millions of dollars in defense contracts with all of the Tier 1 defense contractors in the United States.  He is a Lean expert, Six Sigma, and an expert in continuous improvement methodology. Mr. Power’s experience in operations, sales and marketing led us to believe that he should serve as a director.

Johan Perslow.  Mr. Perslow joined our board in May 2010. Since 1980 Johan Perslow has founded and remains a key executive of three businesses: PACE, PERC, and Pacific Aquascape.  He is a leading engineer in the water resources industry, a businessman, and an inventor.  Mr. Perslow has been the principal designer, consultant, and construction manager for more than 800 state-of-the-art water-resource projects including recycled water systems, natural-based stormwater management and flood control systems, lake and pumping systems, irrigation-optimization systems, and tertiary water reclamation facilities.  He has also been involved with the structural design of numerous interstate highway bridges and other complex structures such as a replacement design proposal for the World Trade Center in New York City. Mr. Perslow’s extensive experience in water management, treatment, solution engineering and design led us to believe that he should serve as a director.

EXECUTIVE COMPENSATION

Tabular Disclosure Regarding Executive Compensation

The following table reflects all compensation awarded to or earned by our Chief Executive Officer, our two most highly compensated officers other than the Chief Executive Officer who earned in excess of $100,000 during the last completed fiscal year and any other individuals who are no longer serving, but who did serve, as our Chief Executive Officer or as an officer during the last completed fiscal year who earned in excess of $100,000 (collectively referred to in this discussion as the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name/					Warrant/		Non-Equity	Non-Qualified
Principal				Stock	Option		Incentive Plan	Deferred
Position	Year	Salary	Bonus	Awards	Awards(1)		Compensation	Compensation	Other(3)	Total

James R. Currier	2010	$142,500	$20,000	$-	$111,038	(2)	$-	$-	$6,000	$279,538
Chief Executive Officer	2009	-	-	-	-		-	-	-	-

David R. Wells	2010	157,500	20,000	-	111,038	(2)	-	-	6,000	294,538
President and Chief Financial Officer	2009	-	-	-	-		-	-	-	-

Rodney Anderson	2010	-	-	-	-		-	-	-	-
Former Interim Chief Financial Officer, and Chief Executive Officer and President	2009	64,458	-	-	31,385		-	-	-	95,843	(4)(5)
__________
(1)
This column represents the aggregate grant-date fair value of the awards computed in accordance with FASB ASC Topic 718. These amounts represent our accounting value for these awards and do not necessarily correspond to the actual value that may be realized by the named executive officer. The assumptions used in the calculation of these amounts are described in Note 15 to our financial statements included elsewhere in this prospectus for the fiscal year ended September 30, 2010. The amounts presented include the value of certain options that were re-priced, as described in Note 15.

(2)
Included in this amount is the incremental fair value of the option grants made to Mr. Currier and Mr. Wells that were re-priced on May 30, 2010. The incremental fair value totaled $36,872 for Mr. Currier and $36,872 for Mr. Wells.

(3)	Other compensation is for automobile allowance.
(4)
Rodney Anderson was Interim Chief Financial Officer from October 15, 2008 to February 26, 2009. He was appointed as Interim Chief Executive Officer effective February 26, 2009. His resignation as CEO was effective December 16, 2009.

(5)	Salary includes accrued wages of $2,500.

We have implemented a compensation program for our employees consisting of base salary, cash bonuses and awards of stock options or restricted stock.  We believe that a combination of cash, options for the purchase of common stock, or grants of restricted stock will allow us to attract and retain the services of the individuals who will help us achieve our business objectives, thereby increasing value for our stockholders.  We grant options or restricted stock because we believe that share ownership by our employees is an effective method to deliver superior stockholder returns by increasing the alignment between the interests of our employees and our stockholders. No employee is required to own our common stock.

In setting the compensation for our officers, we look primarily at the person’s responsibilities, at salaries paid to others in businesses comparable to ours, at the person’s experience and education and at our ability to replace the individual.  We expect the salaries of our executive officers to remain relatively constant unless the person’s responsibilities are materially changed.  During the 2009 and 2010 fiscal years, because we had limited cash resources, we periodically accrued salaries for our executive officers. As of September 30, 2010 all officers and employees were paid in cash all accrued wages due to them through that date. It is possible that we will again be unable to pay these salaries in a timely manner until we begin to generate additional cash from sales of our products or we arrange additional financing in the form of equity sales or debt instruments.

We also expect that we may pay bonuses in the future to reward exceptional performance, either by the individual or by the Company.

The following table sets forth certain information concerning stock option awards granted to our named executive officers as of September 30, 2010.  No options were exercised by our named executive officers during the last fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised/Unearned Options	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable(a)	Unexercisable
David R. Wells (1)	400,000	0	0	0.06	12/15/2014
James R. Currier (1)	400,000	0	0	0.06	12/15/2014
David R. Wells (1)	400,000	0	0	0.06	12/31/2014
James R. Currier (2)	400,000	0	0	0.06	12/31/2014
David R. Wells (2)	400,000	0	0	0.06	4/1/2015
James R. Currier (3)	400,000	0	0	0.06	4/1/2015
David R. Wells (3)	400,000	0	0	0.06	7/1/2015
James R. Currier (4)	400,000	0	0	0.06	7/1/2015
David R. Wells (4)	400,000	0	0	0.06	10/1/2015

Vesting dates for options are as follows:
           (1) Fully vested December 15, 2009
           (2) Fully vested January 1, 2010
           (3) Fully vested April 1, 2010
           (4) Fully vested July 1, 2010

Employment Agreements

On December 16, 2009 we entered into an employment agreement with James R. Currier to serve as our Chief Executive Officer. We agreed to pay Mr. Currier a salary of $180,000 per year.  Mr. Currier is eligible to receive a performance bonus of up to 50% of his annual compensation, which, if earned, will be paid one-half in cash and one-half in shares of our common stock.  The performance bonus will be earned upon the achievement by Mr. Currier of certain objectives during the 2010 fiscal year, including: the filing of restated financial statements, timely completion of all required financial statements included with our periodic reports, the achievement of certain revenue milestones, and remaining in the position through December 31, 2010.  A total of $72,000 was earned as of December 31, 2010. Of that amount, $36,000 was payable in 522,617 shares of common stock which have been issued and $36,000 was payable in cash, of which $10,000 has been paid and the balance of $26,000 was converted into 509,804 shares of common stock. We also have granted to Mr. Currier an option to purchase 400,000 shares of our common stock at a price of $0.15 per share.

On May 30, 2010, we amended the option grant made to Mr. Currier through the employment agreement to adjust the exercise price from $0.15 per share of common stock, to $0.06 per share of common stock.  The option was repriced to reflect the then-current market value of our common stock. All other terms and conditions of the option grant remained the same.

On January 1, 2011 we amended our employment agreement with James R. Currier. We agreed to increase Mr. Currier's base pay from $180,000 per year to $200,000 per year for calendar 2011, and we agreed to further adjustments in 2012 and 2013 targeted at $225,000 and $250,000, respectively.   Mr. Currier will be eligible to receive a performance bonus at the discretion of the board, which, if granted, will be payable either in cash or shares of common stock at a price equal to 80% of the volume weighted average price for the applicable bonus period.  We also have granted to Mr. Currier additional options to purchase 1,000,000 shares of our common stock at a price of $0.07 per share, 1,000,000 shares of our common stock at a price of $0.09 per share, 1,000,000 shares of our common stock at a price of $0.12 per share, and 1,000,000 shares of our common stock at a price of $0.15 per share, all of which vested upon grant.

On December 16, 2009 we entered into an employment agreements with David R. Wells to serve as our President and Chief Financial Officer. We agreed to pay Mr. Wells a salary of $180,000 per year.  Mr. Wells is eligible to receive a performance bonus of up to 50% of his annual compensation, which, if earned, will be paid one-half in cash and one-half in shares of our common stock.  The performance bonus will be earned upon the achievement by Mr. Wells of certain objectives during the 2010 fiscal year, including: the filing of restated financial statements, timely completion of all required financial statements included with our periodic reports, the achievement of certain revenue milestones, and remaining in the position through December 31, 2010.  A total of $72,000 was earned as of December 31, 2010. Of that amount, $36,000 was payable in 522,617 shares of common stock which have been issued and $36,000 was payable in cash, of which $10,000 has been paid and the balance of $26,000 remains accrued. We also have granted to Mr. Wells an option to purchase 400,000 shares of our common stock at a price of $0.15 per share.

On May 30, 2010, we amended the option grant made to Mr. Wells through the employment agreement to adjust the exercise price of the option from $0.15 per share of common stock, to $0.06 per share of common stock.  The option was repriced to reflect the then-current market value of our common stock. All other terms and conditions of the option grant remained the same.

On January 1, 2011 we amended our employment agreement with Mr. Wells. We agreed to increase Mr. Well's base pay from $180,000 per year to $200,000 per year for calendar 2011, and we agreed to further adjustments in 2012 and 2013 targeted at $225,000 and $250,000, respectively.   Mr. Wells will be eligible to receive a performance bonus at the discretion of the Board, which, if granted, will be payable either in cash or shares of common stock at a price equal to 80% of the volume weighted average price for the applicable bonus period.  We also granted to Mr. Wells additional options to purchase 1,000,000 shares of our common stock at a price of $0.07 per share, 1,000,000 shares of our common stock at a price of $0.09 per share, 1,000,000 shares of our common stock at a price of $0.12 per share, and 1,000,000 shares of our common stock at a price of $0.15 per share, all of which vested upon grant.

Each of our executives is also entitled to participate in benefit programs offered to other employees of Sionix, including, life, health, dental, accident, disability, or other insurance programs and pension, profit-sharing, 401(k), savings, or other retirement programs, although we are not obligated to adopt or maintain any particular benefit program.

The employment agreements each have a term of three years.  If we fail to give Mr. Currier or Mr. Wells notice at least six months prior to the expiration of the term that the agreement is terminated on the expiration date, then beginning on a date that is six months prior to the scheduled expiration date, the duration of the employment term will be extended an additional day for each day that passes, so that at any time there will not be less than six months remaining in the employment term.

If we terminate either of the employment agreements without cause or if the agreement is terminated as a result of the death of Mr. Currier or Mr. Wells, Mr. Currier or Mr. Wells, or either of their estates, as appropriate, will be entitled to receive, aside from accrued but unpaid salary and accrued benefits, his monthly compensation and benefits for a period of six months following the termination.

Severance and change of control arrangements. Pursuant to their employment agreements, the term of employment for our Chief Executive Officer and our President and Chief Financial Officer extends through December 31, 2013.  These contracts provide for a six month notice period for termination of the contract if notice is provided after July 1, 2012.  The employment agreements with our Chief Executive Officer and our President and Chief Financial Officer also provide for accelerated vesting of the executive’s then outstanding stock options in the event the executive is terminated by us without cause, is constructively terminated, or following a change of control. These arrangements are intended to preserve morale and productivity and to allow these executives to focus on enhancing our business without concern for the impact on their continued employment in the event of a change of control.

Compensation of Directors

The table below sets forth the compensation provided to our directors for services provided by them for the fiscal year ended September 30, 2010.  We intend to continue compensating our directors with common stock for the services they provide.

DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(1)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
James R. Currier	--	--	(2)	--	--	--	--
David R. Wells	--	--	(2)	--	--	--	--
James Alexander		22,764	--	--	--	--	22,764
Johan Perslow		22,764	--	--	--	--	22,764
Frank Power		22,764	--	--	--	--	22,764
William Retz(3)		22,764	--	--	--	--	22,764
_________
(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)
Mr. Currier and Mr. Wells have each received options to purchase common stock in conjunction with their employment agreements. The option grants have been reported in the Summary Compensation Table above. Mr. Currier and Mr. Wells are not eligible for compensation as directors at this time.

(3)	Mr. Retz resigned as one of our directors in August 2011.

Directors receive compensation payable in our common stock. The number of shares of our common stock that our directors are entitled to receive is determined by dividing $7,500 by the volume weighted average price for each completed quarter during the year, payable in arrears. Directors are also reimbursed for expenses incurred in attending board meetings and other Sionix-related activities.

Insider Participation in Meetings of Directors

Other than Mr. Currier, our Chief Executive Officer, Mr. Wells, our President and Chief Financial Officer, and Mr. Perslow, all of our directors are independent directors.  While Mr. Currier occupies the office of Chairman of the Board, all matters to be acted upon where potential conflicts exist between our executive officers and the Company (for example, the terms of employment agreements, option grants, bonus awards, etc.) are discussed and approved by the non-interested directors on our board of directors.  On matters where a conflict of interest is apparent and Mr. Currier and Mr. Wells have recused themselves, any deadlocked voting is decided by the vote of our senior board member, who effectively functions as a lead independent director.  Currently, Mr. James W. Alexander serves in this role.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The OTC Bulletin Board does not have rules regarding director independence.  We plan to apply for listing our common stock on the NASDAQ Capital Market immediately following the filing of this Registration Statement, and we expect such lising to occur immediately following the consummation of this offering.  Therefore, our determination of the independence of directors is made using the definition of “independent” contained in the listing standards of the NASDAQ Stock Market.  On the basis of information solicited from each director, the board has determined that each of Mr. Alexander and Mr. Power has no material relationship with the Company and is independent within the meaning of such rules.  In anticipation of the acceptance of our listing application with the NASDAQ Stock Market, we are in the process of interviewing individuals who we believe will enhance the composition of our board of directors and who will also meet the definition of “independence” as set forth in the rules of the NASDAQ Stock Market.

Described below are certain transactions or series of transactions that occurred from October 1, 2008 through the date of this prospectus (the “Period Reported”) between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

In March 2010 we announced a strategic alliance agreement with Pacific Advanced Civil Engineering, Inc. (PACE), an advanced water engineering firm headquartered in Fountain Valley, CA. Under this agreement, PACE has provided continuous engineering oversight of our application specific MWTU and MWTS.  We have also entered into an exclusive services agreement with PERC Water Corporation (PERC), a water recycling and water asset management company headquartered in Costa Mesa, CA.  Under the agreement, PERC has the exclusive right to supply logic controls, including the software, hardware, firmware, panels and networks, including Ethernet, Wi-Fi and/or satellite based telemetry.  Johan Perslow, the founder and a principal shareholder of both PACE and PERC, joined the board of directors of Sionix in June, 2010.

On October 14, 2008, we entered into an agreement with RJ Metal, a company controlled by one of our former directors, Rodney Anderson, to purchase equipment valued at $125,000 in consideration of an aggregate of 833,334 shares of our common stock.  Mr. Anderson received 300,000 of the shares issued.  The market value of our common stock on October 14, 2008 was $0.13 per share.

On November 11, 2008, we entered into a Termination, Separation and Release Agreement (the “Separation Agreement”) with Richard H. Papalian, our former chief executive officer, pursuant to which we and Mr. Papalian mutually agreed to terminate Mr. Papalian’s Employment Agreement dated December 19, 2007, and agreed that such termination would be deemed neither a termination by us for “Cause” nor a termination by Mr. Papalian for “Good Reason”, as those terms are defined in the Employment Agreement, and agreed to a mutual general release of any claims arising from Mr. Papalian’s service as an officer and director.  Mr. Papalian agreed to forfeit all unvested stock options granted to him pursuant to the Notice of Grant of Stock Option dated December 19, 2007, leaving him with a vested option to purchase 2,933,526 shares of our common stock at an exercise price $0.25 per share, after giving effect to anti-dilution adjustments to which Mr. Papalian was entitled pursuant to his Stock Option Agreement dated December 19, 2007.  In addition, we agreed to grant Mr. Papalian a fully vested 5-year option to purchase 3,500,000 shares of our common stock at an exercise price of $0.15 per share in consideration of Mr. Papalian’s acceptance of the Separation Agreement. The fair value of the option on November 11, 2008 was $238,244 at the date of grant and was calculated using the Black Scholes option valuation model with the following assumptions: risk free interest rate of 1.16%, expected volatility of 89.31%, dividend yields of 0% and expected term of 5 years.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In 1996 our common stock was approved for quotation on the OTC Bulletin Board under the symbol “SINX”.  As of August 31, 2011 we had 295,991,667 shares of common stock issued and outstanding and approximately 873 stockholders of record.  This does not include an indeterminate number of stockholders whose shares are held by brokers in street name.

The table below sets forth the range of high and low bid quotes of our common stock for each quarter for the last two fiscal years as reported by the OTC Bulletin Board, and our two most recent fiscal quarters.  The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions.

Fiscal Year Ended September 30, 2011:	High	Low
Quarter Ended December 31, 2010	$0.06	$0.04
Quarter Ended March 31, 2011	0.06	0.04
Quarter Ended June 30, 2011	0.19	0.04
Quarter ended September 30, 2011 (through August 31, 2011)	0.15	0.02

Fiscal Year Ended September 30, 2010:
First Quarter	$0.17	$0.08
Second Quarter	0.17	0.08
Third Quarter	0.11	0.08
Fourth Quarter	0.09	0.05

Fiscal Year Ended September 30, 2009:
First Quarter	$0.14	$0.09
Second Quarter	0.12	0.05
Third Quarter	0.20	0.07
Fourth Quarter	0.23	0.16

Assuming the sale of all the shares of common stock being offered and assuming the issuance of all the shares of common stock underlying the warrants and options we had outstanding as of August 31, 2011, we would have  shares of common stock outstanding based on the number of shares of our common stock outstanding as of that date.  This amount does not include additional shares of common stock that would be issued if our convertible promissory notes and debentures were converted to common stock.  The conversion of all of our convertible promissory notes and debentures as of August 31, 2011 would have required us to issue an additional 22,785,543 shares of common stock.

As of August 31, 2011 we had 56,413,342 shares of restricted common stock outstanding, of which approximately 29,491,762 shares may be sold pursuant to Rule 144, promulgated under the Securities Act of 1933.

Dividends

We have never paid any dividends.  We anticipate that any future earnings will be retained for the development of our business and we do not anticipate paying any dividends on our common stock in the foreseeable future.

PLAN OF DISTRIBUTION

We are offering the shares of our common stock through Northland Securities, Inc. as placement agent. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SPIC. Subject to the terms and conditions contained in a placement agent agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, the placement agent has agreed to act as the placement agent for the sale of shares of our common stock in this offering.  The placement agent is not purchasing or selling any shares by this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but it has agreed to use reasonable efforts to arrange for the sale of all shares we are offering by this prospectus.

With our consent, the placement agent may engage sub-placement agents and selected securities dealers for the purpose of placing securities.  The placement agent will have no obligation to buy any of the shares from us, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the shares.  This offering is being made in some jurisdictions to institutional investors only and in other jurisdictions to institutional and non-institutional investors.  Each investor will receive a confirmation of sale from one of the placement agents in accordance with Rule 10b-10 of the Exchange Act.  We will also enter into subscription agreements directly with investors in connection with the offering.  All funds we receive from investors will be deposited in a special non-interest-bearing escrow account under the name of the escrow agent in this offering.

The terms of any such offering will be subject to market conditions and private negotiations between us and prospective purchasers. The placement agent agreement does not give rise to any commitment by the placement agent to purchase any of our shares, and the placement agent will have no authority to bind us by virtue of the placement agent agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We will enter into subscription agreements directly with the purchasers in connection with this offering, and we will only sell to purchasers who have entered into subscription agreements. The placement agent agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel or independent auditor.

Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the common stock, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of [____] shares of common stock will take place on or about  [____] , 2011. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares. All funds received in payment for the shares sold in this offering will be deposited into an escrow account pursuant to an escrow agreement between us, Northland Securities, Inc., and an escrow agent, and held until we and Northland Securities, Inc. notify the escrow agent that the offering has closed. The escrow agent will not accept any investor funds until the date of this prospectus.

On the scheduled closing date, we will receive funds in the amount of the gross proceeds of the sale of shares of common stock in the offering.  The placement agent will receive a commission in accordance with the terms of the placement agent agreement. We will pay the placement agents a commission equal to 7.0% of the gross proceeds of the sale of shares of common stock in the offering, plus reimbursements for reasonable accountable out-of-pocket fees and expenses, which will not exceed $125,000 without our prior written approval, which we may not unreasonably withhold.  On the closing, for a purchase price of $50, we also will issue the placement agent warrants to purchase a number of shares of our common stock equal to 5.0% of the number of shares sold in this offering with an exercise price equal to $[____] per share (115% of the per share price of shares sold in this offering).  The warrants to be issued to the placements agent at closing will be immediately exercisable, expire five years from the effective date of the registration statement of which this prospectus is a part, and the shares acquirable upon exercise of the warrants have certain “piggyback” registration rights.  The warrants to be issued to the placement agent and the shares of common stock acquirable upon exercise thereof may not be sold, transferred, assigned or hypothecated for a period of 180 days from the date of the closing of this offering, except by operation of law or reason or reorganization of the placement agent, to officers or partners of the placement agent who agree to similar restrictions on transfer or as otherwise permitted by FINRA Rule 5110 or any successor rule. In addition, we have granted Northland Securities, Inc. a right of first refusal for 12 months following the final closing of this offering to act as our lead or book running manager in any of our public or private debt or equity offerings during that time, subject to certain exceptions.  The estimated offering expenses payable by us, in addition to the placement agent’s commission and reimbursable expenses, are approximately $[____], which includes legal, accounting and printing costs and various other fees associated with registering the common stock. After deducting the estimated placement agent’s fees and reimbursable expenses and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $[____] million, assuming we sell all of the shares we are offering.

Pursuant to the placement agent agreement, we have agreed that we will not, and our existing directors and executive officers have agreed they will not, for a period of 90 days from the date of this prospectus (the “Lock-Up Period”), without the prior written consent of the placement agent, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, other than (i) our sale of the shares pursuant to this prospectus and (ii) the issuance of restricted common stock or options to acquire common stock pursuant to our employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and the issuance of common stock pursuant to the valid exercises of options, warrants or rights outstanding on the closing date. In addition, our directors and officers have agreed not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of common stock or any such securities and not to engage in any short selling of any common stock or any such securities, during the Lock-Up Period, without the prior written consent of the placement agent.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The transfer agent for our common stock to be issued in this offering is Issuer Direct Corporation located at 500 Perimeter Park Dr, Suite D, Morrisville, NC 27560. Their telephone number is (919) 481-4000.  We intend to apply for listing our common stock on the NASDAQ Capital Market under the symbol “BUBL”. We expect listing to occur immediately following the consummation of this offering.  No assurance can be given that our application will be approved.  If the application is not approved, our common stock will continue to be traded on the OTC Bulletin Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2011, information regarding the beneficial ownership of our common stock with respect to each of our executive officers, each of our directors, each person known by us to own beneficially more than 5% of the common stock, and all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  Each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of August 31, 2011 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  On August 31, 2011 we had 295,991,657 shares of common stock outstanding.

Name and Address (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock
James R. Currier, Chairman and Chief Executive Officer	8,595,921	(2), (3)	2.9%
David R. Wells, President, CFO and Director	8,185,086	(2), (3)	2.8%
James Alexander, Director	3,504,141	(3), (4)	1.2%
Frank Power, Director	467,041	(4)	0.2%
Johan Perslow, Director	467,041	(4)	0.2%
All Officers and Directors as a Group (5 total)	21,219,230		7.2%
___________
(1)	The address for each of our officers and directors is 914 Westwood Blvd., Box 801, Los Angeles, California 90024.
(2)	Consists of an option grant as a result of employment contract dated December 16, 2009 and superseded by an agreement effective January 1, 2011.
(3)	Consists of common shares purchased either in the open market, or directly from the Company.
(4)	Consists of common shares issued as a result of board compensation.

DESCRIPTION OF SECURITIES

General

The following discussion of our securities is qualified in its entirety by our articles of incorporation, as amended, and our bylaws and by the full text of the agreements pursuant to which the securities were issued.  We urge you to review these documents, copies of which have been filed with the Securities and Exchange Commission, as well as the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Common Stock

We are authorized to issue two classes of stock, which is designated as common stock and preferred stock.  The total number of shares of common stock that we may issue is 600,000,000, with a par value per share of $0.001. As of August 31, 2011, we had 295,550,339 shares of common stock issued and outstanding that were held of record by approximately 873 stockholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.  The common stock has no preemptive or conversion rights or other subscription rights.  All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock offered in this offering will be fully paid and not liable for further call or assessment.  Our Articles of Incorporation do not provide for cumulative voting.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, with a par value of $0.001 per share.  No shares of preferred stock are outstanding.

Options

As of August 31, 2011, we had issued and outstanding options for the purchase of up to 38,449,516 shares of common stock to our current and former directors, officers, and employees, with exercise prices ranging from $0.06 to $0.25 per share and a weighted average exercise price of $0.112.

Convertible Notes, Subordinated Convertible Debentures, Subordinated Debentures and Convertible Debentures

Between October 2006 and February 2007, we completed an offering of $750,000 in principal amount of Convertible Notes, which bore interest at 10% per annum and were scheduled to mature at the earlier of (i) 18 months from the date of issuance (ii) an event of default or (iii) the closing of any equity related financing by us in which the gross proceeds are a minimum of $2,500,000. These notes were convertible into shares of our common stock at $0.05 per share or shares of any equity security issued by us at a conversion price equal to the price at which such security is sold to any other party. In the event that a registration statement covering the underlying shares was not declared effective within 180 days after the closing, the conversion price was to be reduced by $0.0025 per share for each 30 day period that the effectiveness of the registration statement was delayed but in no case could the conversion price to be reduced below $0.04 per share.  All obligations under these notes have been satisfied by converting the amount owed into shares of our common stock.

On July 17, 2007, we completed an offering of $1,025,000 in principal amount of Subordinated Convertible Debentures to a group of institutional and accredited investors, which bore interest at the rate of 8% per annum, and matured 12 months from the date of issuance.  These debentures were convertible into shares of the Company’s common stock at an initial conversion rate of $0.22 per share, subject to anti-dilution adjustments. As part of the offering, we issued warrants to purchase 2,329,546 shares of common stock at an initial exercise price of $0.50 per share as well as a warrant to the placement agent to purchase 465,908 shares of common stock. An amendment dated March 13, 2008 reduced the conversion rate of the notes to $0.15 per share and the exercise price of the warrants to $0.30 per share. All obligations under these notes have been satisfied by converting the amount owed into shares of our common stock.

On July 29, 2008, we completed an offering of $1,000,000 in principal amount of 12% Subordinated Convertible Notes to a group of institutional and accredited investors.  The 12% Subordinated Convertible Notes were to mature on July 29, 2009 or sooner if declared due and payable by the holder upon the occurrence of an event of default, and they accrue interest at the rate of 12% per annum.  The Debentures are convertible into common stock at a conversion price of $0.25 per share (the “Conversion Price”) from and after such time as our authorized common stock was increased, which occurred in March 2010. In the event of an offering of common stock, or securities convertible into common stock, at a price, conversion price or exercise price less than the conversion price (a “dilutive issuance”), then the conversion price of any then outstanding 12% Subordinated Convertible Notes will be reduced to equal such lower price, except in connection with certain exempt issuances.  In an event of default, the conversion price will be reduced to $0.15 per share.  As part of the offering, we issued warrants to purchase 3,333,333 shares of common stock, which expire five years from the date of grant, are exercisable at an exercise price of $0.30 per share, and may be exercised on a cashless basis at the election of the holder.  In the event of a dilutive issuance, the exercise price of the warrants will be reduced to equal the price of the securities issued in the dilutive issuance, except in connection with certain exempt issuances.  The exercise price of the warrants was reduced to $0.15 per share in July 2009. A portion of these notes had converted to common stock, and as of August 31, 2011, $1,061,351 in principal and accrued interest amounts remained outstanding.

During December 2009 and January 2010, the Company completed an offering of $240,000 in principal amount of 10% Convertible Debentures to a group of institutional and accredited investors.  The 10% Convertible Debentures mature on various dates beginning in May 2010 through June 2010 or sooner if declared due and payable by the holder upon the occurrence of an event of default, and bear interest at the rate of 10% per annum.  The debentures are convertible into common stock at a conversion price of $0.15 per share. As part of the above offering, we issued warrants to purchase 1,200,000 shares of common stock at exercise price of $0.25 per share. As of August 31, 2011, $53,878 in principal and accrued interest amounts remained outstanding.

During the period beginning in April 2010 and continuing through June 2011, we issued convertible notes with an interest rate of 8% to a single investor.  We borrowed a total of $417,500 and there is remaining outstanding a total of $192,500 in principal amount.  The loans are convertible into shares of our common stock at 55% of the market price on the conversion date.  The market price is defined as the average of the lowest three trading prices for our common stock during the 10 trading days immediately prior to the conversion date.

Warrants

We have outstanding warrants to purchase 2,795,453 shares of our common stock that were issued in conjunction with the offering of our 8% Subordinated Convertible Debentures described above.  The warrant exercise price is $0.30 per share.  These warrants were immediately exercisable upon issuance and have a term of five years.

We have outstanding warrants to purchase 850,000 shares of our common stock that were issued in conjunction with an offering in January 2008.  The warrant exercise price is $0.18 per share.  These warrants were immediately exercisable upon issuance and have a term of five years.

We have outstanding warrants to purchase 9,000,000 shares of our common stock that were issued in conjunction with the offering and settlement of our 12% Subordinated Convertible Notes described above.  The warrant exercise price was originally $0.30 per share, but has been reduced to $0.15 per share.  These warrants were immediately exercisable upon issuance and have a term of five years.

We have outstanding warrants to purchase 1,200,000 shares of our common stock that were issued in conjunction with the offering of our 10% Convertible Debentures described above.  The warrant exercise price is $0.25 per share.  These warrants were immediately exercisable upon issuance and have a term of five years.

We have outstanding warrants to purchase 1,066,668 shares of our common stock that were issued in conjunction with an offering in February 2010.  The warrant exercise price is $0.15 per share.  These warrants were immediately exercisable upon issuance and have a term of five years.

We have outstanding warrants to purchase 24,658,326 shares of our common stock that were issued in conjunction with a sale of common stock to various holders from August 2010 through April 2011.  The warrant exercise price is $0.17 per share for the 20,895,826 warrants issued to the purchasing shareholders and $0.06 for the 3,762,500 issued to the finder. All of these warrants were immediately exercisable upon issuance and have a term of five years, and we have registered the underlying common stock for immediate sale through our registration statement that was declared effective by the SEC in May 2011.

We have outstanding warrants to purchase 3,579,722 shares of our common stock that were issued in conjunction with the conversion of certain notes from September 2010 to June 2011.  The warrant exercise price is $0.10 per share.  These warrants were immediately exercisable upon issuance and have a term of five years.

We have outstanding warrants to purchase 10,730,312 shares of our common stock that were issued in conjunction with services provided.  The weighted average exercise price is $0.22 per share.  These warrants were immediately exercisable upon issuance and have a term of 5 years.

We have outstanding warrants to purchase 10,760,000 shares of our common stock that were issued in conjunction with certain settlements.  The weighted average exercise price is $0.13 per share.  These warrants were immediately exercisable upon issuance and have terms between 3 and 5 years.

We have outstanding warrants to purchase 4,380,000 shares of our common stock that were issued in conjunction with advisory board services.  The weighted average exercise price is $0.25 per share.  These warrants were immediately exercisable upon issuance and have a term of 5 years.

We have outstanding warrants to purchase 1,000,000 shares of our common stock that were issued to former board members.  The exercise price is $0.25 per share.  These warrants were immediately exercisable upon issuance and have a term of 5 years.

We have outstanding warrants to purchase 8,333,333 shares of our common stock that were issued in conjunction with a sale of common stock to Wenning Poultry in May 2010.  The warrant exercise price was originally $0.17 per share.  In April 2011, as part of an agreement with Wenning Poultry, we reduced the exercise price to $0.07 per share. These warrants were immediately exercisable upon issuance and have a term of five years.

We have outstanding warrants to purchase 15,000,000 shares of our common stock that were issued in August 2011 in return for $75,000 in cash.  The exercise price is $0.07 per share.  These warrants were immediately exercisable upon issuance and have a term of two years.

Preemptive Rights

From September 2010 through April 2011, we entered into Securities Purchase Agreements with Asher Enterprises, Inc. in which Asher was granted a right of first refusal to purchase shares of our common stock with respect to any equity financing that we conduct within twelve months of the closing date of each sale pursuant to the applicable Securities Purchase Agreement.  Asher has waived such rights with respect to this offering, but there is no guarantee that Asher will waive its rights with respect to any future equity financing that we might seek conduct.

Certain Anti-Takeover Provisions of Nevada Law

We are subject to Nevada’s Combination with Interested Stockholders Statute (NRS 78.411 et. seq.).

The Combination with Interested Stockholders Statute prevents an “interested stockholder” and an applicable Nevada corporation from entering into a “combination,” unless certain conditions are met. A “combination” means any merger or consolidation with an “interested stockholder” or affiliate of an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” or affiliate of an “interested stockholder”:

•	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means (i) the beneficial owner of 10% or more of the voting shares of the corporation or (ii) an affiliate or associate of the corporation who at any time within 3 years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation. A corporation may not engage in a “combination” within three years after the interested stockholder acquired his shares unless the combination or the purchase of shares made by the interested stockholder was approved by the board of directors before the interested stockholder acquired such shares. If this approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated (a) if it is approved by a majority of the voting power held by disinterested stockholders or (b) if the consideration to be paid by the interested stockholder for disinterested shares of common and preferred stock, as applicable, is at least equal to the highest of:

•
the highest price per share of such stock paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period;

•
the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or

•
for the holders of preferred stock, the highest liquidation value of the preferred stock, if it is greater than the value of both of the above, as applicable to preferred stock pursuant to the statute.

Preferred Stock

The certificate of amendment to our articles of incorporation, which was approved by our stockholders on March 17, 2010, expressly granted to our Board of Directors the authority to issue, from time to time, preferred stock of any series and, in connection with the creation of each such series, to fix by the resolution the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Nevada.  The authority of the Board of Directors with respect to each series of the preferred stock includes, but is not limited to, determination of the following:

•	The number of shares constituting that series and the distinctive designation of that series;

•
The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

•
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•	Any other relative rights, preferences and limitations of that series.

We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On July 23, 2009, our Board of Directors approved the engagement of Windes & McClaughry Accountancy Corporation (“Windes”) as the Company’s independent registered public accounting firm.

Also, on July 23, 2009, our Board of Directors resolved to dismiss Kabani & Company (“Kabani”) as the Company’s independent registered public accounting firm, and Kabani was notified of this action on July 23, 2009.

During the fiscal years ended September 30, 2008 and September 30, 2007, and the subsequent interim period through July 23, 2009, the Company had (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, with Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Kabani’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Kabani’s reports on the Company’s financial statements for the fiscal years ended September 30, 2008, and September 30, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, or accounting principles but the reports contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

During the fiscal years ended September 30, 2008, and September 30, 2007, and the subsequent interim period through July 23, 2009, neither the Company nor anyone on its behalf consulted with Windes regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter that was the subject of a disagreement of the type described in Item 304(a)(1)(iv) of Regulation S-K, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On August 7, 2009, our Board of Directors, after discussion with Windes, concluded that as a result of the issuance of certain securities, our financial statements for the fiscal years ended September 30, 2007 and September 30, 2008 and for the quarterly periods ended December 31, 2006, March 31, 2007, June 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, December 31, 2008 and March 31, 2009 would need to be restated.

Because of Kabani’s previous long association with the Company, the Board determined that it was in the Company’s best interest to reengage Kabani.  During the two most recent fiscal years and the interim period through the date of re-engagement, the Company had not consulted with Kabani regarding the application of accounting principles to a specified transaction, completed or proposed, or regarding the type of audit opinion that might be rendered on the Company’s financial statements.  Accordingly, on August 12, 2009, the Board voted in favor of dismissing Windes as the Company’s auditor and then voted in favor of reengaging Kabani.  The Board’s actions took effect on August 13, 2009.  The restatement of the Company’s financial statements was not completed prior to the dismissal of Windes.

The Company did not have any disagreements with Windes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Windes, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.  Windes did not issue a report on the Company’s financial statements.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock being offered in this offering.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement.  For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.  Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.  Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.  The reports and other information we file with the Securities and Exchange Commission can be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at the principal offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington D.C. 20549.  You may obtain information regarding the operation of the public reference room by calling 1 (800) SEC-0330.  The Securities and Exchange Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and we file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

EXPERTS

Kabani & Company, an independent registered public accounting firm, audited our financial statements at September 30, 2010 and 2009, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Kabani & Company, given on their authority as experts in accounting and auditing.

LEGAL MATTERS AND INTERESTS OF NAMED EXPERTS

Richardson & Patel LLP has rendered an opinion relating to the issuance of the common stock being registered. Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although the law firm and its principals are under no obligation to do so, they may continue to accept our common stock for services rendered by them. As of the date of this prospectus, Richardson & Patel LLP and its principals collectively own 8,771,628 shares of our common stock, and warrants to purchase up to 1,191,000 shares of our common stock. Faegre & Benson LLP in Minneapolis, Minnesota, has acted as counsel for the placement agent.

SIONIX CORPORATION

Sionix Corporation
Balance Sheets
(Unaudited)

	As of June 30,	As of September 30,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$-	$23,084
Other receivable	7,742	1,500
Inventory	1,191,849	579,160
Other current assets	49,430	11,750
Total current assets	1,249,021	615,494
Non-current assets:
Property and equipment, net	33,024	38,599

Total assets	$1,282,045	$654,093

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Bank overdraft	$278	$-
Accounts payable	657,089	215,842
Accrued expenses	683,162	943,485
Deferred revenue	-	300,000
Notes payable - related parties	25,000	27,000
Convertible notes, net of debt discount	987,776	1,470,776
10% subordinated convertible notes	-	56,615
Shares to be issued	-	-
Derivative liability	221,266	137,053
Total current liabilities	2,574,571	3,150,771

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized at June 30, 2011	-	-
Common stock, $0.001 par value (600,000,000 shares authorized; 286,322,104 and 217,154,741 shares issued and outstanding at June 30, 2011 and September 30, 2010, respectively)	286,322	217,155
Additional paid-in capital	28,552,515	22,885,234
Accumulated deficit	(30,131,363)	(25,599,067)
Total stockholders' deficit	(1,292,526)	(2,496,678)

Total liabilities and stockholders' deficit	$1,282,045	$654,093

The accompanying notes are an integral part of these unaudited condensed financial statements.

Sionix Corporation
Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010

Net revenues	$-	$-	$-	$1,620,000

Cost of sales	-	-	-	1,091,500

Gross profit	-	-	-	528,500

Operating expenses
General and administrative	740,281	580,095	2,217,475	1,273,969
Sales and marketing	131,674	80,255	336,181	138,101
Research and development	296,009	74,662	470,215	192,928
Depreciation and amortization	3,468	5,708	8,702	18,284
Total operating expenses	1,171,432	740,720	3,032,573	1,623,282

(Loss) income from operations	(1,171,432)	(740,720)	(3,032,573)	(1,094,782)

Other income (expense)
Interest expense and financing costs	(125,760)	(290,910)	(321,373)	(740,507)
Gain (loss) on change in fair value of:
Derivative liability	(2,618)	-	(25,075)	-
Warrant and option liability	-	-	-	4,359,957
Beneficial conversion liability	-	-	-	959,985
Other income	-	-	470,132	-
Legal settlements	-	-	(236,821)	-
Gain (loss) on settlement of debt	(1,312,315)	(608,625)	(1,386,586)	(578,625)
Loss on lease termination	-	-	-	(197,455)
Loss on asset disposition	-	-	-	(11,217)
Total other income (expense)	(1,440,693)	(899,535)	(1,499,723)	3,792,138

(Loss) income before income taxes	(2,612,125)	(1,640,255)	(4,532,296)	2,697,356
Income taxes	-	(1,600)	-	(1,600)
Net (loss) income attributable to common shareholders	$(2,612,125)	$(1,641,855)	$(4,532,296)	$2,695,756

Basic (loss) income per share	$(0.01)	$(0.01)	$(0.02)	$0.02
Diluted (loss) income per share	$(0.01)	$(0.01)	$(0.02)	$0.03

Basic weighted average number of shares of common stock outstanding	265,479,323	151,655,634	244,657,656	149,677,378
Diluted weighted average number of shares of common stock outstanding	265,479,323	151,655,634	244,657,656	180,710,139

The accompanying notes are an integral part of these unaudited condensed financial statements.

Sionix Corporation
Statements of Cash Flows
(Unaudited)

	Nine Months Ended June 30,
	2011	2010

Cash flows from operating activities
Net (loss) income	$(4,532,296)	$2,695,756
Adjustments to reconcile net (loss) income to net cash used by operating activities:
Depreciation	8,702	18,284
Amortization of beneficial conversion feature and debt discounts	142,248	477,203
Share based payments	682,832	433,456
Common stock issued for services	1,127,050	588,732
(Gain) loss on change in fair value of:
Derivative liability	25,075	-
Warrant and option liability	-	(4,359,957)
Beneficial conversion liability	-	(959,985)
(Gain) loss on settlement of debt	1,386,586	578,625
Loss on termination of lease	-
Impairment of property and equipment	-	11,217
(Increase) decrease in:
Inventory	(612,689)	875,404
Other current assets	(48,828)	(69,802)
Other assets	-	25,950
Increase (decrease) in:
Accounts payable	219,542	(55,094)
Accrued expenses	(45,957)	380,275
Deferred revenue	(300,000)	(1,620,000)
Net cash used by operating activities	(1,947,735)	(979,936)

Cash flows from investing activities:
Purchase of property and equipment	(3,127)	-
Cash flows from financing activities:
Borrowings	195,278	510,000
Common stock issued for cash	1,732,500	450,000
Net cash provided by financing activities	1,927,778	960,000

Net (decrease) increase in cash and cash equivalents	(23,084)	(19,936)
Cash and cash equivalents, beginning of period	23,084	22,982
Cash and cash equivalents, end of period	$-	$3,046

SUPPLEMENTARY CASH FLOW INFORMATION:
Income taxes paid	$2,569	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements..

Sionix Corporation
Notes to Condensed Unaudited Financial Statements

Note 1 – Organization and Description of Business

Sionix Corporation (the "Company") was incorporated in Utah in 1996.  The Company completed its reincorporation as a Nevada corporation effective July 1, 2003. The reincorporation was completed pursuant to an Agreement and Plan of Merger between Sionix Corporation, a Utah corporation ("Sionix Utah") and its wholly-owned Nevada subsidiary, Sionix Corporation ("Sionix Nevada"). Under the merger agreement, Sionix Utah merged with and into Sionix Nevada, and each share of Sionix Utah’s common stock was automatically converted into one share of common stock, par value $0.001 per share, of Sionix Nevada. The merger was effected by the filing of Articles of Merger, along with the Agreement and Plan of Merger, with the Secretary of State of Nevada.

The Company designs, develops, markets and sells both turnkey and stand-alone water management and treatment systems intended for use in several industries including oil & gas mining, agriculture, commercial, municipalities (both potable and wastewater), industry (both make-up water and wastewater), energy production and emergency response. Our executive offices are located at 914 Westwood Blvd., Box 801, Los Angeles, California 90024.  Our telephone number is (704) 971-8400, and our website is www.sionix.com.  Information included in our website is not a part of these financial statements.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the years ended September 30, 2010 and 2009.  The interim results for the period ended June 30, 2011 are not necessarily indicative of results for the full fiscal year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include collectability of accounts receivable, accounts payable, sales returns, and recoverability of long-term assets.

Derivatives

Derivative instruments are recognized as either assets or liabilities and are measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation.

Fair Value Measurements

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts payable, accrued expenses and short-term debt, the carrying amounts approximate fair value due to their short maturities.  In addition, the Company has short-term debt with investors. The carrying amounts of the short-term liabilities approximate their fair value based on current rates for instruments with similar characteristics.

Revenue Recognition

Revenues from product sales are recorded when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the Company's price to the buyer is fixed or determinable; and (iv) collectability is reasonably assured. The Company's policy is to report its sales levels on a net revenue basis, with net revenues being computed by deducting from gross revenues the amount of actual sales returns and the amount of reserves established for anticipated sales returns.

The Company's policy for shipping and handling costs billed to customers is to include them in revenue in accordance with ASC Topic 605, “Revenue Recognition,” which requires that all shipping and handling billed to customers should be recorded as revenue. Accordingly, the Company records its shipping and handling amounts within net sales and operating expenses.

The Company earned no revenues for the three or nine months ended June 30, 2011 and earned revenues of $1,620,000 for the nine months ended June 30, 2010.  For the nine months ended June 30, 2011, the Company recognized $470,132 of other income in connection with the cancellation of a sales contract.

Research and Development

The cost of research and development is expensed as incurred. Total research and development costs were $296,009 and $74,662 for the three months ended June 30, 2011 and 2010, respectively and $470,215 and $192,928 for the nine months ended June 30, 2011 and 2010, respectively.

Stock-Based Compensation

The costs of all employee stock options, as well as other equity-based compensation arrangements, are reflected in the financial statements based on the estimated fair value of the awards on the grant date. That cost is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). Stock compensation for stock granted to non-employees is determined as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Earnings Per Share

Earnings per share is calculated in accordance with the ASC Topic 260, “Earnings Per Share.”  Basic net income or loss per share is computed by dividing the net income or loss available to common stock holders by the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants that are deemed “in the money” are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Also, under this method, convertible notes are treated as if they were converted at the beginning of the period.  The following is a reconciliation of the income (numerator) and number of shares (denominator) used in the basic and diluted earnings per share computations for the nine months ended June 30, 2010. There was no difference between the basic and diluted weighted average shares or earnings for the three or nine months ended June 30, 2011.

	For the Nine Months Ended June 30, 2010
	Income (Numerator)	Weighted Average Number of Shares (Denominator)	Amount per Share

Basic Earnings Per Share
Income available to common stockholders	$2,695,756	149,677,378	$0.02
Effect of Dilutive Securities
Stock options	-	632,194
Warrants	-	864,793
Convertible debt	684,370	29,535,774

Diluted Earnings Per Share
Adjusted income available to common stockholders	$3,380,126	180,710,139	$0.02

Recently Issued Accounting Pronouncements

In October 2009, the FASB issued ASU No. 2009-14, Software (Topic 985) – Certain Revenue Arrangements That Include Software Element, a Consensus of the FASB Emerging Issues Task Force, to address concerns relating to the accounting for revenue arrangements that contain tangible products and software. It requires a vendor to use vendor-specific objective evidence of selling price to separate deliverables in a multiple-element arrangement. The update will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on January 1, 2011. We are currently evaluating the impact, if any, of adopting the update.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s consolidated financial position or results of operations.

In July 2010, the FASB issued an accounting update to provide guidance to enhance disclosures related to the credit quality of a company's financing receivables portfolio and the associated allowance for credit losses. Pursuant to this accounting update, a company is required to provide a greater level of disaggregated information about its allowance for credit loss with the objective of facilitating a user’s evaluation of the nature of credit risk inherent in the company's portfolio of financing receivables, how that risk is analyzed and assessed in arriving at the allowance for credit losses, and the changes and reasons for those changes in the allowance for credit losses. The revised disclosures as of the end of the reporting period are effective for the Company beginning in the second quarter of fiscal 2011, and the revised discourses related to activities during the reporting period are effective for the Company beginning in the third quarter of fiscal 2011. The Company is currently evaluating the impact of this accounting update on its financial disclosures.

Note 3 – Property and Equipment

Property and equipment consisted of the following at:

	June 30,	September 30,
	2011	2010

Machinery and equipment	$41,726	$38,599
Less accumulated depreciation	(8,702)	-

Property and equipment, net	$33,024	$38,599

Depreciation expense for the three months ended June 30, 2011 and 2010 was $3,468 and $5,708, respectively. For the nine months ended June 30, 2011 and 2010, depreciation expense amounted to $8,702and $18,284, respectively.

Note 4 – Accrued Expenses

Accrued expenses consisted of the following at:

	June 30,	September 30,
	2011	2010

Accrued salaries	$212,066	$77,000
Interest payable	208,763	256,777
Claims payable	33,925	290,000
Other accrued expenses	228,408	319,708

Total accrued expenses	$683,162	$943,485

During the nine months ended June 30, 2011, common stock valued at $290,000 was issued in settlement of certain claims payable, and $214,366 of accrued interest was included in the conversion of notes payable into common stock described in Note 7.

Note 5 – Deferred Revenue

In June 2010, the Company received an order for a Mobile Water Treatment System (“MWTS”), which required a deposit. As of December 31, 2010, the Company had completed its design and manufacture of the system and has put the unit in place, and as of December 31, 2010 and September 30, 2010, customer deposits were $648,000 and $300,000, respectively. These deposits were classified as deferred revenue and reported net of related deferred costs of $28,168 and $0 at December 31, 2010 and September 30, 2010, respectively.

In March 2011, the Company entered into a settlement agreement with the MWTS customer, which included return of the MWTS unit to the Company, forfeiture of customer deposits, and re-pricing of a warrant previously issued to the customer.  Other income of $470,132 was recognized in the nine months ended June 30, 2011, representing the net impact of the above items.

Note 6 – Notes Payable – Related Parties

The Company has received advances in the form of unsecured promissory notes from stockholders. The original date of these advances was November 2009 and March 2011. These notes bear interest at rates up to 10% and are due on demand. As of June 30, 2011 and September 30, 2010, such notes payable amounted to $25,000 and $27,000, respectively. Accrued interest on the notes amounted to $16,246 and $15,486 at June 30, 2011 and September 30, 2010, respectively, and is included in accrued expenses. Interest expense on these notes for the three months ended June 30, 2011 and 2010 amounted to $632 and $2,517, respectively. Interest expense on these notes for the nine months ended June 30, 2011 and 2010 amounted to $1,997 and $7,888, respectively. No demand for payment has been made as of June 30, 2011.

Note 7 – Convertible Notes

At June 30, 2011 and September 30, 2010, convertible notes payable amounted to $987,776 and $1,470,776, respectively, net of discounts of $113,162 and $111,808, respectively. The notes bear interest at 10% - 12% per annum, and are convertible into common stock of the Company at $0.15 - $0.25 per share (as well as variable conversion rates as described below). The notes are due at various dates through March 2012, and are unsecured.

Through June 30, 2011, the Company issued $340,000 of convertible debentures (of which $190,000 is outstanding at June 30, 2011) that are convertible into common stock of the Company at variable conversion rates that provide a fixed rate of return to the note-holder. Under the terms of the notes, however, the Company could be required to issue additional shares of common stock in the event of default. The Company applied the provisions of ASC Topic 815, “Derivatives and Hedging” and determined that the conversion option should be bifurcated from the notes and valued separately. This conversion option has been recorded as a derivative liability, is being amortized over the terms of the related notes, and is carried at fair value in the accompanying balance sheet. During the three and nine months ended June 30, 2011, the change in fair value of this derivative liability amounted to $2,618 and $25,075, respectively.

During the nine months ended June 30, 2011, convertible note-holders (including subordinated note-holders described below) who were owed $946,391 (including interest) elected to convert their debt into 21,466,526 shares of common stock. In connection with the conversion, the Company issued warrants to purchase 979,167 shares of common stock, and issued warrants to purchase 6,500,000 shares of common stock to replace warrants to purchase 4,166,666 shares of common stock.

Note 8 – 10% Subordinated Notes

At June 30, 2011 and September 30, 2010, subordinated notes amounted to $0 and $56,615 respectively. Such subordinated notes (which are unsecured) matured on December 31, 2008, bear interest at the rate of 10% per annum, and are subordinated to certain notes described in Note 7, above.  During the three months ended June 30, 2011, such subordinated notes were converted into 695,150 shares of common stock.

Note 9 – Income Taxes

For the three months and nine months ended June 30, 2011, the accompanying Condensed Statements of Income reflect net income that is largely comprised of items that do not represent taxable income.

Note 10 – Stockholders’ Equity

Common Stock

The Company has 600,000,000 authorized shares of common stock, par value $0.001 per share. As of June 30, 2011 and September 30, 2010, the Company had 286,322,104 and 217,154,741 shares of common stock issued, respectively.

During the nine months ended June 30, 2011, the Company issued 10,192,503 shares of common stock (valued at $1,131,850 based on closing market prices), for services. The Company also issued 21,466,526 shares of common stock for conversion of debt in the amount of $946,391 (including interest), and issued 5,800,000 shares of common stock in settlement of an accounts payable balance in the amount of $290,000.

During the nine months ended June 30, 2011, the Company issued 31,541,667 shares of common stock together with warrants to purchase 15,770,827 shares of common stock, for gross proceeds of $1,892,500 ($0.06 per share). The Company paid finders’ fees of $160,000 in connection with this offering. The warrants issued are exercisable at $0.17 per share and expire five years from the date of issuance.

Employee Stock Options and Warrants

A summary of the Company’s activity for employee stock options and warrants:

		Average	Aggregate	Remaining
	Number	Exercise	Intrinsic	Contractual
	of Options	Price	Value	Life

Outstanding at October 1, 2010	24,501,316	$0.13	$-	2.55
Granted	13,365,000	0.10
Expired	-	-
Forfeited	-	-
Exercised	-	-
Outstanding at June 30, 2011	37,866,316	$0.12	$722,237	3.22

Exercisable at June 30, 2011	37,302,645	$0.12	$717,956	3.19

Outstanding and exercisable as of June 30, 2011:

		Weighted		Weighted
		Average		Average
		Remaining		Remaining
Exercise	Options	Contractual	Options	Contractual
Price	Outstanding	Life	Exercisable	Life
$0.06	6,565,000	4.02	6,493,658	4.01
$0.07	2,000,000	4.51	2,000,000	4.51
$0.09	2,000,000	4.51	2,000,000	4.51
$0.10	8,416,850	2.85	8,416,850	2.85
$0.12	8,450,940	2.79	8,450,940	2.79
$0.14	500,000	3.31	7,671	3.31
$0.15	7,000,000	3.31	7,000,000	3.31
$0.25	2,933,526	1.47	2,933,526	1.47
	37,866,316	3.22	37,302,645	3.19

During the nine months ended June 30, 2011, the Company granted a total of 13,365,000 options and warrants to certain officers and employees. Certain warrants vested immediately upon grant and have a term of five years; other warrants with a two-year term vest ratably over the vesting period. The weighted average grant-date fair value of these warrants was $707,154.   The fair value of these warrants was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

•	risk free rate of return of 0.44 – 2.24%;
•	volatility of 152 – 190%
•	dividend yield of 0%; and
•	expected term of 5 years.

During the nine months ended June 30, 2011, the Company amended the terms of 1,583,200 options granted to former officers. The officers’ options had original exercise prices of $0.15 - $0.25 per share, and were re-priced to $0.10 per share. The Company compared the fair value of the options immediately before and immediately after the amendments, and determined that the excess fair value of $36,542 should be recognized as compensation expense.

Stock Warrants

A summary of the Company’s warrant activity with non-employees:

		Weighted
		Average	Aggregate
	Number	Exercise	Intrinsic
	of Warrants	Price	Value
Outstanding at October 1, 2010	65,238,820	$0.18	$-
Granted	31,929,161	0.14
Expired	-	-
Forfeited	(833,333)	-
Exercised	(500,000)	-
Outstanding as of June 30, 2011	95,834,648	$0.16	$1,174,344

Exercisable as of June 30, 2011	95,834,648	$0.16	$1,174,344

Warrants outstanding and exercisable as of June 30, 2011:

			Weighted
			Average
			Remaining	Weighted Average
Exercise	Warrants	Warrants	Contractual	Exercise Price
Price	Outstanding	Exercisable	Life	Outstanding	Exercisable

$0.06	7,500,000	7,500,000	4.89	$0.06	$0.06
$0.07	8,333,333	8,333,333	3.88	$0.07	$0.07
$0.10	15,383,889	15,383,889	1.10	$0.10	$0.10
$0.12	5,760,000	5,760,000	2.23	$0.12	$0.12
$0.14	5,000,000	5,000,000	4.32	$0.14	$0.14
$0.15	2,107,667	2,107,667	3.33	$0.15	$0.15
$0.17	24,574,993	24,574,993	4.53	$0.17	$0.17
$0.18	850,000	850,000	1.54	$0.18	$0.18
$0.25	21,029,312	21,029,312	1.64	$0.25	$0.25
$0.30	5,295,454	5,295,454	1.30	$0.30	$0.30

	95,834,648	95,834,648

Note 11 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Through June 30, 2011, the Company has incurred cumulative losses of $30,131,363 including a net loss for the nine months ended June 30, 2011 of $4,532,296. As the Company has limited cash flow from operations, its ability to maintain normal operations is entirely dependent upon obtaining adequate cash to finance its overhead, research and development activities, and acquisition of production equipment. It is unknown when, if ever, the Company will achieve a level of revenues adequate to support its costs and expenses. In order for the Company to meet its basic financial obligations, including salaries, debt service and normal operating expenses, it plans to sell additional units of its water treatment system, and to seek additional equity or debt financing. Because of the Company’s history and current debt levels, there is considerable doubt that the Company will be able to obtain financing. The Company’s ability to meet its cash requirements for the next twelve months depends on its ability to obtain such financing. Even if financing is obtained, any such financing will likely involve additional fees and debt service requirements which may significantly reduce the amount of cash we will have for our operations. Accordingly, there is no assurance that the Company will be able to implement its plans.

As mentioned in Notes 6, 7, and 8, the Company has related party notes, convertible notes, and subordinated debentures that have matured. The Company is continuing its efforts to obtain customers for its products, expanding its sales efforts worldwide as well as expanding the industries it targets for possible customers. The Company also has future plans for additional products, and revisions to its current products. In support of this the Company plans to hire additional personnel who have the industry experience and the training so that they can be immediately effective in the building of the Company. The Company retains most design, system configuration, and technical engineering resources “in-house.”  Certain design and specific research and development activities are periodically sub-contracted to our partner, Pacific Advanced Civil Engineering, Inc. (“PACE”) as access to scientific and engineering resources exceed our “in-house” capability.  Additionally PACE provides overview of MWTS application configurations as part of a long-term services contract.  System controls for our MWTS products are designed and implemented by PACE’s sister company, PERC Water, Inc. (“PERC”) under a long-term supply contract.  Only fabrication of the DAF component of our MWTS is sub-contracted, and then only for the construction of the stainless steel DAF tank.  With the exception of plumbing and electrical sub-contractors, all other fabrication and assembly activities are supervised and managed by “in-house” resources.. This would reduce costs and improve the quality of its products. It is also continuing to seek additional investment capital in the form of debt or equity to sustain continued operations, and is considering certain changes to its capital structure to become more attractive to potential investors and business partners. Last, to manage these activities the Company has hired new senior management who have the manufacturing, finance and public company experience necessary to manage the Company.

Note 12 – Subsequent Events

Subsequent to June 30, 2011, the Company issued $35,000 of convertible debentures that are convertible into common stock of the Company at variable conversion rates that provide a fixed rate of return to the note-holder, similar to those described in Note 7. Under the terms of the notes, however, the Company could be required to issue additional shares in the event of default.

Subsequent to June 30, 2011, the Company received $88,540 in advances related to a private placement.

Subsequent to June 30, 2011, the Company issued a total of 15,000,000 warrants to three holders with an exercise price of $0.07 and a term of two years from the date of issue, in return for $75,000 in funding. No fees were paid on this transaction.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sionix Corporation

We have audited the accompanying balance sheets of Sionix Corporation (a Nevada corporation) as of September 30, 2010 and 2009 and the related statements of income, stockholders' (deficit), and cash flows for the years ended September 30, 2010 and 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sionix Corporation as of September 30, 2010 and 2009 and the results of its operations and its cash flows for the years ended September 30, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred cumulative losses of $25,599,067. In addition, the company has had negative cash flow from operations for the period ended September 30, 2010 of $1,496,299.  These factors along with those discussed in Note 17 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 17.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California.
January 4, 2011

Sionix Corporation
Balance Sheets
September 30, 2010 and 2009

	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$23,084	$22,982
Other receivable	1,500	155,000
Inventory	579,160	1,069,460
Other current assets	11,750	40,698
Total current assets	615,494	1,288,140
Non-current assets:
Property and equipment, net	38,599	64,203
Deposits	-	28,495

Total assets	$654,093	$1,380,838

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$215,842	$611,693
Accrued expenses	943,485	3,066,106
Customer deposit	300,000	1,620,000
Liquidated damages liability	-	78,750
Notes payable - related parties	27,000	107,000
Short-term promissory notes payable	-	390,000
Convertible notes, net of debt discount	1,470,776	1,738,194
10% subordinated convertible notes	56,615	482,492
Derivative liability	137,053	-
Warrant and option liability	-	7,937,620
Beneficial conversion liability	-	2,001,143
Total current liabilities	3,150,771	18,032,998

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized at September 30, 2010	-	-
Common stock, $0.001 par value (600,000,000 and 150,000,000 shares authorized at September 30, 2010 and 2009, respectively; 217,154,741 shares issued and outstanding at September 30, 2010; 148,795,946 shares issued and 148,314,046 shares outstanding at September 30, 2009)	217,155	148,313
Shares to be issued	-	400
Additional paid-in capital	22,885,234	12,089,664
Accumulated deficit	(25,599,067)	(28,890,537)
Total stockholders' deficit	(2,496,678)	(16,652,160)

Total liabilities and stockholders' deficit	$654,093	$1,380,838

The accompanying notes are an integral part of these financial statements.

Sionix Corporation
Statements of Income
Years Ending September 30, 2010 and 2009

	2010	2009

Net revenues	$1,620,000	$-

Cost of sales	1,093,748	-

Gross profit	526,252	-

Operating expenses
General and administrative	1,680,436	1,736,359
Sales and marketing	247,042
Research and development	360,982	761,440
Depreciation and amortization	18,285	28,444
Total operating expenses	2,306,745	2,526,243

Loss from operations	(1,780,493)	(2,526,243)

Other income (expense)
Interest income	-	3,962
Interest expense and financing costs	(902,209)	(292,694)
Gain (loss) on change in fair value of:
Derivative liability	(5,188)	-
Warrant and option liability	4,359,957	(631,781)
Beneficial conversion liability	959,985	8,471,003
Legal settlements	(25,000)	1,135
Gain on settlement of debt	731,137	3,616
Loss on asset disposition	(45,919)	-
Total other income	5,072,763	7,555,241

Income before income taxes	3,292,270	5,028,998
Income taxes	(800)	(4,800)
Net income available to common shareholders	$3,291,470	$5,024,198

Basic income per share	$0.02	$0.04
Diluted income per share	$0.02	$0.04

Basic weighted average number of shares of common stock outstanding	156,785,125	140,156,647
Diluted weighted average number of shares of common stock outstanding	187,290,446	140,156,647

The accompanying notes are an integral part of these financial statements.

Sionix Corporation
Statement of Stockholders' Equity (Deficit)
Years Ending September 30, 2010 and 2009

						Total
	Common Stock		Additional	Shares		Stockholders'
	Number		Paid-in	to be	Accumulated	Equity
	of Shares	Amount	Capital	Issued	Deficit	(Deficit)

Balance at September 30, 2008, restated	134,274,313	$134,274	$10,841,007	$126,429	$(33,914,735)	$(22,813,025)
Conversion of note payable into common stock	7,819,419	7,819	473,023	-	-	480,842
Common stock issued for services	1,200,139	1,200	225,029	(126,029)	-	100,200
Common stock issued for property and equipment	833,333	833	124,167	-	-	125,000
Common stock issued for cash and debt settlement	500,000	500	29,500	-	-	30,000
Common stock issued for warrant exercises	2,886,842	2,887	262,113	-	-	265,000
Common stock issued related to short-term notes	800,000	800	134,825	-	-	135,625
Net income	-	-	-	-	5,024,198	5,024,198

Balance at September 30, 2009	148,314,046	148,313	12,089,664	400	(28,890,537)	(16,652,160)
Conversion of note payable into common stock	37,629,046	37,629	3,212,085	(25,868)	-	3,223,846
Common stock issued for services	11,988,318	11,990	950,811	(447)	-	962,354
Common stock issued for cash	18,583,331	18,583	971,417	-	-	990,000
Fair value of derivative liabilities transferred to equity	-	-	4,689,583	-	-	4,689,583
Common stock issued for extension of notes payable	640,000	640	529,425	25,915	-	555,980
Share based payments	-	-	442,249	-	-	442,249
Net income	-	-	-	-	3,291,470	3,291,470

Balance at September 30, 2010	217,154,741	$217,155	$22,885,234	$-	$(25,599,067)	$(2,496,678)

The accompanying notes are an integral part of these financial statements.

Sionix Corporation
Statements of Cash Flows
Years Ending September 30, 2010 and 2009

	2010	2009

Cash flows from operating activities
Net income	$3,291,470	$5,024,198
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	18,285	28,444
Amortization of beneficial conversion feature and debt discounts	571,461	27,094
Share based payments	442,249	187,844
Common stock issued for services	962,354	238,244
(Gain) loss on change in fair value of:
Derivative liability	5,188	-
Warrant and option liability	(4,359,957)	631,781
Beneficial conversion liability	(959,985)	(8,471,003)
(Gain) loss on settlement of debt	(731,137)	(3,616)
Impairment of property and equipment	45,919	125,000
(Increase) decrease in:
Trade receivables	-	-
Inventory	490,300	(1,069,460)
Other current assets	25,948	(56,803)
Other assets	28,495	140,225
Increase (decrease) in:
Accounts payable	(395,852)	475,954
Accrued expenses	388,963	510,038
Customer deposit	(1,320,000)	360,000
Net cash used by operating activities	(1,496,299)	(1,852,060)

Cash flows from investing activities:
Purchase of property and equipment	(38,599)	(5,546)
Cash flows from financing activities:
Borrowings	545,000	390,000
Common stock issued for cash	990,000	270,000
Net cash provided by financing activities	1,535,000	660,000

Net increase (decrease) in cash and cash equivalents	102	(1,197,606)
Cash and cash equivalents, beginning of year	22,982	1,220,588
Cash and cash equivalents, end of year	$23,084	$22,982

SUPPLEMENTARY CASH FLOW INFORMATION:
Income taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Sionix Corporation
Notes to Financial Statements

Note 1 – Organization and Description of Business

Sionix Corporation (the "Company") was incorporated in Utah in 1996.  The Company was formed to design, develop, and market automatic water filtration systems primarily for small water districts. Sionix exited the Development Stage as of December 31, 2009 upon recognition of the revenue from the sale of the unit to IWE.

The Company completed its reincorporation as a Nevada corporation effective July 1, 2003. The reincorporation was completed pursuant to an Agreement and Plan of Merger between Sionix Corporation, a Utah corporation ("Sionix Utah") and its wholly-owned Nevada subsidiary, Sionix Corporation ("Sionix Nevada"). Under the merger agreement, Sionix Utah merged with and into Sionix Nevada, and each share of Sionix Utah’s common stock was automatically converted into one share of common stock, par value $0.001 per share, of Sionix Nevada. The merger was effected by the filing of Articles of Merger, along with the Agreement and Plan of Merger, with the Secretary of State of Nevada.

Note 2 –Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include collectability of accounts receivable, accounts payable, sales returns, and recoverability of long-term assets.

Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities of three months or less.

Inventory

Inventory is stated at the lower of cost or market, with cost generally determined on a first-in, first-out basis. Management utilizes specific product identification, historical product demand, and comparison of inventory costs to market value as the basis for determining the need for an excess or obsolete inventory reserve. Changes in market conditions, lower than expected customer demand, or changes in technology or features are also considered by management in determining whether an allowance for obsolete inventory is required. As of September 30, 2010 and 2009, management believes that no such reserve is required.

Property and Equipment

Property and equipment is stated at cost. The cost of additions and improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation of property and equipment is provided on a straight-line basis over the estimated useful lives of the assets, ranging from 3 to 5 years.

Impairment of Long-Lived Assets

The Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Derivatives

Derivative instruments are recognized as either assets or liabilities and are measured at fair value. Changes in the fair value of derivatives are recognized in earnings in the period of change.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether or not the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts payable, accrued expenses, and short-term debt. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is primarily attributed to the short maturities of these instruments. The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value.

Advertising

The cost of advertising is expensed as incurred, and included in sales and marketing expense. Total advertising costs were $8,000 and $0 for the years ending September 30, 2010 and 2009, respectively.

Revenue Recognition

Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. The Company recognizes revenue net of an allowance for estimated returns at the time of sale. The allowance for sales returns is estimated based on the Company’s historical experience. Sales taxes are presented on a net basis (excluded from revenues and costs). Shipping and handling costs billed to customers is included in net revenue and those costs not billed to customers are included in operating expenses.

Research and Development

The cost of research and development is expensed as incurred. Total research and development costs were $360,982 and $761,440 for the years ended September 30, 2010 and 2009, respectively.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Stock-Based Compensation

The costs of all employee stock options, as well as other equity-based compensation arrangements, are reflected in the consolidated financial statements based on the estimated fair value of the awards on the grant date. That cost is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). Stock compensation for stock granted to non-employees is determined as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Earnings per Share

Basic earnings per share are computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

	For the Year Ended September 30, 2010
		Weighted Average
	Income	Number of Shares	Amount per
	(Numerator)	(Denominator)	Share
Basic Earnings Per Share
Income available to common stockholders	$3,291,470	156,785,125	$0.02

Effect of Dilutive Securities
Stock options	-	969,547
Warrants	-	-
Convertible debt	744,851	29,535,774

Diluted earnings per share
Adjusted income available to common stockholders	$4,036,321	187,290,446	$0.02

For the year ended September 30, 2009, the aforementioned securities were determined to be anti-dilutive and the number of shares used to determine basic and diluted earnings per share were the same.

Recently Issued Accounting Pronouncements

In April 2010, FASB issued ASU No. 2010-13–Stock Compensation. The objective of this Update is to address the classification of an employee share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. It provides guidance on the classification of a share-based payment award as either equity or a liability. A share-based payment award that contains a condition that is not a market, performance, or service condition is required to be classified as a liability. Under Topic 718, awards of equity share options granted to an employee of an entity's foreign operation that provide a fixed exercise price denominated in (1) the foreign operation's functional currency or (2) the currency in which the employee's pay is denominated should not be considered to contain a condition that is not a market, performance, or service condition.

The amendments in this Update affect entities that issue employee share-based payment awards with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades that differs from the functional currency of the employer entity or payroll currency of the employee. The amendments affect entities that have previously considered such awards to be liabilities because of their exercise price.

The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition – Milestone Method (Topic 605), to provide guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. The amendments in the update are effective on a prospective basis for milestones achieved for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  The Company is currently assessing the future impact of this new accounting update to its financial statements.

Note 3 – Property and Equipment

Property and equipment consisted of the following at September 30, 2010 and 2009:

	2010	2009

Machinery and equipment	$38,599	$271,972
Furniture and fixtures	-	41,176
Leasehold improvements	-	1,695
Total property and equipment at cost	38,599	314,843
Less accumulated depreciation	-	(250,640)

Property and equipment, net	$38,599	$64,203

Depreciation expense for the years ended September 30, 2010 and 2009 was $18,285 and $28,444, respectively.

During the year ended September 30, 2010, the Company determined that certain property and equipment was impaired and/or no longer in use, and recognized a loss on disposition in the amount of $45,919. Property and equipment acquired during September, 2010 had not been placed in service as of September 30, 2010 and therefore no depreciation expense was recognized for such assets.

Note 4 – Accrued Expenses

Accrued expenses consisted of the following at September 30, 2010 and 2009:

	2010	2009

Accrued salaries	$77,000	$1,652,174
Advisory board compensation	-	576,000
Auto allowance accruals	-	104,785
Interest payable	256,777	407,005
Claims payable	290,000	-
Other accrued expenses	319,708	326,142

Total accrued expenses	$943,485	$3,066,106

As described in Note 10, common stock was issued to settle certain accrued expenses, and $293,401 of accrued interest was included in the conversion of notes payable into common stock described in Note 11.

Note 5– Customer Deposits

In May 2008, the Company received an order for two water filtration systems, which required a deposit. As of December 31, 2009, the Company had completed its design and manufacturing phase for one of the two filtration systems and recognized the customer deposits into revenue during the three months ended December 31, 2009. Deposits for the second unit were received during the fourth quarter of fiscal 2010. As of September 30, 2010 and 2009, customer deposits were $300,000 and $1,620,000, respectively.

Note 6 – Notes Payable – Related Parties

The Company has received advances in the form of unsecured promissory notes from stockholders in order to pay ongoing operating expenses. These notes bear interest at rates up to 10% and are due on demand. As of September 30, 2010 and 2009, such notes payable amounted to $27,000 and $107,000, respectively. Accrued interest on the notes amounted to $15,486 and $84,016 at September 30, 2010 and 2009, respectively, and is included in accrued expenses. Interest expense on these notes for the years ended September 30, 2010 and 2009, amounted to $10,308 and $11,349, respectively.

No demand for payment has been made as of September 30, 2010. During the year ending September 30, 2010, $80,000 of principal and $77,098 of accrued interest were converted into common stock as more fully described in Note 10.

Note 7 – Short-Term Promissory Notes Payable

At September 30, 2009, short term promissory notes payable amounted to $390,000. The notes bear interest at 10% per annum and are unsecured. During the year ended September 30, 2010, such notes were reclassified as convertible notes due to amendments made during the period.

Note 8 – Convertible Notes

At September 30, 2010 and 2009, convertible notes payable amounted to $1,470,776 and $1,738,194, respectively, net of discounts of $111,808 and $0, respectively. The notes bear interest at 10% - 12% per annum, and are convertible into common stock of the Company at $0.15 - $0.25 per share. The notes are due at various dates through July, 2011 and are unsecured.

During the year ended September 30, 2010, the Company issued $400,000 of convertible debentures that included warrants to purchase 2,266,667 shares of common stock at $0.25- $0.30 per share. The Company determined that the fair value of the warrants, using the method described in Note 11, amounted to $391,504 which was recorded as a debt discount. For certain notes, the Company also determined that there was a beneficial conversion feature that should be recognized, and recorded a related debt discount of $55,161 for the year ended September 30, 2010.

During the year ended September 30, 2010, the Company issued 640,000 shares of common stock valued at $555,980 in connection with the extension of the due dates for short-term promissory notes. Such shares were recorded as a debt discount.

The debt discounts described above were originally amortized over the extended terms of the related notes. As a result of the note conversions described below and in Note 10, such discounts were eliminated as a result of the conversions.

During the year ended September 30, 2010, the Company issued $145,000 of convertible debentures that are convertible into common stock of the Company at variable conversion rates that provide a fixed return to the note-holder. Under the terms of the notes, however, the Company could be required to issue additional shares in the event of default. The Company applied the provisions of ASC Topic 815, “Derivatives and Hedging” and determined that the conversion option should be bifurcated from the notes and valued separately. This conversion option has been recorded as a derivative liability, is being amortized over the terms of the related notes, and is carried at fair value in the accompanying balance sheet. During the year ended September 30, 2010, the change in the fair value of this derivative liability amounted to ($5,188).

As more fully described in Note 10, convertible note-holders owed $1,482,413 (including interest) accepted the Company’s offer to convert their debt into 26,749,403 shares of common stock during the year ended September 30, 2010.

Note 9 – Subordinated Notes

At September 30, 2010 and 2009, subordinated notes amounted to $56,615 and $482,492, respectively. Such Subordinated Debentures (which are unsecured) matured on December 31, 2008, bear interest at the rate of 10% per annum, and are subordinated to certain notes described in Note 8, above.

The Company is seeking to renegotiate the terms of these notes. The Company has not received any demand for payment on these notes.

As more fully described in Note 10, subordinated note-holders owed $480,159 (including interest) accepted the Company’s offer to convert their debt into 8,002,650 shares of common stock during the year ended September 30, 2010.

Note 10 – Note Conversions

During the year ended September 30, 2010, the Company issued 37,629,046 shares of common stock for conversion of debt in the amount of $2,071,668 (including interest). The conversions were effected as a result of the Company’s extension of an offer to substantially all of its note-holders to convert their outstanding notes, plus accrued interest, into common stock of the Company at a specific conversion price, generally $0.06 per share. Certain note-holders with rights to lower conversion prices were given the opportunity to convert their notes at proportionately reduced conversion prices. In connection with the conversion of such debt, the Company recognized a loss of $1,152,201 as more fully described in Note 11.

Note 11 – Gain on Settlement of Debt

For the years ended September 30, 2010 and 2009, gain on settlement of debt consisted of:

	2010	2009

Loss on conversion of debt	$(1,073,457)	$-
Gain on negotiated settlements	1,718,742	-
Other	85,852	3,616

Gain (loss) on settlement of debt	$731,137	$3,616

As described in Notes 8, 9 and 10, the Company converted certain notes payable into common stock during the year ended September 30, 2010, recognizing a loss of $1,073,457 as a result of the conversion.

In July 2010, Ascendiant Capital Group, LLC ("Ascendiant") sued the Company in Orange County Superior Court (later moved to Los Angeles County Superior Court) for failure to repay approximately $520,000 in debt owed by the Company to Ascendiant. This debt was incurred by the Company in the ordinary course of its business and was subsequently acquired from the original creditors by Ascendiant.  On August 18, 2010, the Company and Ascendiant entered into a Settlement Agreement pursuant to which the Company agreed to issue 4,000,000 shares of its common stock to Ascendiant in exchange for extinguishment of the claims against the Company and dismissal of the Litigation. On August 20, 2010, the presiding judge entered an Order Approving Settlement of Claim (the “Order”), pursuant to which the Settlement Agreement became binding on the Company and Ascendiant, and, on August 23, 2010, the Settlement Shares were issued to Ascendiant.

The terms and conditions of the issuance of the Settlement Shares were approved, after a hearing upon the fairness of such terms and conditions at which Ascendiant had the right to appear.  The issuance of the Settlement Shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) of such Act.

In connection with the Ascendient matter described above, as well as other negotiated settlements, the Company recognized a gain on settlement of debt in the amount of $1,718,742.

Note 12 – Warrant and Option Liability

The Company issued warrants as part of debt issuances, stock issuances, and services.  The warrants and options qualify as derivative instruments with the fair value of the warrants and options being $0 and $7,937,620 at June 30, 2010 and September 30, 2009, respectively.  The fair value was determined using the Black-Scholes option-pricing model utilizing the following assumptions:

September 30,
2009
Risk free rate of return	0.40% to 2.31%
Volatility	155% to 230%
Dividend yield	0%
Expected Term	1.45 to 4.73 years

In March, 2010, the Company received shareholder approval to increase the authorized number of commons shares which had the effect of eliminating the derivative liability.

The Company recognized a gain (loss) on the fair value of the warrant and option liability of $4,359,957 and ($631,781) for the years ended September 30, 2010 and 2009, respectively. The Company recognized a gain on the change in fair value of the beneficial conversion liability of $959,985 and $8,471,003 for the years ended September 30, 2010 and 2009, respectively.

 Note 13 – Beneficial Conversion Features Liability

Between October 17, 2006 and February 27, 2007, the Company issued 25 secured convertible promissory notes for total proceeds to the Company of $750,000 (“Convertible Notes 1”). Convertible Notes 1 could be converted into shares of the Company’s common stock at a conversion price of $0.05 per share. Convertible Notes 1 contained a provision that would automatically adjust the conversion price if equity securities or instruments convertible into equity securities were issued at a conversion price of less than $0.05.

On June 6, 2007, the Company issued 5 convertible promissory notes for a total of $86,000 (“Convertible Notes 2”).  No warrants were issued in connection with Convertible Notes 2. Convertible Notes 2 mature on December 31, 2008 and are convertible into common stock at $0.01 per share.

As a result of the issuance of Convertible Notes 2, the conversion price for Convertible Notes 1 was adjusted down from $0.05 to $0.01.  The decrease in the conversion price increased the potential dilutive shares from 15,000,000 to 75,000,000, and this subsequently increased the total outstanding and potential dilutive shares over the authorized common share limit of 150,000,000.  Because there were insufficient authorized shares to fulfill all potential conversions, the Company classified all embedded conversion options as liabilities. On August 13, 2009, the holders agreed to forever waive any reduction of the conversion price that would have occurred as a result of the issuance of Convertible Notes 2.  Therefore, the conversion rate was increased to $0.04.

As of September 30, 2009, the Company had $893,571 of convertible notes (including interest) which could be converted into 16,527,565 shares of common stock.  The Company determined the fair value of the beneficial conversion option to be $2,001,143 at September 30, 2009, using the Black-Scholes model with the following assumptions:

September 30,
2009
Risk free rate of return	0.14%
Volatility	132%
Dividend yield	0%
Expected Term	0.25 Years

In March, 2010, the Company received shareholder approval to increase the authorized number of commons shares which had the effect of eliminating the derivative liability.

Note 14 – Income Taxes

Through September 30, 2010, the Company incurred net operating losses for tax purposes of approximately $26,500,000. The net operating loss carry forward for federal and state purposes may be used to reduce taxable income through the year 2030. The availability of the Company's net operating loss carry forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock.

The gross deferred tax asset balance as of September 30, 2030 is approximately $10,250,000.  A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured.   Components of the deferred tax assets are limited to the Company’s net operating loss carryforwards, and are presented as follows at September 30:

	2010	2009
Deferred tax assets (liabilities):
Net operating loss carryforwards	$10,250,000	$9,516,000
Deferred tax assets, net	10,250,000	9,516,000
Valuation allowance	(10,250,000)	(9,516,000)

Net deferred tax assets	$-	$-

Differences between the benefit from income taxes and income taxes at the statutory federal income tax rate are as follows for years ended September 30:

	2010		2009
	Amount	Rate	Amount	Rate

Tax expense at federal statutory rate	$1,157,000	34.0%	$1,708,000	34.0%
State taxes, net of federal benefit	209,000	6.1%	301,000	6.0%
Change in warrant and option liability	(1,700,000)	-49.9%	253,000	5.0%
Change in beneficial conversion liability	(374,000)	-11.0%	(3,388,000)	-67.4%
Other	(26,000)	-0.8%	(43,000)	-0.9%
Net operating loss carryforward	734,000	21.6%	1,169,000	23.2%
Tax expense at actual rate	$-	0.0%	$-	0.0%

Note 15 – Stockholders’ Equity

Common Stock

In March, 2010, the Company received shareholder approval to increase the number of common shares authorized from 150,000,000 to 600,000,000.  As of September 30, 2010 and 2009, the Company had 217,154,741 and 148,795,946 shares of common stock issued and outstanding, respectively. As of September 30, 2009, there were 481,900 shares of common stock subject to cancellation.

During the year ended September 30, 2010, the Company issued 12,628,318 shares of common stock (valued at $1,518,334 based on closing market prices), for services and for the extension of due dates for debt described in Notes 7 through 9. The Company also issued 37,629,046 shares of common stock for conversion of debt in the amount of $2,071,668 including interest.

During the year ended September 30, 2010, the Company issued 18,583,331 shares of common stock together with warrants to purchase 9,921,666 shares of common stock, for gross proceeds of $1,115,000 ($0.06 per share). The Company paid finders’ fees of $125,000 in connection with this investment. The warrants issued are exercisable at $0.17 per share and expire five years from the date of issuance.

Stock Options

A summary of the Company’s stock option activity:

				Weighted
		Weighted		Average
		Average	Aggregate	Remaining
	Number	Exercise	Intrinsic	Contractual
	of Options	Price	Value	Life

Outstanding at October 1, 2009	19,301,316	$0.18	$287,356	3.02
Granted	5,200,000	0.09
Expired	-	-
Forfeited	-	-
Exercised	-	-
Outstanding at September 30, 2010	24,501,316	$0.13	$-	2.55

Exercisable at September 30, 2010	24,501,316	$0.13	$-	2.55

Options outstanding and exercisable as of September 30, 2010:

		Weighted		Weighted
		Average		Average
		Remaining		Remaining
Exercise	Options	Contractual	Options	Contractual
Price	Outstanding	Life	Exercisable	Life
$0.06	3,700,000	4.46	3,700,000	4.46
$0.10	4,833,650	3.23	4,833,650	3.23
$0.12	6,450,940	0.55	6,450,940	0.55
$0.15	5,583,200	3.26	5,583,200	2.22
$0.25	3,933,526	2.21	3,933,526	2.21
	24,501,316	2.55	24,501,316	2.55

During the year ended September 30, 2010, the Company granted a total of 5,200,000 options to certain officer and directors. The options vested immediately upon grant and have a term of five years. The weighted average grant-date fair value of these options was $447,277.   The fair value of these options was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

•	risk free rate of return of 1.80% – 2.59%;
•	volatility of 207 – 219%;
•	dividend yield of 0%; and
•	expected term of 5 years.

During the year ended September 30, 2010, the Company amended the terms of 2,400,000 options granted to its Chief Executive Officer and Chief Financial Officer, and 4,833,650 options granted to former Directors. The officers’ options had an original exercise price of $0.15 per share, and were re-priced to $0.06 per share. Directors’ options had original exercise prices of $0.15 - $0.25 per share and were re-priced to $0.10 per share. The Company compared the fair value of the options immediately before and immediately after the amendments, and determined that the excess fair value of $18,763 should be recorded as compensation expense.

Stock Warrants

A summary of the Company’s warrant activity:
		Weighted
		Average	Aggregate
	Number	Exercise	Intrinsic
	of Warrants	Price	Value
Outstanding at October 1, 2009	39,699,099	$0.18	$850,320
Granted	25,539,721	0.17
Expired	-	-
Forfeited	-	-
Exercised	-	-
Outstanding as of September 30, 2010	65,238,820	$0.18	$-

Exercisable as of September 30, 2010	65,238,820	$0.18	$-

Warrants outstanding and exercisable as of September 30, 2010:
			Weighted
			Average
			Remaining	Weighted Average
Exercise	Warrants	Warrants	Contractual	Exercise Price
Price	Outstanding	Exercisable	Life	Outstanding	Exercisable

$0.10	11,850,000	11,850,000	1.72	$0.10	$0.10
$0.15	2,107,667	2,107,667	4.08	$0.15	$0.15
$0.17	8,333,333	8,333,333	4.72	$0.17	$0.17
$0.18	850,000	850,000	2.29	$0.18	$0.18
$0.25	21,029,312	21,029,312	2.38	$0.25	$0.25
$0.30	6,128,787	6,128,787	2.34	$0.30	$0.30

During the year ended September 30, 2010, the Company completed offerings of $400,000 in principal amount of convertible debentures to a group of institutional and accredited investors.  As part of the above offering, the Company issued warrants to purchase 2,266,667 shares of common stock at exercise prices of $0.15 to $0.25 per share, which expire five years from date of grant. As described in Note 14, the Company also issued warrants to purchase 9,921,666 shares of common stock at an exercise price of $0.17 per share in connection with equity financing. As described in Note 10, the Company issued warrants to purchase 9,814,722 shares of common stock at exercise prices ranging from $0.06 to $0.12 per share in connection with debt conversions.

Note 16 – Commitments

Operating Lease

As of August 1, 2008, the Company entered into a 36 month lease for an industrial site consisting of approximately 12,000 square feet of administrative offices and a manufacturing facility.  Monthly lease payments for the period from August 1, 2008 through July 31, 2009 are $8,650 plus common area maintenance charges; monthly lease payments for the period from August 1, 2009 through July 31, 2010 are $8,995 plus common area maintenance charges and monthly lease payments for the period from August 1, 2010 through July 31, 2011 are $9,355 plus common area maintenance charges.  The lease agreement includes an option to extend the lease for an additional 36 months. If the option is exercised, monthly payments over the three year term would be $9,730 plus common area maintenance charges from August 1, 2011 through July 31, 2012, $10,118 plus common area maintenance charges from August 1, 2012 through July 31, 2012, and $10,523 plus common area maintenance charges from August 1, 2013 through July 31, 2014.

On December 22, 2009, the Company vacated the administrative offices and manufacturing facility. The Company has reached an agreement with the lessor relating to the future aggregate minimum annual lease payments arising from this lease agreement.

For the years ended September 30, 2010 and 2009, rent expense under this operating lease amounted to $30,495 and $117,360, respectively.

As of September 30, 2010, the Company does not have any lease commitments.

Note 17 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Through September 30, 2010, the Company has incurred cumulative losses of $25,599,067 including net income for the year ended September 30, 2010 of $3,291,470. As the Company has no cash flow from operations, its ability to transition from a development stage company to an operating company is entirely dependent upon obtaining adequate cash to finance its overhead, research and development activities, and acquisition of production equipment. It is unknown when, if ever, the Company will achieve a level of revenues adequate to support its costs and expenses. In order for the Company to meet its basic financial obligations, including salaries, debt service and normal operating expenses, it plans to sell additional units of its water treatment system, and to seek additional equity or debt financing. Because of the Company’s history and current debt levels, there is considerable doubt that the Company will be able to obtain financing. The Company’s ability to meet its cash requirements for the next twelve months depends on its ability to obtain such financing. Even if financing is obtained, any such financing will likely involve additional fees and debt service requirements which may significantly reduce the amount of cash we will have for our operations. Accordingly, there is no assurance that the Company will be able to implement its plans.

As mentioned in Notes 7, 8, and 9, the Company has short-term promissory notes, convertible notes, and subordinated debentures some of which have matured. The Company is in the process of renegotiating the terms of the notes with the note holders to extend the maturity date. If the Company is unsuccessful in extending the maturity date, the Company may not be able to continue as a going concern. The Company is continuing its efforts to obtain customers for its products, expanding its sales efforts worldwide as well as expanding the industries it targets for possible customers. The Company also has future plans for additional products, and revisions to its current products. In support of this the Company plans to hire additional personnel who have the industry experience and the training so that they can be immediately effective in the building of the Company. The Company has also made changes to its manufacturing capabilities and believes that it can effectively outsource most if not all of its engineering, design, production and service to contract manufacturers and other professional firms. This would reduce costs and improve the quality of its products. It is also continuing to seek additional investment capital in the form of debt or equity to sustain continued operations, and considering certain changes to its capital structure to become more attractive to potential investors and business partners. Last, to manage these activities the Company has hired new senior management who have the manufacturing, finance and public company experience necessary to manage the Company.

Note 18 – Supplemental Cash Flow Information

During the year ended September 30, 2010:

•	The Company issued 37,629,046 shares of common stock for in connection with the conversion of certain notes payable.

•	The Company issued 640,000 shares of common stock, having a value of $555,980, in connection with extending the due dates of certain notes payable.

•	The Company issued 11,988,318 shares of common stock for services. The fair value of the common stock on the date of issuance was $962,354.

During the year ended September 30, 2009:

•
The Company issued 7,819,419 shares of common stock for the settlement of outstanding debt in the amount of $306,139 in principal and $71,303 of accrued interest, $28,400 of late fees and penalties, and $75,000 of liquidated damages.

•
The Company issued 500,000 shares of common stock for the settlement of outstanding debt due to a related party in the amount of $7,000 in principal and $1,816 of accrued interest and also received $5,000 in cash that resulted in a loss on debt settlement of $16,184.

•	The Company issued 833,333 shares of common stock for the purchase of machinery and equipment from RJ Metal, Inc. having a value of $125,000.

•	The Company issued 1,200,139 shares of common stock for legal services having a value of $180,014. The fair value of the common stock on the date of issuance was $226,229.

Note 19 – Related Party Transactions

During the year ended September 30, 2009, the Company entered into an agreement to purchase machinery and equipment with a fair value of $125,000 from RJ Metal, Inc. The Company issued 833,333 shares of common stock for payment of the purchase of machinery and equipment. The purchase qualified as a related party transaction as the Company’s former Chief Executive Officer and director, was also a director, officer and significant stockholder of RJ Metal, Inc.

Note 20 – Subsequent Events

Settlement with Ascendiant Capital - On October 27, 2010, Ascendiant Capital Group, LLC (the “Claim Holder”) sued the Company (the “Litigation”) in Los Angeles County Superior Court (the “Court”) for failure to repay approximately $1.9 million in debt owed by the Company to the Claim Holder. This debt was incurred by the Company in the ordinary course of its business and was subsequently acquired from the original creditors by the Claim Holder. On November 24, 2010, the Company and the Claim Holder entered into a Settlement Agreement pursuant to which the Company agreed to issue 5,800,000 shares of its common stock (the “Settlement Shares”) to the Claim Holder in exchange for extinguishment of the debt and dismissal of the Litigation.  The Court approved the terms and conditions of the issuance of the Settlement Shares after a hearing upon the fairness of such terms and conditions on December 17, 2010. Accordingly, the issuance of the Settlement Shares has been exempted from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) of such Act.

Sale of Equity - The Company entered into a financing for the purchase and sale of an aggregate of 3,666,667 units at a purchase price of $0.06 per unit for a total financing of $220,000.00 (the “Financing”). The closing took place on December 13, 2010. Each unit consisted of one (1) restricted share of common stock of the Company and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by fifty percent (50%), for a total of 1,833,333 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. The investors are accredited investors with no relationship to the Company other than as an investor in the Financing.

Amendment to Employment Contracts - Effective January 1, 2011 we amended our employment agreements with James R. Currier (our Chief Executive Officer) and with David R. Wells (our President and Chief Financial Officer). We have agreed to increase the base pay to each of Mr. Currier and Mr. Wells a salary from $180,000 per year to $200,000 per year for calendar 2011, and have agreed to further adjustments in 2012 and 2013 targeted at $225,000 and $250,000 respectively.  Each of Mr. Currier and Mr. Wells will be eligible to receive a performance bonus at the discretion of the Board, which, if granted, will be payable either in cash or shares of Common Stock at a price equal to 80% of the VWAP for the applicable period.  We also have granted to each executive an option to purchase 1,000,000 shares of our common stock at a price of $0.07 per share, and 1,000,000 shares of our common stock at a price of $0.09 per share, and 1,000,000 shares of our common stock at a price of $0.12 per share, and 1,000,000 shares of our common stock at a price of $0.15 per share, all of which vest immediately upon receipt.

Shares of Common Stock

Sionix Corporation

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PROSPECTUS

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Northland Capital Markets

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

Amount
SEC registration fee		$1393
FINRA fee		1700
Printing fees			*
Legal fees			*
Accounting fees and expenses			*
Miscellaneous			*
Placement agent fees and expenses
Total	$		*
______
* To be filed by amendment

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law generally permits us to indemnify our directors, officers and employees. Pursuant to the provisions of Nevada Revised Statutes 78.7502, a corporation may indemnify its directors, officers and employees as follows:

(a)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions and Other Arrangements of the Registrant

Article 5 of our articles of incorporation provides for the indemnification of any and all persons who serve as our director or officer to the fullest extent permitted under Nevada law.  We currently carry directors’ and officers’ liability insurance covering our directors and officers.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the registrant has issued and sold the following unregistered securities:  The number of securities issued and the price have not been adjusted to reflect the 1-for-      reverse stock split that we plan to effect.

From January 3, 2008 through January 25, 2008, we sold and issued in a private placement (the “January 2008 Private Placement”) $425,000 in aggregate principal amount of our Subordinated 10% Debentures (each, a “Debenture”, collectively, the “Debentures”) along with warrants to purchase an aggregate of 850,000 shares of our common stock at an exercise price of $0.18per share (the “Warrants”). The January 2008 Private Placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

On February 20, 2008 we issued 227,273 shares of our common stock to holders of $50,000 in face value of our Bridge Notes. We relied on section 3(a)(9) of the Securities Act of 1933 in issuing these securities, and the common stock was issued in connection with a conversion of the notes, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On May 28, 2008 we completed an offering of units consisting of Common Stock and warrants to purchase Common Stock to a group of institutional and accredited investors. The warrants have an exercise price of $0.10 and expire 3 years from the date of issuance. We sold a total of 7,500,000 units at a price of $0.10 per unit for gross proceeds of $750,000. We relied on section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees made representations that they were accredited investors.

During the three months ended June 30, 2008, we issued 10,163,796 shares of Common Stock in exchange for $724,667 in principal amount and $74,586 in interest owed to seventeen holders of our convertible notes. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the notes were exchanged by us with our existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On July 29, 2008, we sold and issued in a private placement (the “July 2008 Private Placement”) $1,000,000 in aggregate principal amount of our 12% Convertible Debentures (each, a “Debenture”, collectively, the “Debentures”) along with warrants to purchase an aggregate of 1,000,000 shares of our common stock (the “Warrants”).  The Debentures had a one year maturity, and the Warrants a term of five years, exercisable at $0.30 per share.  The July 2008 Private Placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

On October 9, 2008, we issued 600,139 shares of common stock to our legal counsel, Richardson & Patel LLP, for the payment of legal services having a value of $126,029.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities in a non-public offering inasmuch as we did not engage in general solicitation or advertising in making this offering and sale, the recipient had access to information that registration would otherwise provide.

On October 13, 2008, we issued 833,333 shares of common stock to RJ Metal for the payment of property and equipment having a value of $125,000.  RJ Metal at the time this transaction occurred was controlled by Rodney Anderson, then one of our directors, and his son who was and continues to be an employee of Sionix. We relied on section 4(2) of the Securities Act of 1933 to issue the securities in a non-public offering inasmuch as we did not engage in general solicitation or advertising in making this offering and the offeree had effective access to the information that registration would otherwise provide.

During the three months ended December 31, 2008, we issued 494,930 shares of common stock in exchange for $40,000 in principal amount and $1,797 in interest owed to holders of our convertible notes. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the notes were exchanged by us with our existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On January 19, 2009, we issued 166,666 shares of common stock in exchange for $25,000 in principal owed to holders of our convertible notes. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On February 17, 2009, we issued 200,000 shares of common stock in exchange for $30,000 in principal owed to holders of our convertible notes. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On February 24, 2009, we issued 1,000,000 shares of common stock in exchange for $150,000 in principal owed to holders of our convertible notes. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On March 25, 2009, we issued 2,129,600 shares of common stock in exchange for $18,000 in principal and $3,301 in accrued interest owed to holders of our convertible notes. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On March 30, 2009, we issued 2,123,025 shares of common stock in exchange for $5,000 cash, $7,000 in principal, $1,816 in accrued interest, $75,000 of liquidated damages, and $28,400 of late fees owed to holders of our convertible notes. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the common stock for principal, interest, liquidated damages and late fees inasmuch as the shares were issued in exchange for indebtedness held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cash in a non-public offering, as the common stock was issued without any form of general solicitation or general advertising and the purchasers were accredited investors.

On March 30, 2009, we issued options to three (3) individuals to purchase a total of 3,833,650 shares of our Common Stock at $0.15 per share.  The options expire five (5) years from the date of grant.  We relied on section 4(2) of the Securities Act of 1933 to issue the options, as the options were issued without any form of general solicitation or general advertising and the each of the acquirers had access to the information that registration would otherwise provide.

On May 11, 2009, we issued 290,798 shares of common stock in exchange for $11,632 in accrued interest owed to holders of our convertible notes. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On May 20, 2009, we issued 300,000 shares of common stock in exchange for $12,000 in principal owed to holders of our convertible notes. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On June 10, 2009, we issued 600,000 shares of common stock in exchange for $120,000 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in a non-public offering, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On June 15, 2009, we issued 964,400 shares of common stock in exchange for $8,000 in principal and $1,638 in accrued interest owed to holders of our convertible notes. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On July 15, 2009 and August 11, 2009, we borrowed a total $150,000 from Trillium Partner LP and MKM Capital. The loans are evidenced by two promissory notes and mature 90 days from the date of the notes. As consideration for the loans, we issued a total of 300,000 shares of common stock to these lenders. The notes accrue interest at the rate of 10% per annum until the principal amount and all accrued interest is repaid.  There is no prepayment penalty associated with the notes. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make a non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

During December 2009, we completed an offering of $240,000 in principal amount of convertible debentures to a group of institutional and accredited investors. The 10% Convertible Debentures mature on various dates beginning in May 2010 through June 2010 or sooner if declared due and payable by the holder upon the occurrence of an event of default, and bear interest at the rate of 10% per annum. The debentures will be convertible into common stock at a conversion price of $0.15 per share from and after such time as the authorized common stock is increased in accordance with applicable federal and state laws. As part of the above offering, we issued warrants to purchase 1,000,000 shares of common stock at exercise price of $0.25 per shares. The warrants have a term of five years and begin to expire in July 2013. We relied on Section 4(2) of the Securities Act of 1933 to issue the shares in a non-public offering inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees were accredited investors.

In January and February, 2010, we issued 203,000 shares of common stock in exchange for $20,000 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cash in a non-public offering, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

In February and March, 2010, we issued 440,000 shares of common stock to various noteholders in return for their agreement to extend the expiration of their notes. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, in this non-public offering as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On April 28, 2010 we borrowed $75,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933 to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On May 25, 2010, we issued 2,792,537 shares of common stock in exchange for $251,328 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cash in a non-public offering, as the common stock was issued in a non-public offering without any form of general solicitation or general advertising and the acquirers were accredited investors.

On May 25, 2010 we borrowed $35,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933, to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On June 22, 2010, we issued 8,333,333 shares of common stock together with warrants to purchase 8,333,333 shares of common stock, for gross proceeds of $500,000. We relied on Section 4(2) of the Securities Act of 1933 to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On June 23, 2010, we issued 360,013 shares of common stock for conversion of debt in the amount of $54,518 (including interest). We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On June 23, 2010, we issued 458,680 shares of common stock to various noteholders in return for their agreement to extend the expiration of their notes. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On June 23, 2010, we issued 2,577,520 shares of common stock in exchange for $226,202 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of indebtedness in a non-public offering, as the common stock was issued in a non-public offering without any form of general solicitation or general advertising and the acquirers were accredited investors.

On July 16, 2010, we issued 200,000 shares of common stock in exchange for $16,000 of future services.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock as consideration for the services, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On July 29, 2010, we issued 1,346,511 shares of common stock in exchange for $94,256 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of this indebtedness, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On August 13, 2010, we entered into a financing with nine investors for the purchase and sale of an aggregate of 6,833,331 units at a purchase price of $0.06 per unit for a total financing of $410,000. Each unit consisted of one restricted share of common stock and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 3,416,664 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933 to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation. In conjunction with this offering, which was completed in December 2010, we issued to a registered broker-dealer, a five year warrant for the purchase of 2,125,000 shares of common stock with an exercise price of $0.06.

On August 18, 2010, Sionix and Ascendiant Capital Group, LLC (“Ascendiant”) entered into a Settlement Agreement pursuant to which we agreed to issue 4,000,000 shares of our common stock to Ascendiant in exchange for extinguishment of the claims against us and dismissal of the Litigation. On August 20, 2010, the presiding judge entered an Order Approving Settlement of Claim, pursuant to which the Settlement Agreement became binding on Sionix and Ascendiant, and, on August 23, 2010, the Settlement Shares were issued to Ascendiant. The terms and conditions of the issuance of the Settlement Shares were approved, after a hearing upon the fairness of such terms and conditions at which Ascendiant had the right to appear.  The issuance of the Settlement Shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) of such Act.

On August 30, 2010, we entered into a financing with five (5) investors for the purchase and sale of an aggregate of 3,416,665 units at a purchase price of $0.06 per unit for a total financing of $205,000. Each unit consisted of one restricted share of common stock and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 1,708,332 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On September 9, 2010 we borrowed $35,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933to make this non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On September 24, 2010, we issued 250,000 shares of common stock in exchange for $12,500 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of this indebtedness, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

During the year ended September 30, 2010, we issued 37,629,046 shares of common stock for conversion of debt in the amount of $2,071,668 (including interest). The conversions were effected as a result of extension of an offer to substantially all of its note-holders to convert their outstanding notes, plus accrued interest, into common stock at a specific conversion price, generally $0.06 per share. We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in conversion of debt in a non-public offering, as the common stock was issued in a non-public offering without any form of general solicitation or general advertising and the acquirers were accredited investors.

On October 13, 2010, we entered into a financing with nine investors for the purchase and sale of an aggregate of 6,683,334 units at a purchase price of $0.06 per unit for a total financing of $401,000. Each unit consisted of one restricted share of common stock and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 3,341,667 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make the non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

In November and December, 2010, we issued 3,597,932 shares of common stock for conversion of debt in the amount of $191,255 (including interest). We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock in a non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On December 7, 2010, we issued 3,747,004 shares of common stock in exchange for $151,529 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of this indebtedness, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On December 13, 2010, we entered into a financing with three investors for the purchase and sale of an aggregate of 3,666,667 units at a purchase price of $0.06 per unit for a total financing of $220,000. Each unit consisted of one restricted share of common stock and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 1,833,333 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make the non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On December 21, 2010, we issued 1,000,000 shares of common stock in exchange for $39,000 of future services.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for these services, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On November 24, 2010, we entered into an additional Settlement Agreement with Ascendiant pursuant to which we agreed to issue 5,800,000 shares of its common stock to Ascendiant in exchange for extinguishment of the claims against us and dismissal of the litigation. On December 17, 2010, the presiding judge in the Litigation entered an Order Approving Settlement of Claim, pursuant to which the Settlement Agreement became binding on Sionix and Ascendiant, and, on December 17, 2010, the Settlement Shares were issued to Ascendiant.  The terms and conditions of the issuance of the Settlement Shares were approved, after a hearing upon the fairness of such terms and conditions at which Ascendiant had the right to appear.  The issuance of the Settlement Shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) of such Act.

On January 11, 2011 we borrowed $65,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make the offerings inasmuch as the securities were issued in a non-public offering to accredited investors only without any form of general solicitation.

On April 4, 2011 we borrowed $35,000 from Asher Enterprises, Inc.  The loan is evidenced by a promissory note and matures 270 days from the issuance date.  The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower.  The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note.  We relied on Section 4(2) of the Securities Act of 1933to make this non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On April 6, 2011, we completed a private placement in which we sold and issued 21,191,685 units of our securities to 22 accredited investors at a purchase price of $0.06 per unit, for aggregate gross proceeds of $1,271,501.12.  Each unit consisted of one (1) share of common stock and included 50% warrant coverage such that each investor received a warrant to purchase a number of shares of common stock equal to 50% of the number of units purchased by the investor, for a total of 10,595,843 shares of common stock issuable upon exercise of the investor warrants.  The warrants are valid for a period of five years from the closing date and are exercisable at a price of $0.17 per share.  The investors were existing stockholders or otherwise had a pre-existing relationship with us prior to this offering.  In connection with the offering, we issued to a registered broker-dealer, a five year warrant for the purchase of up to 1,637,500 shares of common stock at an exercise price of $0.06 per share, and a placement fee in the amount of $100,000 in cash.  The issuance of the units and the warrant to the broker-dealer were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

In April 2011 we reduced the exercise price of a warrant issued to customer in connection with a settlement we entered into with the customer.  The per share exercise price of the warrant was reduced from $0.17 to $0.07.  We relied on Section 3(a)(9) of the Securities Act as providing an exemption from registering the issuance of the warrant as modified inasmuch as the modified warrant was issued to an existing security holder exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting the modification.

On May 19, 2011 we borrowed $55,000 from Asher Enterprises, Inc.  The loan is evidenced by a promissory note and matures 270 days from the issuance date.  The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower.  The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note.  We relied on Section 4(2) of the Securities Act of 1933to make this non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On September 16, 2011 we borrowed $40,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933, to make this offering in as much as the securities were issued to an accredited investor without any form of general solicitation.

           For the quarter ended June 30, 2011 we issued 15,882,249 shares of common stock for conversion of debt in the amount of $801,991 (including interest). We relied on Section 3(a)(9) of the Securities Act as providing an exemption from registering the issuance of these shares of common stock under the Securities Act inasmuch as the conversion was made with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

EXHIBITS

No.	Description

2.1	Agreement and Plan of Merger dated July 1, 2003 (1)
3.1	Amended and Restated Articles of Incorporation (1)
3.1.1	Certificate of Amendment to Articles of Incorporation *
3.2	Bylaws (1)
5.1	Legal Opinion of Richardson & Patel LLP **
10.1	Form of Securities Purchase Agreement, dated as of June 18, 2007, between the registrant and certain investors (2)
10.2	Form of Convertible Debenture, dated as of June 18, 2007, issued by the registrant to certain investors. (2)
10.3	Form of Registration Rights Agreement, dated as of June 18, 2007, between the registrant and certain investors (2)
10.4	Form of Warrant, dated as of June 18, 2007, issued by the registrant to certain investors. (2)
10.5	Termination Agreement dated March 14, 2008 between the registrant and the shareholders of RJ Metal (4)
10.6	Indemnification Agreement between the registration and Richard H. Papalian (3)
10.7	Notice of Grant of Stock Option to David Ross (5)
10.8	Stock Option Agreement between the registrant and David Ross (5)
10.9	Notice of Grant of Stock Option to Rodney Anderson (5)
10.10	Stock Option Agreement between the registrant and Rodney Anderson (5)
10.11	Form of Securities Purchase Agreement for 12% Convertible Debentures (6)
10.12	Sionix Corporation 12% Convertible Debenture due July 29, 2009 (6)
10.13	Form of Common Stock Purchase Warrant dated July 29, 2008 (6)
10.14	Form of Unit Offering Securities Purchase Agreement (7)
10.15	Form of Common Stock Purchase Warrant (7)
10.16	Amended and Restated Promissory Notes with Calico Capital Management LLC, BRAX Capital LLC and Gene Salkind (8)
10.17	Second Amended and Restated Convertible Promissory Notes dated March 17, 2008 with Calico Capital Management LLC, BRAX Capital LLC and Gene Salkind (9)
10.18	Form of Securities Purchase Agreement for 10% Debentures (10)
10.19	Form of Subordinated 10% Debenture (10)
10.20	Form of Common Stock Purchase Warrant (10)
10.21	Consulting Agreement dated February 21, 2008 between the registrant and John H. Foster, Ph.D. (11)
10.22	Notice of Grant of Stock Option to John H. Foster (11)
10.23	Stock Option Agreement between the registrant and Dr. John H. Foster (11)
10.24	Consulting Agreement dated February 21, 2008 between the registrant and Dr. W. Richard Laton(11)
10.25	Notice of Grant of Stock Option (11)
10.26	Stock Option Agreement between the registrant and Dr. W. Richard Laton (11)
10.27	Letter Agreement dated October 14, 2008 between the registrant and RJ Metal (5)
10.28	Waiver and Amendment Agreement dated August 13, 2009 between the registrant and all current and past holders of Secured Convertible Promissory Notes issued by the registrant (12)

10.29	Waiver, Consent and Securities Modification Agreement dated October 22, 2009 by and among the registrant and investors who hold debentures and warrants issued by the registrant (13)
10.30	Waiver and Amendment #2 to Debenture dated August 23, 2011 between the registrant and Bernard Brogan *
10.31	Employment Agreement dated December 16, 2009 between the registrant and James R. Currier (14)
10.32	Employment Agreement dated December 16, 2009 between the registrant and David R. Wells (14)
10.33	Form of Securities Purchase Agreement for December 2009 10% Debentures(14)
10.34	Form of Subordinated 10% Debenture (14)
10.35	Form of Common Stock Purchase Warrant (14)
10.36	Settlement Agreement dated August 18, 2010 between the registrant and Ascendiant Capital Group, LLC (15)
10.37	Form of Securities Purchase Agreement entered into on December 13, 2010 (16)
10.38	Form of Warrant Agreement entered into on December 13, 2010 (16)
10.39	Employment Agreement effective January 1, 2011 between the registrant and James R. Currier (16)
10.40	Employment Agreement effective January 1, 2011 between the registrant and David R. Wells (16)
10.41	Form of Securities Purchase Agreement entered into on April 6, 2011 (17)
10.42	Form of Warrant Agreement entered into on April 6, 2011 (17)
10.43	Purchase Agreement dated August 6, 2010 between the registrant and Wenning Poultry, Inc.(18)
10.44	Addendum #1 to the August 6, 2010 Purchase Agreement between Wenning Poultry, Inc. and the registrant (18)
10.45	Form of Stock Purchase Agreement **
10.46	Placement Agent Agreement by and among the registrant and Northland Securities, Inc. **
10.47	Letter Agreement between the registrant and Northland Securities, Inc. dated September 23, 2011**
10.48	Supply Agreement dated May 3, 2010 with PERC Water Corporation *
10.49	Form of Placement Agent Warrants **
23.1	Consent of Kabani & Company *
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1)**
________________
*Filed herewith.
**To be provided by amendment.

(1)	Incorporated by reference to registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on July 15, 2003.
(2)	Incorporated by reference to registrant's Quarterly Report on Form 10-QSB, file no. 002-95626-D, filed with the Commission on August 14, 2007.
(3)	Incorporated by reference to registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on December 20, 2007.
(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on March 17, 2008.
(5)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on October 23, 2008.
(6)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on July 30, 2008.
(7)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on May 29, 2008.
(8)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on January 28, 2008.
(9)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on March 24, 2008.
(10)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on March 3, 2008.
(11)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on February 25, 2008.
(12)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on August 18, 2009.
(13)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on November 12, 2009.
(14)	Incorporated by reference to the registrant’s Annual Report on Form 10-K, file no. 002-95626-D, filed with the Commission on January 13, 2010.
(15)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on August 23, 2010.
(16)	Incorporated by reference to the registrant's Registration Statement on Form S-1 filed with the Commission on March 10, 2011.
(17)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on April 8, 2011.
(18)
Incorporated by reference to the registrant’s Registration Statement on Form S-1 originally filed with the Commission on March 10, 2011 and subsequently amended on March 21, 2011, April 26, 2011, May 12, 011, May 18, 2011 and May 20, 2011.

Item 17. Undertakings.

The undersigned registrant hereby undertakes that:

1.
For determining liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

2.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

3.
For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to trustees, directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 of this registration statement, or otherwise (other than insurance), the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on September 27, 2011.

SIONIX CORPORATION

By:	/s/ James R. Currier
James R. Currier,
Chief Executive Officer (Principal Executive Officer)

By:	/s/ David R. Wells
David R. Wells,
President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James R. Currier	Chief Executive Officer and Chairman	September 27, 2011
James R. Currier

/s/ David R. Wells	President, Chief Financial Officer and Director	September 27, 2011
David R. Wells

/s/ James W. Alexander	Director	September 27, 2011
James W. Alexander

/s/ Frank Power	Director	September 27, 2011
Frank Power

/s/ Johan Perslow	Director	September 27, 2011
Johan Perslow